AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2006

                           Registration No. 333-124283

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   __________

                                    FORM SB-2
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                   __________

                           DYNAMIC LEISURE CORPORATION
                     (FORMERLY KNOWN AS DYNECO CORPORATION)
                 (Name of Small Business Issuer in Its Charter)

           Minnesota                4700 (formerly 8711)         41-1508703
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Number)    Identification No.)

                             5680A W. Cypress Street
                                 Tampa, FL 33607
                                 (813) 877-6300
          (Address and Telephone Number of Principal Executive Offices)
                                   __________

                          Daniel G. Brandano, President
                             5680A W. Cypress Street
                                 Tampa, FL 33607
                                 (813) 877-6300
            (Name, Address and Telephone Number of Agent For Service)

                                 With Copies to
                                Crone Rozynko LLP
                        101 Montgomery Street, Suite 1950
                             San Francisco, CA 94104
                                   __________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

         EXPLANATORY NOTE CONCERNING THIS POST-EFFECTIVE AMENDMENT NO. 2

         This post-effective amendment to the Registration Statement filed on Form SB-2 and originally effective on May 6, 2005 is being filed pursuant to the Company's undertaking to file a post-effective amendment when subsequent events may represent a fundamental change in the information set forth in the registration statement and incorporates changes requested through comments made by the Securities and Exchange Commission in May 2006. This amendment gives effect to and describes our stock exchange with Dynamic Leisure Group, a 1:30 reverse stock split, and our new plan of operations and business direction. This amendment also updates our financial information through the second quarter of 2006 (consistent with our Form 10-QSB filed August 21, 2006). Additional revisions are made as necessary to provide updated information. It should be noted that no new shares are being registered hereby, and the Company shall receive no revenues from shares of stock sold hereunder.

         NOTE REGARDING REVERSE STOCK SPLIT, SHARE QUANTITIES AND PRICES

         Due to a 1:30 reverse stock split effective at close of business on March 3, 2006, all stock and warrant prices and quantities (including historical transactions) are stated herein in post-split prices and quantities.


                                 CALCULATION OF REGISTRATION FEE

                                                 Proposed           Proposed
       Title of Each                              Maximum            Maximum          Amount of
    Class of Securities        Amount to be   Offering Price        Aggregate       Registration
      to be Registered          Registered    Per Security(1)   Offering Price(1)      Fee(1)
----------------------------   ------------   ---------------   -----------------   ------------
Common Stock, par value
$.01 per share .............      15,000        $  3.00 (2)        $  45,000.00       $   5.30

Common Stock, par value
$.01 per share, underlying
convertible notes ..........      163,500       $  3.00 (3)        $ 490,500.00       $  57.73

Common Stock, par value
$.01 per share, underlying
warrants ...................      109,000       $  4.31 (3)        $ 470,062.50       $  55.33

Common Stock, par value
$.01 per share, underlying
warrants ...................      50,000        $  7.50 (3)        $ 375,000.00       $  44.14

Common Stock, par value
$.01 per share, underlying
warrants ...................      100,000       $  3.00 (3)        $ 300,000.00       $  35.31

Common Stock, par value
$.01 per share, underlying
warrants ...................       7,500        $  4.50 (3)        $  33,750.00       $   3.97
                                                                                      --------

Total Registration Fee .....                                                          $ 201.78*
                                                                                      ========

* This Registration Fee was paid along with the original filing of the Registration Statement in 2005.
----------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Fee computed based upon the higher of the conversion price of the notes and the average of the closing bid and asked prices for the common stock within five trading days prior to filing the registration statement.

(3) Fee computed based upon the higher of the exercise price of the warrants and the average of the closing bid and asked prices for the common stock within five trading days prior to filing the registration statement.

Pursuant to Rule 416, this registration statement also covers such additional number of common shares as may be necessary to prevent dilution resulting from stock splits, stock dividends or similar transactions attributable to the securities being registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                    Subject to Completion, September 13, 2006

                                   PROSPECTUS

                           DYNAMIC LEISURE CORPORATION
                     (FORMERLY KNOWN AS DYNECO CORPORATION)

                         445,000 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to an aggregate of 445,000 shares of our common stock, 15,000 shares of which have been issued and are outstanding, 163,500 shares are issuable upon conversion of outstanding convertible promissory notes, and 266,500 shares are issuable upon exercise of outstanding warrants. The selling security holders listed on page 16 may sell these shares from time to time. We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from sales of shares by the selling stockholders.

         The selling security holders may sell all or any portion of the shares for their own account from time to time in one or more transactions through brokers or dealers at market prices then prevailing, in underwritten transactions at prices related to then-current market prices, or in individually negotiated transactions at such prices as may be agreed upon. See page 17, "Plan of Distribution."

         We will pay all expenses in connection with the registration of the shares under the Securities Act of 1933, as amended, including the preparation of this prospectus. See page 17, "Plan of Distribution."

         Our common stock is traded on the over-the-counter bulletin board under the symbol "DYLI." As of September 12, 2006, the last trade for our common stock was $1.00 per share.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is _______, 2006

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus ..................................................       1

Forward-Looking Statements .............................................       1

Note Regarding Reverse Stock Split, Share Quantities and Prices ........       1

Prospectus Summary .....................................................       2

Risk Factors ...........................................................       6

Use of Proceeds ........................................................      16

Selling Security Holders ...............................................      16

Plan of Distribution ...................................................      19

Legal Proceedings ......................................................      21

Directors, Executive Officers, Promoters and Control Persons ...........      21

Security Ownership of Certain Beneficial Owners and Management .........      24

Description of Securities ..............................................      26

Interest of Named Experts and Counsel ..................................      28

Description of Business ................................................      29

Management's Discussion and Analysis or Plan of Operation ..............      37

Description of Property ................................................      46

Certain Relationships and Related Transactions .........................      47

Market for Common Equity and Related Stockholder Matters ...............      48

Executive Compensation .................................................      53

Changes in and Disagreements with Accountants on Accounting and
 Financial Disclosure ..................................................      53

Financial Statements ...................................................     F-1

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the Management's Discussion and Analysis or Plan of Operation, contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements.

         Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "project," "contemplate," "would," "should," "could," or "may."

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect unanticipated events that may occur.

         Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".

         NOTE REGARDING REVERSE STOCK SPLIT, SHARE QUANTITIES AND PRICES

         Due to a 1:30 reverse stock split effective at close of business on March 3, 2006, all stock and warrant prices and quantities (including historical transactions) are stated herein in post-split prices and quantities.

                      SUMMARY INFORMATION AND RISK FACTORS

         You should read the following summary together with the more detailed information regarding us and the securities being offered for sale by means of this prospectus and our financial statements and notes to those statements appearing elsewhere in this prospectus. This summary highlights information contained elsewhere in this prospectus.

         In this prospectus, unless the context requires otherwise, references to the "Company", "Dynamic", "we", "us" and "our" are to Dynamic Leisure Corporation, formerly known as DynEco Corporation, and its wholly-owned subsidiaries, DynEco International, Inc., Dynamic Leisure Group North America, Inc., Dynamic Leisure Europe Limited (currently inactive), Changes in L'Attitudes, Inc., Island Resort Tours, Inc., and International Travel and Resorts, Inc.

THE COMPANY

         Historically, our Company devoted its business efforts to the development of high-efficiency compressors and pumps with potential commercial applications. In 2005, the Company defaulted on certain loans, had no revenue from existing operations, had limited financial resources, and was in danger of ceasing operations. However, on January 13, 2006, the Company entered into a Stock Exchange Agreement with Dynamic Leisure Group, Inc., now known as Dynamic Leisure Group North America, Inc., and as a result the Company is now focused on the leisure travel industry under the name Dynamic Leisure Corporation. In March 2006, the Company's common stock underwent a 1:30 reverse stock split in an effort to make the stock more attractive to investors.

         Since January 2006, the Company has proceeded to follow a plan of strategic acquisitions in the travel industry. On February 8, 2006, the Company acquired Changes in L'Attitudes, Inc., a Largo, Florida online leisure travel company. On March 6, 2006, the Company acquired Island Resort Tours, Inc. and International Travel and Resorts, Inc., two New York-based wholesale tour operators.

         The Company's strategy focuses on the 2006 acquisition and integration of key assets in the leisure travel industry to provide an ongoing business base, leading to organic growth through development of our human and technological resources, including the implementation of the proprietary TourScape dynamic packaging travel software. The Company intends to continue its growth in 2007 by continuing focus on the leisure travel markets of the Caribbean, Florida, Las Vegas, Hawaii, Mexico and Europe, expanding its destinations to Central and Southern America, and developing a more prominent Internet presence.

         This Prospectus is being amended to provide investors with a current understanding of the Company's business efforts.

         Our executive offices are located at 5680A W. Cypress Street Tampa, Florida 33607, and our telephone number there is (813) 877-6300.

THE OFFERING

         This prospectus covers the sale of a total of 445,000 shares of our common stock by selling security holders. Of those shares covered by this prospectus, 15,000 shares have been issued and are currently outstanding, 163,500 shares are issuable upon conversion of outstanding convertible promissory notes, and 266,500 shares are issuable upon exercise of outstanding warrants. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the sale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:

   Outstanding Prior to this Offering ..  11,298,174 shares as of August 31,
                                          2006.

   Outstanding After this Offering .....  11,298,174 shares as of August 31,
                                          2006, including 445,000 shares the
                                          sale of which is covered by this
                                          prospectus issuable upon the exercise
                                          of outstanding promissory notes and
                                          warrants. The promissory notes are
                                          convertible at $3.00 per share,
                                          subject to adjustment. The warrants
                                          are exercisable at prices ranging from
                                          $3.00 per share to $7.50 per share,
                                          subject to adjustment.

   Common Stock Reserved: ..............  104,539 shares issuable on exercise of options (including options that have
                                          been granted and options that may be
                                          granted under our equity compensation
                                          plans), 4,649,801 shares issuable upon
                                          conversion of promissory notes
                                          (163,500 shares covered by this
                                          prospectus), and 4,746,491 shares
                                          issuable upon exercise of outstanding
                                          warrants (including warrants to
                                          purchase 266,500 shares the sale of
                                          which is covered by this prospectus).
                                          The promissory notes are convertible
                                          at $3.00 per share, subject to
                                          adjustment. The warrants are
                                          exercisable at prices ranging from
                                          $3.00 per share to $7.50 per share,
                                          subject to adjustment.

OTC BULLETIN BOARD SYMBOL ..............  DYLI

REGISTRATION RIGHTS ....................  We originally filed the registration statement of which this prospectus is
                                          a part pursuant to a Subscription
                                          Agreement, dated as of March 2, 2005,
                                          between us and two selling security
                                          holders. The Subscription Agreement
                                          required us to use our reasonable best
                                          efforts to file the registration
                                          statement by April 29, 2005 and to
                                          have the registration statement
                                          declared effective not later than the
                                          sooner of July 29, 2005 or ninety days
                                          after the effective date thereof. The
                                          registration statement was filed on
                                          April 22, 2005 and was originally
                                          declared effective on May 6, 2005.

                                          Had we not conformed to registration
                                          requirements of the Subscription
                                          Agreement, we would have owed cash
                                          liquidated penalties. For more
                                          information regarding the Subscription
                                          Agreement, see "Exhibit 10.11."

                                          As of January 13, 2006, we entered
                                          into a Modification and Waiver
                                          Agreement between the same two selling
                                          shareholders, pursuant to which we
                                          filed a Post-Effective Amendment to
                                          the Registration Statement on April
                                          13, 2006, and we are required to
                                          cause the Amendment to be declared
                                          effective by the SEC not later than
                                          sixty (60) days thereafter, or else
                                          liquidated damages may ensue. We are
                                          currently in negotiations with the
                                          selling security holders regarding
                                          these potential liquidated damages.
                                          For more information regarding the
                                          Modification and Waiver Agreement, see
                                          Exhibit 10.17.

RISK FACTORS ...........................  See "Risk Factors" beginning on page 6 and other information set forth in
                                          this prospectus for a discussion of
                                          factors that you should carefully
                                          consider before deciding to invest in
                                          the shares of our common stock.

PLAN OF DISTRIBUTION ...................  The shares of common stock offered for sale may be sold by the selling
                                          security holders pursuant to this
                                          prospectus in the manner described
                                          under "Plan of Distribution" on page
                                          19.

SELECTED FINANCIAL DATA

         The following summary of our financial information for the period from May 16, 2005 (Inception) to December 31, 2005 for Dynamic Leisure Group, the accounting acquirer and, effectively, the registrant and for the years ended December 31, 2005 and 2004 for DynEco Corporation has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus.

Dynamic Leisure Group, Inc.
                                                       The Period Ended
                                                       December 31, 2005
                                                       -----------------
Revenues ........................................         $        0

Cost of Revenues ................................         $        0

Operating expenses ..............................         $   455,954

Net (loss) ......................................         $  (485,314)

Net (loss) per share ............................         $     (0.47)

                                                       December 31, 2005
                                                       -----------------
         Working capital deficit ................         $ 1,126,287

         Current liabilities ....................         $ 1,164,986

         Total liabilities ......................         $ 1,164,986

         Shareholders' deficit ..................         $   477,814

DynEco Corporation
                                                       Years Ended December 31,
                                                       -------------------------
                                                          2005           2004
                                                       ----------     ----------
Revenues ........................................      $        0     $ 286,900

Cost of Revenues ................................      $        0     $  16,096

Operating expenses ..............................      $  497,698     $ 670,213

Net (loss) ......................................      $ (603,773)    $(434,523)

Net (loss) per share ............................      $    (0.54)    $   (0.39)

                                                       December 31, 2005
                                                       -----------------
         Working capital deficit ................         $ 1,111,143

         Current liabilities ....................         $ 1,111,143

         Total liabilities ......................         $ 1,245,862

         Shareholders' deficit ..................         $ 1,183,489

The following is a summary of the financial information for three and six months ending June 30, 2006 for Dynamic Leisure Corporation. It has been derived from and should be read in conjunction with our unaudited quarterly financial statements included elsewhere in this prospectus. Prior year comparison information is not presented since the inception date of Dynamic Leisure Group, Inc. was May 16, 2005.

                                   DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)
                                               For the Three    From Inception     For the Six    From Inception
                                                Months Ended    (May 16, 2005)    Months Ended    (May 16, 2005)
                                               June 30, 2006   To June 30, 2005   June 30, 2006   To June 30, 2005
                                               -------------   ----------------   -------------   ----------------
Total Revenues ..............................   $ 1,904,547      $         -       $ 2,997,045      $         -

Cost of revenues ............................     1,340,248                -         2,157,572                -

  Gross Profit ..............................       564,299                -           839,473                -

Operating Expenses
  General and administrative ................     1,454,825           49,825         2,281,340           49,825
  Depreciation and amortization Expense .....        80,048                -            84,561                -

    Total Operating Expenses ................     1,534,873           49,825         2,365,901           49,825
                                                -----------      -----------       -----------      -----------

    Loss from Operations ....................      (970,574)         (49,825)       (1,526,428)         (49,825)

Other (Income) Expense
  Interest income ...........................        (6,557)               -           (13,042)               -
  Interest expense ..........................     1,002,449              115         2,184,895              115
  Loss on extinguishment of debt ............             -                -           208,452                -
  Other Expense .............................         8,020                -             8,020                -
  Warrant valuation (income) expense ........    (1,441,491)               -           778,551                -

    Total Other Expense, (income) net .......      (437,579)             115         3,166,876              115
                                                -----------      -----------       -----------      -----------

    Net Loss ................................   $  (532,995)     $   (49,940)      $(4,693,304)     $   (49,940)
                                                ===========      ===========       ===========      ===========

Net Loss Per Share - Basic and Diluted ......   $     (0.06)     $     (0.05)      $     (0.53)     $     (0.05)


                                        5

RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. The following factors are believed by the Company to be material risks that should be carefully considered by investors before purchasing our shares.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR CONTINUED EXISTENCE AS A GOING CONCERN.

         We have incurred substantial operating and net losses, as well as negative operating cash flow, since our inception. As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficit at December 31, 2005 and December 31, 2004. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 that expressed substantial doubt regarding our ability to continue as a going concern.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

         For the fiscal years ended December 31, 2005 and 2004, we experienced net losses of $603,773 and $434,523, respectively. In addition, at December 31, 2005, we had an accumulated deficit of $8,738,601. Our operating results for future periods will include significant expenses, including new product development expenses, potential marketing costs, professional fees and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future, or at all.

WE HAVE A WORKING CAPITAL DEFICIT AND SIGNIFICANT CAPITAL REQUIREMENTS. SINCE WE WILL CONTINUE TO INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES, INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

         The Company has a net loss of $4,693,304 for the six months ended June 30, 2006 and net cash used in operations of $1,728,848 for the six months ended June 30, 2006, and a working capital deficiency of $8,711,794 accumulated deficit of $5,178,618, and a stockholders' deficiency of $291,223 at June 30, 2006. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

WE HAVE BEEN HISTORICALLY UNSUCCESSFUL IN OUR ATTEMPTS TO RAISE SUFFICIENT CAPITAL TO FUND OUR PLANS. IF WE ARE UNABLE TO DO SO, WE MAY CEASE OPERATIONS.

         Historically, we have funded our operations through limited revenues and debt and equity financing. Although we were successful in obtaining a $2,000,000 financing in January 2006 and bridge financing of approximately $1,000,000 payable through mid-September 2006, we have been unsuccessful in attracting significant additional private funding for our business. We continue to incur operating expenses, including executive and staff salaries, lease obligations and acquisition costs, but we have not yet integrated our acquired businesses and technologies, acquired target companies according to our business model, obtained sufficient financing to carry out our plans, or received sufficient operating revenues to support our human and equipment infrastructures. Until such time, if ever, that we are successful in obtaining additional financing to carry out our strategy, there is significant risk that we may be required to cease operations.

THERE IS NO SIGNIFICANT ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

         There is no significant active trading market for our shares and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

         - Investors may have difficulty buying and selling our shares or obtaining market quotations;

         -  Market visibility for our common stock may be limited; and

         - A lack of visibility for our common stock may depress the market price for our shares.

IN THE EVENT THAT WE ISSUE ADDITIONAL SHARES, CONVERTIBLE PROMISSORY NOTES, WARRANTS AND OPTIONS, THE MARKET PRICE FOR OUR SHARES MAY BE ADVERSELY AFFECTED.

         As of June 30, 2006, we have executed convertible promissory notes, granted options and issued warrants to the same promissory noteholders to purchase an aggregate of 3,370,554 shares of our common stock. The options are exercisable at prices ranging from $1.50 per share to $11.40 per share, and the warrants are exercisable ranging from $0.68 per share to $11.25 per share. In addition, we have granted another 333,333 in shares to financiers and consultants, and as we procure additional financing and acquire additional business assets, we shall undoubtedly grant additional shares, as well as warrants and options, to the financiers and shareholders of target companies. To the extent that additional shares are issued, notes are converted, and options and warrants are exercised, the shares that are issued may result in an oversupply of shares and an undersupply of purchasers, thereby diluting the market for our shares. The existence of options and options that are exercisable at below market may have a depressive effect on the market price for our common stock.

THIS PROSPECTUS PERMITS SELLING SECURITY HOLDERS TO SELL THEIR SHARES. IF THEY DO SO, THE MARKET PRICE FOR OUR SHARES MAY FALL, AND PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM.

         This prospectus includes 445,000 shares being offered by existing stockholders, including 430,000 shares issuable upon the exercise of outstanding warrants and the conversion of outstanding promissory notes. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all. The existence of warrants and notes that are exercisable or convertible at below market may have a depressive effect on the market price for our shares. In the event that the warrants and notes are exercised and converted at a price per share that is below the market price for our shares, the issuance of shares upon exercise may be dilutive to existing stockholders.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2005. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ended December 31, 2007.

         While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

         In the event that we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements, and our ability to obtain equity or debt financing could suffer.

EVOLVING GOVERNMENT REGULATION COULD IMPOSES TAXES OR OTHER BURDENS ON OUR BUSINESS, WHICH COULD INCREASE OUR COSTS OR DECREASE DEMAND FOR OUR PRODUCTS.

         We must comply with laws and regulations applicable to online commerce. Increased regulation of the Internet or different application of existing laws might slow the growth in the use of the Internet and commercial online services, which could decrease demand for our products, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose on us additional risks and costs of operations. In addition, new regulations, domestic and/or international, regarding the privacy of our users' personally identifiable information may impose on us additional costs and operational constraints.

BECAUSE THE TRAVEL MARKET IS SEASONAL, OUR QUARTERLY RESULTS MAY FLUCTUATE.

         Our business experiences seasonal fluctuations, reflecting seasonal trends for the products offered by our websites, as well as Internet services generally. For example, traditional leisure travel bookings in America are higher in the first two calendar quarters of the year in anticipation of spring and summer vacations and holiday periods, but online travel reservations may decline with reduced Internet usage during the summer months. In the last two quarters of the calendar year, demand for travel products generally declines, and the number of bookings flattens. Although we are endeavoring to expand our markets to customers who book travel in other times of the year, travel booking tendencies could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to us by travel suppliers.

WE OPERATE IN THE HIGHLY COMPETITIVE TRAVEL MARKET, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         The market for travel product is intensely competitive. We compete with a variety of companies with respect to each product or service we offer.

         - We compete with online travel retailers including Expedia, Orbitz, Travelocity, and many smaller companies in providing online travel products.

         - We compete with airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to our websites.

         - We compete with local, regional, national and international traditional travel agencies.

         - We compete with consolidators and wholesalers of airline tickets, lodging and other travel products, including Cheaptickets.com, Priceline.com, Hotwire, Hotels.com, and TravelWeb.

         - We compete with operators of global distribution systems (GDS), which are third-party information platforms (software and data) that distribute airline data to the Company and to our competitors, including price and flight availability, and permit flight reservations and ticketing.

         -  We compete with operators of travel industry reservation databases.

         Our competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than we have. Some of our competitors also benefit from vertical integration with GDS's, such that a competitor's ownership of a GDS allows the competitor reduced or eliminated transaction costs, guaranteed continued utilization of the GDS, and more efficient interface with the GDS. Consequently, we may not be able to compete effectively in the market.

IF WE FAIL TO CREATE AND INCREASE OUR BRAND RECOGNITION AMONG CONSUMERS, WE MAY NOT BE ABLE TO ATTRACT AND EXPAND ONLINE TRAVEL SALES.

         We believe that creating, maintaining and enhancing our brands is a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services increases the importance of creating brand recognition of the new "Dynamic Leisure" and "eCasual" brands (scheduled to be launched in fall 2006), and maintaining and enhancing brand recognition of Changes in L'Attitudes, Island Resort Tours, International Travel and Resorts, and the brands were issued by future acquisitions. Currently, our Changes.com website enjoys favorable organic placement when searching for "Caribbean vacations" in Google and other search engines. For example, throughout 2006 such a search consistently resulted in returning Changes.com as one of the first five (5) relevant websites, without any marketing expenditure on our part. Although we do not control how search results are achieved in various search engines, we believe that this kind of search result provides a material advantage in terms of sales opportunities. We hold dozens of other URL's, but these sites do not have similar search priority. Promotion of our brands will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. In addition, we intend to spend substantial amounts on marketing and advertising with the intention of continuing to expand our brand recognition to attract and retain online users and to respond to competitive pressures. Those efforts began in test phase in June and July 2006 and are expected to increase significantly in during the third and fourth quarters of 2006. However, we cannot assure you that these expenditures will be effective to promote our brands or that our marketing efforts generally will achieve our goals.

THE SUCCESS OF OUR BUSINESS DEPENDS ON CONTINUED GROWTH OF ONLINE TRAVEL
COMMERCE.

         Our sales and revenues will not grow as we plan if consumers do not purchase significantly more travel products online than they currently do and if the use of the Internet as a medium of commerce for travel products does not continue to grow or grows more slowly than expected. Consumers have traditionally relied on travel agents and travel suppliers and are accustomed to a high degree of human interaction in purchasing travel products. The success of our business is dependent on significant increase in the number of consumers who use the Internet to purchase travel products.

OUR BUSINESS IS EXPOSED TO RISKS ASSOCIATED WITH ONLINE COMMERCE SECURITY AND CREDIT CARD FRAUD.

         Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology.

Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers and those of our service providers may be vulnerable to viruses or other harmful code or activity transmitted over the Internet. While we proactively check for intrusions into our infrastructure, a virus or other harmful activity could cause a service disruption.

         In addition, we bear financial risk from reservations placed with fraudulent credit card data. Although we have implemented anti-fraud measures, a failure to control fraudulent credit card transactions adequately could adversely affect our business. Because of our limited operation history, we cannot assure you that our anti-fraud measures are sufficient to prevent material financial loss.

WE DEPEND ON OUR RELATIONSHIPS WITH TRAVEL SUPPLIERS AND COMPUTER RESERVATION SYSTEMS, AND CHANGES IN THESE RELATIONSHIPS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our business relies on relationships with travel suppliers, and it would be negatively affected by adverse changes in these relationships. We depend on travel suppliers to enable us to offer our customers comprehensive access to travel services and products. Consistent with industry practices, we currently have few agreements with our travel suppliers obligating them to sell services or products through our websites. Our travel suppliers generally can cancel or modify their agreements with us upon no or relatively short notice. It is possible that travel suppliers may choose not to make their inventory of services and products available through online distribution. Travel suppliers could elect to sell exclusively through other sales and distribution channels or to restrict our access to their inventory, either of which could significantly decrease the amount or breadth of our inventory of available travel offerings. Adverse changes in any of these relationships could reduce the amount of inventory that we are able to offer through our websites. In addition, any decline in the quality of travel products and services provided by these suppliers, or a perception by travelers of such a decline, could adversely affect our reputation.

INTERRUPTION IN SERVICE FROM THIRD PARTIES COULD IMPAIR THE QUALITY OF OUR SERVICE.

         We rely on third-party computer systems and third-party providers, including the computerized central reservation systems of the airline, hotel and car rental industries, to make airline ticket, hotel room and car rental reservations and credit card verifications and confirmations.

         Currently, a majority of our transactions are processed through Sabre, Inc., a market-dominant global distribution system (GDS) that distributes airline data to the Company and to many of our competitors, including price and flight availability, and permits flight reservations and ticketing. Any interruption or deterioration in these third-party services or deterioration in their performance could impair the quality of our service. If our arrangement with any of these third parties is terminated, or if airlines limit their fare availability offered through Sabre, we may not find an alternate source of systems support on a timely basis or on commercially reasonable terms. In particular, any migration from the Sabre system could require a substantial commitment of time and resources and hurt our business.

OUR SUCCESS DEPENDS UPON IMPLEMENTING AND INTEGRATING OUR TOURSCAPE TECHNOLOGY.

         Our company has recently acquired three wholesale travel companies, Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc., and plans to acquire several more wholesale travel companies, both in the U.S.A. and in Europe, as soon as practicable. We are currently negotiating to purchase companies, assets and/or hire key personnel to expand our key destinations to Hawaii and to Europe and to increase revenues through increased bookings and utilization of our bulk air contracts. We have executed one non-binding term sheet and are negotiating another non-binding term sheet for two travel companies with European expertise, one based outside of London, England (executed term sheet) and another in Florida (in negotiations). These transactions will require additional funding that has not been obtained as of this filing. As part of our business model, the implementation and integration of the TourScape dynamic packaging technology is vital to increasing these companies' efficiencies and thus increasing overall revenues. TourScape is a technology platform designed to market and sell domestic and international leisure travel products, both retail and wholesale. TourScape permits user-friendly interface on the internet and allows us to update product information for our reservation agents quickly. We are currently installing TourScape into our servers and computers. Because employees of the Company helped design and refine the TourScape program, we believe that we can implement and expand TourScape as our needs develop. However, if we cannot successfully implement and integrate our TourScape technology, our profitability may not increase as planned, or at all.

OUR NEW TECHNOLOGY MAY NOT BE SUCCESSFULLY DEVELOPED, INSTALLED OR IMPLEMENTED WITHOUT DISRUPTING OUR BUSINESS.

         We are currently replacing many of our existing computer systems with systems designed to operate with our websites. There can be no assurance that these new systems will be successfully developed, installed according to the expected timeframe or within the anticipated budget, implemented without any disruption to our business, or result in the intended operational benefits and cost efficiencies.


RAPID TECHNOLOGICAL CHANGES MAY RENDER OUR TECHNOLOGY OBSOLETE OR DECREASE THE ATTRACTIVENESS OF OUR PRODUCTS TO CONSUMERS.

         To remain competitive in the online travel industry, we must continue to enhance and improve the functionality of and features of our websites. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures and new business models. If competitors introduce new products embodying new technologies, or if new industry standards and practices emerge, our existing website, technology and systems may become obsolete. Our future success will depend on our ability to do the following:

         -  enhance our existing products;

         - develop and license new products and technologies, such as our supplier link technology, which are third-party owned software platforms that allow us to connect directly with our product suppliers to view and import product information into our systems; and

         - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

         Developing our website and other technology entails significant technical and business risks. We may use new technologies ineffectively, or we may fail to adapt our website, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. For instance, our website functionality that allows searches and displays of ticket pricing and travel itineraries is a critical part of our service, and it may become out-of-date or insufficient from our customers' perspective and in relation to the search and display functionality of our competitors' websites. If we face material delays in introducing new services, products and enhancements, our customers and suppliers may forego the use of our products and use those of our competitors. The technology and methodologies to attract customers to specific websites is constantly changing. Customer preferences on which websites to use and the comfort level regarding reliability, safety of personal information, and ease of use continues to evolve. If we are unable to achieve the level of customer activity and follow-through purchases, we may not be able to achieve the level of revenue and profitability that we require, which could negatively affect our stock price.

OUR COMPUTER SYSTEMS MAY SUFFER FAILURES, CAPACITY CONSTRAINTS AND BUSINESS INTERRUPTIONS THAT COULD INCREASE OUR OPERATION COSTS AND CAUSE US TO LOSE CUSTOMERS.

         In order to be successful, we must continue to provide reliable, real-time access to our systems for our customers and suppliers. As our operations continue to grow in both size and scope, domestically and internationally, we shall need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition.

         Our operations face the risk of systems failures. Our systems and operations are vulnerable to damage or interruption from fire, flood, windstorms, sinkholes, power loss, telecommunications failure, computer hacking break-ins, earthquake, terrorism and similar events. The occurrence of natural disaster or unanticipated problems at our facilities in Tampa Bay, New York or at the locations of key vendors such as Sabre could cause interruptions or delays in our business, loss of data or render us unable to process reservations. In addition, the failure of our computer and communications systems to provide the data communications capacity required by us, as a result of human error, natural disaster of other occurrence of any or all of these events could adversely affect our reputation, brand and business.

         In these circumstances, our redundant systems or disaster recovery plans may not be adequate. Business interruption insurance may not adequately compensate us for losses that may occur. Similarly, although many of our contracts with our service providers require them to have disaster recovery plans, we cannot be certain that these will be adequate or implemented properly. In addition, our business interruption insurance may not adequately compensate us for losses that may occur.

WE HAVE ACQUIRED THREE BUSINESSES AND PLAN TO ACQUIRE OTHER BUSINESSES AND PRODUCTS; IF WE DO, WE MAY BE UNABLE TO INTEGRATE THEM WITH OUR BUSINESS, OR WE MAY IMPAIR OUR FINANCIAL PERFORMANCE.

         If appropriate opportunities present themselves, we may acquire businesses, products or technologies that we believe are strategic. Although we have completed acquisition term sheets with two other travel companies, we do not currently have any finalized understanding, commitments or agreements with respect to any acquisition. We may not be able to identify, negotiate or finance any future acquisition successfully. Even if we do succeed in acquiring a business, product or technology, we have only limited experience in integrating an acquisition into our business; the process of integration may produce unforeseen operating difficulties and expenditures and may absorb significant attention of our management that would otherwise be available for the ongoing development of our business. If we complete future acquisitions, we undoubtedly will issue shares of stock that dilute other stockholders, expend cash, incur debt, assume contingent liabilities or create additional expenses related to amortizing other intangible assets with estimable useful lives, any of which might harm our business, financial condition or results of operations.

OUR PLANNED GROWTH INVOLVES A NUMBER OF RISKS THAT COULD HAVE A NEGATIVE IMPACT ON OPERATIONS.

         Our management group has been assembled only recently and, as a result, our management group may be unable to manage effectively our organization and/or implement our Internet-business based strategy. In addition, the ongoing transition of our current business to an Internet-based model has placed, and will continue to place, additional strain on our personnel, accounting, management information, technology and corporate support systems. Any inadequacy in these systems to manage the increased size and scope of operations resulting from our transition and any future growth, or our inability to integrate successfully any future acquisition, could materially adversely affect our business, financial condition and results of operations.

WE MAY BE UNABLE TO MAKE ATTRACTIVE ACQUISITIONS OR INTEGRATE ACQUIRED COMPANIES, WHICH COULD SEVERELY DISRUPT OUR OPERATIONS AND ONGOING BUSINESS.

         We plan to acquire or make investments in complementary businesses, products, services or technologies. However, we cannot assure you that we shall be able to identify suitable acquisition or investment candidates.

         Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms. If we buy a business, we could have difficulty in assimilating that company's personnel, operations, products, services or technologies into our operations. We have experienced such difficulties in the past. If we encounter these difficulties in the future, there will be disruptions in our ongoing business, distractions to our management and employees, and increases in our expenses, all of which will adversely affect our results of operations.

ANY FUTURE ACQUISITIONS WE MAKE MAY NOT BE PROFITABLE.

         Part of our Internet business strategy is to identify and acquire travel-related Internet organizations in the travel services industry. Future acquisitions may involve a number of risks that could adversely affect our business, results of operations and financial condition. These could include adverse short-term effects on our reported operating results such as those caused by severance payments to employees of acquired companies, difficulties in eliminating duplicative costs, restructuring charges associated with the acquisitions and other expenses associated with the change of control, as well as non-recurring acquisition costs. Acquisitions may also divert management's attention, create difficulties with retention, hiring and training of key personnel, raise risks associated with unanticipated problems or legal liabilities, and require non-cash accounting charges associated with the amortization of acquired intangible assets. Furthermore, although we conduct due diligence and generally require representations, warranties and indemnification from the former owners of acquired companies, those former owners may not accurately represent the financial and operating conditions of their companies and may not have the means to satisfy their indemnification obligations. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse affect on our business, financial condition and results of operations.

FINANCING OF FUTURE ACQUISITIONS WILL DILUTE EXISTING STOCKHOLDER OWNERSHIP.

         We intend to finance future acquisitions by using shares of our common stock or preferred stock for a substantial portion of the consideration to be paid. This reliance upon the use of common stock or preferred stock as consideration will dilute shareholders' interests in the Company.

OUR SUCCESS DEPENDS ON MAINTAINING THE INTEGRITY OF OUR SYSTEMS AND INFRASTRUCTURE.

         In order to be successful, we must continue to provide reliable, real-time access to our systems for our customers and suppliers. As our operations continue to grow in both size and scope, domestically and internationally, we shall need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, INCLUDING MR. DANIEL BRANDANO, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE HIS SERVICES.

         Our operations are dependent on the efforts and relationships of Daniel Brandano and the other executive officers as well as the senior management of our organization. We will likely be dependent on the senior management of our organization for the foreseeable future. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of Mr. Brandano could inhibit the development and enhancement of our websites, could damage customer relations and our brand, and could restrict our ability to raise additional working capital if and when needed. Although we have entered into an employment agreement with Mr. Brandano, there can be no assurance that he will continue in his present capacity for any particular period of time.

THE TRAVEL INDUSTRY IS SUBJECT TO NUMEROUS AND UNIQUE RISKS THAT MAY ALSO AFFECT OUR BUSINESS, FINANCIAL CONDITION, AND OPERATIONS.

         Our results of operations will depend upon factors affecting the vacation industry in general. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and the level of car rentals and hotel reservations. A number of factors could result in a temporary or long-term overall decline and demand for packaged vacations, including the following examples:

         - International Terrorism: The September 11, 2001 attacks against the United States halted airline travel and changed forever the government's security measures and consumers' views concerning travel safety. The July 2005 bombings in the London Underground similarly heightened safety awareness in Europe.

         - Extreme Weather Conditions: In March 2006, forty-one days of rain on the Hawaiian islands caused flash floods, landslides, mudslides, and a dam break on the island of Kauai. In August 2005, Hurricane Katrina laid waste to substantial portions of the United States, including New Orleans, Louisiana, Biloxi and Gulfport, Mississippi, and Mobile, Alabama. Hurricanes Emily and Wilma both caused significant damage to Cozumel, Mexico, in July and October 2005. In December 2004, a tsunami in the Indian Ocean devastated areas of India, Indonesia, Kenya, Malaysia, the Maldives, Myanmar, the Seychelles, Somalia, Sri Lanka, Thailand, and the United Republic of Tanzania.

         - Political Instability, Security Issues, and Labor Disturbances: In 2006, rioting in France led to street clashes with police, the shutdown of major tourist attractions, and labor strikes. In May 2005, the disappearance of Natalee Holloway in Aruba, and the follow-up criminal investigation, cast concerns over the safety of travelers in Aruba. The United States State Department issues travel warnings recommending that Americans avoid certain countries. As of April 9, 2006, warnings were issued for Uzbekistan, Pakistan, Bosnia-Herzegovina, Liberia, the Ivory Coast, Israel, Nigeria, Algeria, Sudan, Colombia, Afghanistan, Kenya, Iran, Iraq, Saudi Arabia, Nepal, Indonesia, Zimbabwe, Lebanon, Yemen, Burundi, Somalia, the Central African Republic, and the Philippines.

         - Illnesses: The Avian Influenza (Bird Flu) currently causes significant concern in Asia and Europe. The Severe Acute Respiratory Syndrome
(SARS) was first reported in Asia in 2003, but spread to more than two dozen countries in North America, South America, Europe, and Asia before the global outbreak was contained. In November 2003, a stomach illness struck dozens of passengers and crew members aboard a cruise ship. Nearly every month illnesses are reported on multiple cruise ships.

         - Air and Sea Disasters: Cruise ships have reported missing passengers, presumably lost overboard, as follows: four lost through early April 2006; thirteen lost in 2005; eleven lost in 2004; and nine lost in 2003. In addition, cruise ships often strike land or run aground, often with fatal results. In March 2006, a fatal fire broke out on a cruise ship in the Caribbean. In November 2005, pirates attempted to overtake a cruise ship in Somalia. In December 2005, two fatal commercial air crashes occurred, in Miami and Nigeria. In October 2005, another fatal aircraft crash occurred near Lissa, Nigeria. In September 2005, a commercial aircraft crashed in Medan, Indonesia. In August 2005, fatal air crashes occurred in Peru, Venezuela, Greece and Italy.

         Demand for our products and services may be significantly affected by any of these unique risks. In addition, any significant economic downturn or any recession could have a material adverse effect on our business, financial condition and operations results.

ALTHOUGH THE COMPANY HAS CHANGED ITS BUSINESS PLAN, WE CONTINUE TO HOLD LICENSING RIGHTS ON TECHNOLOGY THAT MAY BE DEVELOPED BY THE PARKER-HANNIFIN CORPORATION, YET WE HAVE NO INDICATION THAT THOSE RIGHTS WILL LEAD TO ANY REVENUES FOR OUR COMPANY.

         Prior to changing our business plan to focus on the travel industry, we granted an exclusive, worldwide license to Parker-Hannifin Corporation for our air UniVane compressors, hydrogen circulators and related technology. In connection with this license, Parker-Hannifin is responsible for the development, manufacture and marketing of products incorporating the licensed technology. While Parker-Hannifin has produced demonstration compressors and hydrogen circulators incorporating our licensed technology, Parker-Hannifin has not yet manufactured commercial products that incorporate our technology. We are entitled to a royalty fee from Parker-Hannifin Corporation that is based upon its sale of our products and products incorporating our technology. However, Parker-Hannifin may not be successful in marketing these products, in which event we will not receive royalty fees from Parker-Hannifin. While we have historically depended upon Parker-Hannifin for sales of royalty-generating products, we have no control over Parker-Hannifin's technical and manufacturing development or marketing activities, and Parker-Hannifin is only required to use reasonable commercial efforts to market these products. If Parker-Hannifin does not successfully market royalty-generating products under our license agreement, we will not receive royalty fees. To date, Parker-Hannifin has not sold any products as to which we are entitled to a royalty payment, and Parker-Hannifin has indicated informally that we are not likely to receive any royalty payments. For this reason, the Company changed our business plan to wholesale and retail travel sales.

         WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR EVER-DEVELOPING BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

                                 USE OF PROCEEDS

         The selling security holders will receive the proceeds from the sale of the shares of common stock registered under this prospectus. We shall not receive any proceeds upon the sale of shares by the selling security holders.

                            SELLING SECURITY HOLDERS

BACKGROUND OF THE TRANSACTIONS

         This prospectus covers the sale of 445,000 shares of our common stock -- 15,000 shares of which have been issued and are outstanding, 163,500 shares are issuable upon conversion of outstanding convertible promissory notes, and 266,500 shares are issuable upon exercise of outstanding warrants -- in connection with the following transactions:

         December 2004 - January 2005. During the period from December 7, 2004 to January 31, 2005, we sold an aggregate of 15,000 shares of common stock to four individuals, for an aggregate purchase price of $45,000, or $3.00 per share. For each two shares purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until December 31, 2006, at an exercise price of $4.50 per share. The proceeds from the sales are being used for general working capital purposes.

         The registration statement of which this prospectus forms a part covers sale of the shares and warrants issued in the foregoing transaction.

         March 2005. On March 2, 2005, we completed a $300,000 financing consisting of our convertible promissory notes and common stock purchase warrants. The notes are convertible at the option of the holder into shares of our common stock, at a price of $3.00 per share, subject to adjustment. The notes are payable with interest at the rate of 5% per annum. Principal amortization payments, each in the amount of approximately $15,789 plus accrued interest, are to be paid in 19 equal monthly installments, commencing July 2, 2005. Amortization payments may be made in cash (accompanied by a 10% premium) or, at our option, in registered common stock, at a 20% discount to market. Amortization payments in stock are subject to (a) a limitation based upon the weighted average trading volume of the common stock for the 20 trading days preceding the payment date and (b) a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

         We also issued the investors common stock purchase warrants to purchase an aggregate of 266,500 shares of common stock, consisting of (a) five year warrants to purchase 109,000 shares at an exercise price of $4.31 per share, subject to adjustment, (b) five-year warrants to purchase 50,000 shares at an exercise price of $7.50 per share, subject to adjustment and (c) five year warrants to purchase 100,000 shares at $3.00 per share, subject to adjustment, and (d) three year wants to purchase 7,500 shares at $4.50, subject to adjustment. We may require the investors to exercise the warrants described in
(c) if the closing price for our common stock is $4.50 or more for 30 consecutive trading days, and average daily volume during such period is at least 8,333 shares. The exercise of warrants is also subject to the 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

         We filed a registration statement (of which this prospectus forms a part) covering the shares issuable upon conversion or payment of the notes and exercise of the warrants. In accordance with our obligations under the subscription agreement with the investors, the registration statement of which this prospectus forms a part covers 150% of the number of shares issuable upon conversion of the promissory notes, as well as up to 22,667 shares of common stock issuable upon conversion of promissory notes and exercise of warrants issued to finders (including an investor) in this transaction. The proceeds of the loan were used for general working capital purposes. Repayment of the notes is collateralized by a general security interest in all of our assets.

SELLING SECURITY HOLDERS

         The following table sets forth:

         o  the name of each selling security holder;

         o the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants;

         o  the number of shares being offered by each selling security holder;
            and

         o the number of shares to be owned by each selling security holder following completion of this offering.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our records and information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for sale hereby that will be held by the selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the selling security holders are broker-dealers or affiliated with broker-dealers.

         The shares of common stock being offered have been registered to permit public sales and the selling security holders may offer all or part of the shares for sale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

                           Shares Owned
                           Beneficially    Shares Available      Shares       Percent of
                          Prior to this       Pursuant to     Owned After        Class
Selling Security Holder      Offering       this Prospectus     Offering    After Offering
------------------------------------------------------------------------------------------
Alpha Capital
  Aktiengesellschaft ..   266,667 (1)(9)        266,667              --             --
JM Investors ..........   144,583 (2)(9)        144,583              --             --
Libra Finance S.A. ....     8,333 (3)(9)          8,333              --             --
RJ Prager Corp. .......     2,917 (4)(9)          2,917              --             --
Ralph Beisner .........     5,000 (5)             5,000              --             --
Jason W. Sanders ......     2,500 (6)             2,500              --             --
Mitchell Levy .........     2,500 (7)             2,500              --             --
Norman Nick ...........    12,500 (8)            12,500              --             --
                          -------               -------         -------        -------
TOTAL .................   445,000               445,000              --             --
                          =======               =======

__________________

(1) Consists of 100,000 shares of common stock issuable upon conversion of promissory notes and 166,667 shares issuable upon exercise of currently exercisable warrants, received as result of the financing agreement dated March 2, 2005. The address of the selling security holder is Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein. Konrad Ackerman and Rainer Poschof the selling security holder, make decisions as to the voting and disposition of the securities.

(2) Consists of 56,750 shares of common stock issuable upon conversion of promissory notes and 87,833 shares issuable upon exercise of currently exercisable warrants, received as a result of the financing agreement dated March 2,2005. The address of the selling security holder is 152 East 9th Street, Lakewood, New Jersey 08701. Jeffrey Rubin makes decisions as to the voting and disposition of the securities.

(3) Consists of 5,000 shares of common stock issuable upon conversion of promissory notes and 3,333 shares issuable upon exercise of currently exercisable warrants, received as a result of the financing agreement dated March 2,2005. The address of the selling security holder is P. O. Box 4603, Zurich, Switzerland. Seymour Braun makes decisions as to the voting and disposition of the securities.

(4) Consists of 1,750 shares of common stock issuable upon conversion of promissory notes and 1,167 shares issuable upon exercise of currently exercisable warrants. The address of the selling security holder is 5301 North Federal Highway, Boca Raton, Florida 33487. Robert Jay Prager makes decisions as to the voting and disposition of the securities.

(5) Consists of 3,333 shares of common stock and 1,667 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 27 Quaker Farm Trail, Hyde Park, New York 12538.

(6) Consists of 1,667 shares of common stock and 833 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 100 South Point Drive, Miami Beach, Florida 33139.

(7) Consists of 1,667 shares of common stock and 833 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 201 North West 82nd Avenue, Suite 203, Plantation, Florida 33324.

(8) Consists of 8,333 shares of common stock and 4,167 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 20220 Boca West Drive, #1803, Boca Raton, Florida 33434.

(9) The exercise of warrants or conversion of convertible promissory notes by the named selling security holder was, on the effective date of this Prospectus, subject to a 4.99% beneficial ownership limitation that the named selling security holder may have at any point in time while the warrants or notes are outstanding, unless such limitation is voided by the selling security holder on at least 61 days' notice to us.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

         The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and sale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o  settlement of short sales;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale; and

         o  any other method permitted pursuant to applicable law.

         To our knowledge, there are currently no plans, arrangements or understandings between the selling security holders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling security holders. The selling security holders may decide not to sell all or a portion of the common stock offered by them pursuant to this prospectus. In addition, any selling security holder may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

         The aggregate proceeds to the selling security holders from the sale of the common stock offered pursuant to this prospectus will be the purchase price of such common stock less discounts and commissions, if any. The selling security holders reserve the right to accept and, together with its agents from time to time, reject, in whole or part, any proposed purchase of common stock to be made directly or through its agents. We will not receive any of the proceeds from this offering.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such sales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

         The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

         The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling security holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         The Subscription Agreement between the Company and two of the selling security holders, Alpha Capital Aktiengesellschaft and JM Investors, LLC, required us to use our reasonable best efforts to file the registration statement by April 29, 2005 and to have the registration statement declared effective not later than the sooner of July 29, 2005 or ninety days after the effective date thereof. The registration statement was filed on April 22, 2005 and was originally declared effective on May 6, 2005. Had we not conformed to registration requirements of the Subscription Agreement, we would have owed cash liquidated penalties. For more information regarding the Subscription Agreement, see Exhibit 10.11.

         As of January 13, 2006, we entered into a Modification and Waiver Agreement between the same two selling shareholders, under which we are required to file a Post-Effective Amendment to the Registration Statement on or before April 13, 2006 and required to cause the Amendment to be declared effective by the SEC not later than sixty (60) days thereafter, or else liquidated damages could accrue in the amounts set forth in a second Subscription Agreement, dated January 13, 2006. Although the required effective date has passed, we have not received any notice to pay liquidated damages, although damages are accruing. Rather, we are currently negotiating with these two selling security holders concerning renegotiation and possible additional financing. For more information regarding the Modification and Waiver Agreement, see Exhibit 10.17.

         In addition, with the Modification and Waiver Agreement, the Company agreed to file a new Registration Statement in relation to additional securities granted as part of that transaction. The new Registration Statement must be filed within 120 days of January 13, 2006 and become effective within 180 days thereof. Again, although the required effective date has passed, we have not received any notice to pay liquidated damages, although damages are accruing. Rather, we are currently negotiating with these two selling security holders concerning renegotiation and possible additional financing.

SHARES ELIGIBLE FOR FUTURE SALE

         As of the original effective date of this prospectus, we had 1,118,766 shares of common stock issued and outstanding. Of those issued and outstanding shares, approximately 600,000 shares of our common stock (175,919 of which were then owned by our then-current officers, directors and principal stockholders) had been held for in excess of one year and are available for public sale pursuant to Rule 144 promulgated under the Securities Act. As of the date of this prospectus, the 445,000 shares being offered by selling security holders can be publicly transferred, and the sale of 272,500 shares of common stock are covered by a registration statement that became effective on December 30, 2004. Not included in the foregoing are 104,539 shares issuable upon exercise of options that have been granted and 546,171 shares not covered by this prospectus that are issuable on exercise of outstanding warrants. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor are we aware of any legal proceedings being contemplated against us by any governmental authority. We are not aware of any legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of the Company, and Kevin Hooper resigned as a director of the Company. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of the Company since June 2003, continues to serve as a director of the Company for a period of at least one year. George R. Schell, who served as a director of the Company since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of the Company, and was not re-elected at a January 31, 2006 Meeting of Shareholders.

         At the Meeting of Shareholders, the following persons were elected to serve as officers and directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified; the table includes the names, positions held, and ages of our executive officers and directors:

NAME                    AGE      POSITION
------------------      ---      ----------------------------

Daniel G. Brandano      57       Director, President, CEO and acting CFO*

Thomas W. Busch         50       Director, Vice President, Treasurer, CFO*

Robert A.G. LeVine      45       Director, Secretary, General Counsel

Leonard Sculler         68       Director

*Mr. Busch resigned as officer and director as of June 5, 2006 at which time Mr. Brandano assumed the role of acting CFO until a new CFO can be retained.

         Daniel Brandano, Director, President and Chief Executive Officer, has served as President, Chief Executive Officer, and Chairman of the Board of Directors of Dynamic Leisure Group North America, Inc. (formerly known as Dynamic Leisure Group, Inc.) since May 2005. Since May 2003, Mr. Brandano has served as the Managing Director of Street Venture Partners, LLC, a consulting firm designed to identify opportunities in the travel and technology industry for mergers, acquisitions and alternative exit strategies. From 1998 through 2002, Mr. Brandano served as the Chief Executive Officer for Affinity International Travel Systems, Inc., based in St. Petersburg, Florida.

         Robert LeVine, Director, Secretary and General Counsel, has served as Secretary and Director of Dynamic Leisure Group North America, Inc. (formerly known as Dynamic Leisure Group, Inc.) since May 2005. Mr. LeVine has been a licensed attorney in good standing in the State of Florida since 1987 and has, since 1992, been a principal in his own private practice. Mr. LeVine earned a Bachelor of Arts degree from Harvard College and his Juris Doctor degree from the University of Cincinnati College of Law, where he served as Executive Editor of the Cincinnati Law Review.

         Leonard Sculler has served on the Board of Directors of the Company since June 2003. Mr. Sculler founded M&R Marking Systems, Inc. in 1960, and served as its chief executive officer until his retirement in May 2001. During his tenure, M&R Marking Systems, a privately held company, grew to become the largest manufacturer of hand-held embossers in the world, and is currently the largest US manufacturer of hand-held marking products, with sales in over 85 countries. Mr. Sculler has served as Chairman of the Board of M&R Marking Systems since 1992.

         All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive monetary compensation for serving as directors but in the past received stock and stock options. In addition, on August 31, 2006, Director Sculler was given a one-time grant of 200,000 shares of common stock for his services as director. Officers are appointed by the board of directors, and, subject to employment agreements, their terms of office are at the discretion of the board of directors.

         Our Chief Operating Officer, Marc J. LeVine, is the brother of Robert A.G. LeVine. There are no other family relationships between any of our officers or directors.

CORPORATE GOVERNANCE MATTERS

         Audit Committee. The board of directors has not yet established an audit committee, and the functions of the audit committee are currently performed by our Chief Financial Officer, with assistance by expert independent accounting personnel and oversight by the entire board of directors. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee. We may establish an audit committee in the future if the board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

         Board of Directors Independence. Our board of directors currently consists of three members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors. However, one of our directors - Leonard Sculler - is "independent" within the meaning of Section 10A-3 of the Securities Exchange Act of 1934 and Nasdaq Marketplace Rule 4200.

         Audit Committee Financial Expert. We do not yet have an audit committee, and since the resignation of Thomas Busch on June 5, 2006, we have no "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee (board of directors) who (a) understands generally accepted accounting principles and financial statements,
(b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company's financial statements, (d) understands internal controls over financial reporting and (e) understands audit committee functions. In our search for a new CFO, we intend to retain a person qualified as an "audit committee financial expert."

         Code of Ethics. We adopted a Code of Business Conduct and Ethics on April 12, 2005 applicable to all of our Officers, Directors and Employees. The Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Ethics. The Code of Business Conduct and Ethics was filed with the SEC on April 22, 2005. We shall provide a copy, without charge, to any person desiring a copy of the Code of Ethics, by written request to us at our principal offices.

         Nominating Committee. We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

         Compensation Committee. We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to us as of June 30, 2006, relating to the beneficial ownership of shares of our common stock by:

         o each person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock;

         o  each director;

         o  each executive officer; and

         o  all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Dynamic Leisure Corporation, 5680A W. Cypress Street, Tampa, Florida 33607.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Report, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.

         The table is based on 11,298,174 shares of common stock currently outstanding, after giving effect to the issuance of shares in connection with the Stock Exchange Agreement dated January 13, 2006. Each share of Series A Preferred Stock carries 1,000 votes per share on each matter submitted to a vote of shareholders, and is convertible into 1,000 shares of common stock. Under the Stock Exchange Agreement, the Company issued Series A Preferred Stock convertible into our common stock at such time as we increased our authorized shares sufficiently to permit the Series A Preferred Stock to be converted into common stock, which occurred with filing Articles of Amendment with the State of Minnesota on February 2, 2006. The Company's Board of directors authorized an increase in the number of authorized shares of common stock to 300,000,000 shares, subsequently authorized by our shareholders. Except as otherwise required by SEC rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

         o  104,539 shares upon exercise of options that have been granted;

         o 4,746,491 shares upon exercise of outstanding stock purchase warrants; and

         o 4,649,801 shares upon conversion of outstanding convertible promissory notes.

                                      Amount and Nature of Beneficial Ownership
                                      -----------------------------------------
                                                    Common Shares
                                      -----------------------------------------
               Name                     Number of Shares      Percent of Class
               ----                   -------------------   -------------------

Daniel G. Brandano (1) ...............     3,011,102               25.4%

Robert A. G. LeVine (2) ..............       266,666                2.4%

Leonard Sculler (3) ..................       206,666                1.9%

013fOfficers and Directors as Group
(3 persons) ..........................     3,284,434               29.3%

MMA Capital, LLC (4)
456 Montgomery Street, Ste. 2200
San Francisco, CA 94104 ..............     5,555,000               36.8%

Diversified Acquisition Trust, LLC (5)
50 Braintree Hill Park, Ste. 108
Braintree, MA ........................     1,835,604               15.0%

Stephen A. Hicks(6)
300 East 40th Street
New York, NY 10016 ...................     1,666,667               13.8%

Thomas W. Busch (7)
11618 Tavernay Parkway
Charlotte, North Carolina ............       866,666                7.8%

Raymon Valdes(8)
3080 East Bay Drive
Largo, Florida 33771 .................       740,000                6.4%

Claudale Limited (9)
c/o T&T Management Services Limited
28 Irish Town, Gibraltar .............       693,333                6.3%

(1) Includes shares registered to Street Ventures Partners, LLC, a limited liability company in which Mr. Brandano shares equal ownership with his spouse. Consists of (a) 833,333 shares of common stock, (b) 1,066,666 shares of common stock registered to Street Venture Partners, LLC, (c) 333,333 shares of common stock held by family members (d) 388,885 shares issuable upon exercise of the convertible feature of a note held by Street Venture Partners, LLC and (d) 388,885 shares issuable upon exercise of currently exercisable warrants held by Street Venture Partners, LLC.

(2) Consists of 266,666 shares of common stock.

(3) Consists of 206,666 shares of common stock.

(4) Consists of (a) 2,000,000 shares issuable upon exercise of the convertible feature of a note and (b) 2,000,000 shares issuable upon exercise of outstanding warrants.(c) 100,000 shares from a stock purchase agreement on June 29, 2006.(d) 400,000 shares from a stock purchase agreement on July 10, 2006

(5) Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC. Mr. Eiten, through the trustee, exercises sole investment and voting powers over the shares included in the table. Consists of (a) 1,906,666 shares of common stock, (b) 444,440 shares issuable upon exercise of the convertible feature of a note and (c) 444,440 shares issuable upon exercise of currently exercisable warrants.

(6) Consists of (a) 700,000 shares of common stock and (b) 966,667 shares issuable upon exercise of the convertible feature of a note.

(7) Consists of 866,666 shares of common stock.

(8) Consists of (a) 340,000 shares of common stock and (b) 400,000 shares issuable upon exercise of the convertible feature of a note.

(9) Claudale Limited is a Gibraltar company which owns 693,333 shares of common stock. Claudale Limited also manages a family trust for Mr. Daniel Brandano. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any of the Company's shares owned by Claudale Limited.


                            DESCRIPTION OF SECURITIES

GENERAL

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital currently consists of 300,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of August 31, 2006, 11,298,174 shares of common stock are issued and outstanding; preferred stock previously issued to the shareholders of Dynamic Leisure Group, Inc. pursuant to the Stock Exchange Agreement dated January 13, 2006 were automatically converted to shares of common stock upon the increase in authorized shares in February 2006.

COMMON STOCK

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK

         We are authorized to issue 20,000,000 shares of preferred stock, par value $.01 per share, having such designations, rights, preferences, powers and limitations as may be determined by the board of directors at the time of designation. Although preferred stock was designated and issued as part of the Stock Exchange Agreement, that stock automatically converted to common stock upon our increasing the authorized shares of common stock, and we have no plans to issue any further preferred stock at this time or in the near future.

COMMON STOCK PURCHASE WARRANTS

         There are currently outstanding common stock purchase warrants to purchase an aggregate of 4,746,491 shares of our common stock. The warrants were issued in connection with various financing transactions, as well as to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them. The warrants are exercisable at prices ranging from $.68 per share to $11.25 per share and expire on various dates through June 15, 2010. We are entitled to call warrants to purchase 394,504 shares of common stock, on ten days' prior written notice in the event that our common stock (a) is included for quotation on the OTC Bulletin Board or any Nasdaq quotation system and (b) the closing bid price of our common stock is $8.10 or more for 20 consecutive trading days. Any callable warrants not exercised prior to expiration of the ten day period shall terminate and cease to be of any further force or effect. We may require holders of 100,000 warrants to exercise those warrants if the closing price for our common stock is $4.50 or more for 30 consecutive trading days, and average daily volume during such period is at least 8,333 shares. The exercise of warrants to purchase 259,000 shares is also subject to a 4.99% cap on the beneficial ownership that each holder may have at any point in time while any of the warrants (or the promissory notes in connection with which the warrants were issued) are outstanding.

CONVERTIBLE PROMISSORY NOTES

         In connection with a private placement completed in March 2005, we issued our secured convertible promissory notes in the aggregate principal amount of $300,000. The notes are convertible at the option of the holder into shares of our common stock, at a price of $3.00 per share, subject to adjustment. On January 13, 2006, the Company entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which the Company issued convertible promissory notes aggregating of $327,000. At the time of execution of the Modification and Waiver Agreement, the Company was in default of its obligations under the March 2, 2005 agreements.

         Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments equal to one-eleventh (1/11th) of the Initial Principal Amount, or approximately $29,700, are to commence on June 1, 2006. The notes are convertible at a fixed price of $.75 per share, subject to certain adjustments. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

         In accordance with the terms of the Modification and Waiver Agreement, upon receipt of the funding of $2 million in a January 13, 2006 Financing Transaction, the note holders opted to receive payment, and the Company paid a total of approximately $245,250 to the note holders, consisting of approximately $163,500 in principal amount of promissory notes and a premium in the amount of approximately $81,750. Provided an Event of Default has not occurred, the Company may opt to prepay a portion or the entire outstanding principal amount of the promissory notes by paying a sum equal to one hundred and fifty percent (150%) of the principal amount to be redeemed plus any accrued but unpaid interest.

         As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, the Company issued an aggregate of 200,000 shares of its common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of the Company's common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable until 3 years from the filing of the Form 8-K announcing the recapitalization of the Company, (c) the number of shares issuable upon exercise of those warrants to the investors cannot be reduced to less than 300,000 shares. Under the Modification and Waiver Agreement, under certain circumstances, we may require the investors to exercise the 300,000 warrants. The Company may prepay the note at 150% of the principle due, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

         We agreed to file a post effective amendment to the existing registration statement covering sale of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement was timely filed on April 13, 2006, but has not yet become effective. In addition, we agreed to file a new registration statement covering the sale of those shares issuable under the Modification and Waiver Agreement the sale of which are not covered by the existing registration statement. Such additional registration statement was timely filed on May 12, 2006 but has not yet become effective. As a result, the Company may be subject to the payment of liquidated damages to the note Holders, although the Company is currently negotiating for additional financing with them.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Stock Trans, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003. Our transfer agent may be reached by telephone at (610) 649-7300.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Neither the Company's new legal counsel, Crone Rozynko LLP of San Francisco, California, nor the Company's Independent Registered Public Accounting Firms, Salberg & Company, P.A. of Boca Raton, Florida or Pender Newkirk & Company, LLP of Tampa, Florida (which performed audits of Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc.), has any interest in the Company.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFCATION FOR SECURITIES ACT
                                  LIABILITIES

         Our Amended and Restated Articles of Incorporation contain a provision eliminating the liability of a director to us and our stockholders for monetary damages for breaches of fiduciary duty as a director, to the fullest extent permitted by law.

         Our Amended and Restated Bylaws also authorize the Company to indemnify any director, officer or agent of the Company, or any other person, to the full extent permitted by law. This indemnification may include the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. Our Amended and Restated Bylaws require the Company to indemnify directors, officers or employees in connection with certain actions, suits or proceedings, subject to certain limitations.

         Any repeal or modification of our Amended and Restated Articles of Incorporation shall be prospective only and shall not adversely affect any right or protection of our directors or officers existing at the time of a repeal or modification for any breach covered by the Amended and Restated Articles of Incorporation which occurred prior to such repeal or modification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

         Since January 2006, our current operations are in the travel industry.

Historical Operations
---------------------

         We were incorporated under the laws of the State of Minnesota in December 1984, under the name TERTM, Inc. In 1989, we changed our name to TERTM Technology Corporation and, in December 1993, again changed our name to DynEco Corporation. Most recently, in March 2006, we again changed our name to Dynamic Leisure Corporation.

         Prior to 1991, we engaged in the design, development, manufacture and marketing of certain proprietary products using a proprietary production process known as the Thermal Expansion Resin Transfer Molding Process. We also marketed and licensed a design engineering and contract manufacturing capability of products using the TERTM process to third parties. We discontinued these operations in 1991 and, until the acquisition of the compressor assets and business of DynEco International, Inc. ("DynEco International") in March 1994, we only engaged in licensing the TERTM process and providing application engineering consulting with respect to those licenses. We ceased all TERTM-related activities in March 1994.

         In January 1993, we were introduced to DynEco International, a developmental stage company engaged in the development of proprietary compressor technology intended to be commercially exploited primarily through licensing to third parties. While DynEco International expressed interest in being acquired by us, due to our financial obligations, DynEco International was unwilling to consummate a business combination with us until we restructured our obligations. In order to do so, on July 12, 1993, we filed a Plan of Reorganization and a Disclosure Statement under Chapter 11 of the Federal Bankruptcy laws with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was subsequently confirmed by the Order of the Bankruptcy Court on December 17, 1993. The Chapter 11 case was closed by the Order of the Bankruptcy Court in June 1994.

         On March 31, 1994, we consummated the acquisition of all of the issued and outstanding shares of capital stock of DynEco International . From the time of our acquisition of DynEco International until May 2003, we engaged in the development and commercialization of the patented technologies licensed to us by our then-Chief Executive Officer, Thomas C. Edwards, Ph.D. However, we were unable to successfully develop these products on a commercial basis due to our limited financial resources, the lack of public acceptance of fuel cells as an alternative energy source and our inability to attract manufacturers willing to devote resources to altering their manufacturing processes to accommodate the production of our products. In May 2003, we entered into an exclusive license agreement with Parker-Hannifin Corporation granting them exclusive worldwide rights to develop, manufacture, sell and use our UniVane air compressors and hydrogen circulators, as well as the technology and patents incorporated in our products. In consideration for the license grant, Parker-Hannifin agreed to pay us a royalty for each air compressor and hydrogen circulator incorporating our UniVane technology and sold by Parker-Hannifin. With the exception of an immaterial number of sales of prototype units, no sales of licensed products have been made to date, and we cannot predict whether Parker-Hannifin will successfully sell licensed products incorporating our technology. Consequently, the Company's then-directors sought a business partner to save the Company from ceasing operations, which ultimately required that the Company change its business plan.

Current Operations
------------------

         In January 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc., a privately-held Florida corporation now known as Dynamic Leisure Group North America, Inc., under which the Company acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly-owned subsidiary of the Company. Dynamic Leisure Group, North America, Inc was founded in May 2005 for the purpose of consolidating leisure-based travel products, such as airfares, hotels, car rentals, excursions, and tours, using proprietary computer software and broadband communication technology. Currently, we operate in the wholesale and retail travel industries. For further information on the Stock Exchange Agreement with Dynamic Leisure Group, Inc. and the corporate name change, see Exhibit 10.22. For audited financial statements of Dynamic Leisure Group Inc., see the Company's 8-K/A filed with the SEC on March 29, 2006 and such financial statements are also included in this SB-2.

         The Company, operating primarily through the wholly-owned subsidiary, Dynamic Leisure Group North America, Inc., and its subsidiaries and is engaged in the business of marketing, selling and distributing a variety of wholesale and retail travel-related products and services. Specifically, we market, sell and distribute vacation packages, tours, cruises, domestic and international airline tickets, car rentals and accommodation products and services to travel agencies and consumers. We are currently implementing a business strategy to utilize the Internet as a delivery platform for our inventory of travel related products and services.

         We intend to fulfill demand for our travel product by aggregating our inventory of packaged leisure travel products and using the Internet as the delivery platform.

         We believe we have developed and acquired the infrastructure necessary to implement our Internet business strategy. Specifically, we have:

         - developed and acquired technologies, including but not limited to TourScape;

         - developed specialized knowledge and experience concerning certain geographic destinations, in particular Caribbean destinations, which knowledge and experience may also be shared by some of our competitors but which we developed over several decades by our wholly-owned subsidiaries, Changes in L'Attitudes, Inc., International Travel and Resorts, Inc., and Island Resort Tours, Inc., and the principals thereof, as well as the international travel experience garnered by our CEO, Daniel Brandano, during his travel career; and

         - established relationships with travel suppliers that enable us to offer a large inventory base at competitive rates, including but not limited to hoteliers such as Hilton, Marriott, Leading Hotels, Starwood, Accor (Sofitel, Novotel, Mercure and Ibis), Best Western and hundreds of individual hotels; including but not limited to airlines such as American Airlines, British Airways, Delta, Air France, US Air, Alitalia, Continental, SAS, AirJamaica, SwissAir, Iberia, and Air Canada; and including but not limited to multiple car rental companies and cruise companies. Many of these contracts are "net" or "bulk" contracts, which allow us competitive pricing with valuable margins. Over recent months, many airlines have withdrawn or limited such contracts to our competitors, but these contracts are not exclusive to us.

         A key component of our Internet business strategy is to focus our resources in two segments: the business to consumer and business to business travel arena. We intend to concentrate our resources on the direct-to-consumer travel arena, where our objective is to sell bundled leisure travel products that traditionally have had higher margins than airline ticket sales, including, among others, vacation packages and tours. The Company's varied supplier contracts (air, hotel/land, and car) permit true dynamic packaging, which allows customers to bundle air, land and car products to create vacation packages unique to each customer, and allows the Company to cross-sell its products and generate margins on bundled products that may be superior to margins available on only one product. The individual products themselves are not exclusive to the Company, although the final bundled product is unique to each customer and our favorable supplier contracts allow packaged sales that may be more cost-competitive than those offered by many competitors. We also intend to continue to sell our leisure travel products to other travel providers, through existing and potential new relationships.

         With our current infrastructure, we believe we are well-positioned to take advantage of the potential growth in the domestic and international travel industries and in online travel, as our TourScape software and favorable supplier contracts, we believe, may give us an advantage over competitors with less updated and flexible software and who may not possess the same bulk fare contracts that we enjoy. Our strategy is to focus on the sale and distribution of travel products, such as bundled vacation packages and tours, which traditionally have had higher margins than airline ticket sales alone. By bundling our air, hotel and car products, we hope to be able to generate higher revenues through cross-selling and higher margins by selling more-profitable products with less-profitable ones.

         Our Internet business strategy is centered on the development, implementation and integration of several websites. We currently operate over one hundred (100) websites, most of which have been operating for at least five years, and which have served successfully as a primary marketing vehicle for our acquired subsidiaries, Changes in L'Attitudes, Island Resort Tours, and International Travel and Resorts. Our sites, many currently in development, are being designed and updated to attract a loyal customer base in the United States, Europe, Asia and Latin America for these brands and for our new Dynamic Leisure and eCasual brands, scheduled to be launched in fall 2006, and to convert these potential customers into leisure travel buyers.

         We are currently installing TourScape, and we already enjoy favorable URL's, as stated above, as well as many "bulk" contracts, also described above. Complete installation and integration is expected by the end of 2006. Because we employ the programmers and technicians who are installing TourScape, we anticipate only limited installation costs above our current payroll costs.

OUR INTERNET BUSINESS STRATEGY

         We believe that in order to become profitable we must begin selling travel products such as bundled vacation packages and tours, which traditionally have had higher margin than airline ticket sales alone, which often generate only limited commissions. Our Internet business strategy, which is centered on the development of our websites and is focused on the online sale of specialized vacation and tour packages, is designed to sell such traditionally higher margin products. Specifically, our strategy is designed to:

         - Attract and acquire a substantial base of travel customers in the U.S., Europe and Latin America, by developing a compelling and functional web presence, launching the appropriate marketing and strategic partnership initiatives and offering the necessary customer service mechanisms; and

         - Convert customers into leisure travel buyers by offering attractive prices on personalized vacation packages and tours utilizing our TourScape operating system.

         To achieve the goals of our business strategy, however, we need to successfully develop our websites into full-service websites that will use our existing hardware and software infrastructure, as well as our strategic partnerships and existing vendor contracts.

OUR INFRASTRUCTURE

         We believe we are acquiring and developing the infrastructure necessary to effectively carry out our Internet business strategy. This infrastructure is comprised of our network architecture, Internet-enabled software engines, back-end operations and strategic and contract-based relationships.

         Network Architecture. We are developing and implementing a network architecture designed to support our Internet and enterprise-based activities. This architecture takes advantage of, and builds upon, our existing technologies. Our systems are being designed and developed by a series of vendors, including but not limited to SABRE, and by our internal technology staff. We believe that our systems will be capable of supporting all of our internal operations and Internet-related initiatives, including:

         - A processing capability for online users' query and booking transactions;

         - An ability to provide agents with the tools and resources necessary to deliver superior customer service; and

         - A means to support expansion that meets growing corporate needs and consumer demands.

         Internet-Enabled Software Systems. We have made significant investments in the software infrastructure that will be integrated into the Company's website. Our software systems include TourScape, a tour/wholesale reservation software system. TourScape, developed by the SABRE group, allows online booking, greater and speedier information flow to our reservation agents, and flexible accounting. TourScape should improve our productivity, efficiency, record-keeping and business tracking, and reduce operator training and booking time. It also supports multiple product lines, multiple currencies, unlimited packaging capabilities, numerous pricing and costing methods and various commission levels.

         Internal Operations. Despite the automation of the real-time booking processes, travel reservations often still require some human interaction for completion. At a minimum, this involves physically handling and mailing paper airline tickets to customers, where applicable, and manually reviewing tour package transactions for accuracy and completeness. Under our Internet business strategy, we plan to provide live agent customer support to those customers requiring it. Because of our expertise as a wholesale distributor as well as a telephone-based travel operator, we believe we are well-positioned to expand these operational capabilities to our Internet activities.

         Contractual Relationships. The leisure tours and packages we currently market, which are critical components to the overall success of our Internet initiatives, are the result of contracts we have secured with travel industry vendors. As a travel wholesaler, we believe we have a competitive advantage over suppliers and other online travel agencies that lack such relationships. These contractual relationships, along with the other relationships we have created with others in the Internet and travel industries help lay the foundation for our Internet initiatives. These contracts are not exclusive and can be canceled or modified by the supplier upon no or relatively short notice.

OUR MARKETING STRATEGY

         We are employing the following marketing strategies:

         FOCUSING ON THE SALE OF SPECIALIZED LEISURE TRAVEL PACKAGES. As noted by industry analysts, it is imperative that online travel agencies begin selling products that traditionally have had higher margins than airline ticket sales, such as bundled vacation packages and tours in order to generate profitable operations. We believe that, in order to be profitable, online agencies, must:

         - Have specialized vacation package inventory available to consumers;

         - Utilize online tools that help facilitate complex leisure travel purchases; and

         - Provide the customer service, both online and off, that is necessary to make the customer feel comfortable booking these types of transactions online.

         We believe we are well-positioned to compete in the online travel business for the following reasons:

         Our TourScape booking technology will provide consumers with a user-friendly mechanism for booking complex and specialized travel packages.

         Our existing base of travel specialists can provide the requisite e-travel personal assistance through real-time chat, Internet telephony, 800 telephone service, and in the near future, Internet-based video communication.

         Our favorable URL's should permit us increased sales once online booking is fully integrated.

         Our favorable "bulk" contracts should permit us competitive pricing not enjoyed by many of our competitors.

         Finally, because of our status as a travel wholesaler and distributor, with established travel vendor relationships, we expect that our websites will offer a wide variety of specialized packages at rates that travel consumers will find attractive.

         We believe that the Company's true dynamic packaging software allows customers to bundle air, land and car products to create vacation packages unique to each customer, although the products themselves are not exclusive to the Company.

         COMBAT THE TRADITIONALLY HIGH "LOOK-TO-BOOK" RATIO. According to reliable research, a high percentage of online travel visitors have looked, but not booked, online. Of those, most have bought their tickets through an 800 number or a conventional travel agent after researching online. Therefore, as a means of capturing maximum revenue, the Company's customers will be encouraged to utilize the services of our travel agent staff through live chat, Internet call button, or an 800 number if, for some reason, they are not inclined to purchase online. To further combat this trend, personalization technology, which will store a customer's travel preferences, will be implemented into the Company's websites. By combining our agent-based customer service and personalization technology, we believe the Company will be positioned to improve on the industry's current "look-to-book" ratio.

         FOSTER STRATEGIC PARTNERSHIPS AND PRIVATE LABEL PROGRAMS. We believe that one of the most important aspects of developing a successful online travel website is the process of creating and managing the requisite strategic partnerships and alliances. Strategic partnerships with web portals, e-commerce companies and content providers have the potential to generate revenue from transactions and advertisements, and also place the brand in front of Internet users.

         We intend to pursue these types of strategic online partnerships as a means to generate traffic, customer acquisition and revenue. We intend to enter into private label agreements to provide fulfillment on all travel purchased on several heavily trafficked e-commerce websites. As of yet, we have not yet established online partnerships or private label agreements, although we hope to do so beginning in Fall 2006.

         ESTABLISH A DYNAMIC AFFILIATE PROGRAM. Thousands of websites are currently utilizing the affiliate (also known as associate or referral) programs of online vendors to offer their visitors the opportunity to buy everything from books to sporting goods to cars. These programs allow any website owner to create banner links that transport visitors to the affiliate e-commerce website in the hope they will make a purchase, thereby entitling the website owner to a commission. By establishing and promoting an affiliate program, we believe we will create an opportunity to sell travel products in appropriate contextual settings on complementary we sites. We are currently identifying e-commerce companies to establish our affiliate program. At this time we have not yet established an affiliate program, although as of September 2006 we are in the process of implementing affiliate links.

         TARGET UNTAPPED INTERNATIONAL MARKETS. We believe online travel agencies have traditionally underappreciated the travel market outside the U.S. Recognizing the opportunities presented by rapid growth in use of the Internet abroad, we have formed Dynamic Leisure Europe Limited, a wholly-owned subsidiary located in London, England, in an effort to expand our target market. We believe the European market is a potentially large source of business for the U.S. vacation accommodation product and that our presence in the market provides a base for potential expansion and a hub for customer service in the European online and offline market. To that end, we have completed term sheets to acquire two travel companies with European experience, including one located outside of London, England, and another located in Florida.

COMPETITION

         Our competitors in the online travel industry include travel suppliers and travel agencies. Each of these types of competitors and factors upon which we compete are described below. Many of our competitors have greater experience, brand name recognition and/or financial resources than we do. We may be unable to compete successfully and our failure to compete successfully may have a material adverse effect on our business, financial condition and results of operation.

         SUPPLIERS. Suppliers primarily encompass airlines, hotels, car rental agencies and some cruise lines. This includes not only enhancing their websites and adding the Internet as a significant distribution channel to consumers, but also expanding their marketing efforts and forming new strategic alliances with other key online players.

         Advantages of suppliers over their agency counterparts include, among others,

         -  Well-established brands and consumer confidence in those brands;

         -  Customer loyalty;

         -  Existing operational infrastructure and fulfillment of capabilities;

         -  Access to additional inventories and pricing incentives;

         -  Other incentives such as frequent flyer miles programs; and

         - Availability of extensive financial resources to invest in Internet initiatives.

         TRAVEL AGENCIES. Travel agencies with an online presence are comprised of both the online companies and established brick-and mortar operations. According to studies of online travel, some of the leaders in online travel include, among others:

         -  Orbitz

         -  Travelocity

         -  Expedia

         -  GetThere.com

         -  Travel Network

         -  Uniglobe Travel

         -  Lowestfare.com

         All of the leaders mentioned above offer price and availability search capabilities for air, hotel and car rental and allow the user to book directly online without human intervention. Most of the agencies also offer special deals and discounted offerings. Some provide destination content. One of the areas some agencies are endeavoring to enhance is their offering of tour packages and cruises.

INTELLECTUAL PROPERTY

         We regard the protection of our intellectual property as important to our future success and rely on a combination of copyright, trademark, service mark and trade secret laws, license agreements and contractual restrictions to establish and protect intellectual property rights in our website architecture and technology, products, content and services. We plan to enter into confidentiality and invention assignment agreements with our employees and contractors in order to limit disclosure of our confidential information and to protect our ownership interest in our website architecture and technology. We cannot assure you that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.

REGULATORY ENVIRONMENT

         Regulation of the Travel Industry

         Many travel suppliers, particularly airlines, are subject to extensive regulation by federal, state and foreign governments. In addition, the travel services industry is subject to certain special taxes by federal, state, local and foreign governments, including hotel bed taxes, car rental taxes, airline excise taxes and airport taxes and fees. New or different regulatory schemes and changes in tax policy could have an adverse impact on the travel service industry in general and could have a material adverse affect on our business, financial condition, and results of operations. Changes in tax policy for online purchases, including travel purchases, could also have a material adverse affect on our business, financial condition and results of operations.

         Regulation of the Internet

         At the present time the amount of state and federal governmental regulation applicable to the Internet is relatively small when compared to other areas of communication and commerce. As the size, use and popularity of the Internet increases, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. Additionally, the rapid growth of electronic commerce may trigger the development of tougher consumer protection laws. The adoption of such laws or regulations could reduce the rate of growth of the Internet and could make it more difficult and expensive for us to carry on our planned business activities.

         Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the Federal Communications Commission, the FCC, to regulate Internet service providers and online service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. These regulations, if promulgated, could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our business, financial condition and results of operations.

         Regulation Concerning Privacy

         Specific laws and regulations concerning use of the Internet have been enacted, both in the United States and in the European Union. While we expect to have a privacy policy designed to ensure the protection of the privacy of our users, there can be no assurance that these programs will conform to any regulations which have been adopted by the FTC or the European Union directive. We do intend to take the necessary measures to ensure that our website complies with industry standards relating to user privacy.

RECENT ACQUISITIONS AND RECAPITALIZATION

CASUAL CAR GENERAL SERVICE AGREEMENT

         On January 3, 2006, Street Venture Partners, LLC, sold the US rights to the Casual Car General Service Agreement (GSA) to Dynamic Leisure Group, Inc. for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $.90 per share. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car(Skycars), Middlesex, United Kingdom.

         The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet under the Casual Car rental brand website and bundle with packages on the Company's other Internet sites. As of the date of this filing, a limited number of booking have been processed under this agreement. Skycars is currently paying us $6,000 per month to processes these booking. As the volume grows the agreement calls for Skycars to pay 35% of the gross margin of a booking. The GSA will be utilized more as the European market is launched in the second half of the year with the Company being able to provide an air, hotel and car rental packages.

STOCK EXCHANGE AGREEMENT DATED JANUARY 13, 2006

         On January 13, 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. ("Dynamic"), now known as Dynamic Leisure Group North America, Inc., a privately-held Florida corporation, under which we acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly-owned subsidiary of the Company. As consideration for its acquisition of the outstanding capital stock of Dynamic, the Company issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic, which automatically converted to common stock upon the increase in authorized shares occurring in February 2006. See Exhibit 10.19. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering. This transaction was treated as a recapitalization of Dynamic Leisure Group, North America, Inc. for accounting purposes.

FEBRUARY 8, 2006 ACQUISITION OF CHANGES IN L'ATTITUDES, INC.

         On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CLA"), for a purchase price of $2,090,680. The purchase price consists of a combination of cash ($640,000), shares of our common stock (340,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $600,000. The acquisition of CLA is expected to provide the Company with a direct-to-consumer selling channel via the Internet to the strategically desirable Caribbean leisure market. See Exhibit 10.26.

MARCH 6, 2006 ACQUISITION OF ISLAND RESORT TOURS, INC. AND INTERNATIONAL TRAVEL AND RESORTS, INC.

         On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,000. The purchase price consists of a combination of cash ($1,500,000), shares of the Company's common stock (700,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, including air travel, and add to the expertise of the Company's management team. See
Exhibit 10.28.

EMPLOYEES

         As of the date of this Prospectus, the Company employed approximately 40 people and was actively hiring further personnel. No employee is a party to a collective bargaining agreement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following analysis of our consolidated financial condition and results of operations for the years ended December 31, 2005 and 2004 should be read in conjunction with the Consolidated Financial Statements and other information presented elsewhere in this Prospectus. However, as our business plan changed significantly in January 2006, investors should review the Company's quarterly financial statement for first and second quarters of 2006, as well as the audited financial statements of Changes in L'Attitudes, Inc., International Travel and Resorts, Inc., and Island Resort Tours, Inc.

GENERAL

         Through January 13, 2006, we were engaged primarily in developing and commercializing patented high efficiency low-pressure non-lubricated air compressors and hydrogen.

         On January 13, 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. ("Dynamic") a privately-held Florida corporation, under which we acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly-owned subsidiary of the Company, in a transaction for accounting purposes that was treated as a recapitalization of Dynamic Leisure Group, North American, Inc. Dynamic Leisure Group, North American, Inc is now considered the historical registrant. Following the agreement, the Company changed the focus of its business strategy to pursue opportunities in the leisure travel market, primarily as a wholesaler of travel packages to frequently traveled destinations such as Florida, Las Vegas, California and Hawaii in the US, the Caribbean, Mexico, Central and South America, and the United Kingdom and Europe. As part of the Stock Exchange Agreement with Dynamic, we issued 6,566,667 shares of our common stock.

         The Company expects its new focus on the leisure travel market will be obtained through the combination of acquiring existing well-established businesses and via internal organic growth. Subsequent to year end, in order to pursue this strategy, the Company acquired Changes in L'Attitudes, Inc. a Florida-based direct-to-consumer internet seller of vacation packages primarily to the Caribbean and Mexico, and Island Resort Tours, Inc. and International Travel and Resorts, Inc. ("ITR"), wholesalers of Caribbean travel primarily through established networks of travel agencies, and a provider of telephone and marketing support to various Caribbean locations.

CRITICAL ACCOUNTING ESTIMATES

         Stock-Based Compensation Plans

         We have one active stock-based compensation plans and two inactive stock-based compensation plans. The board of directors administers this plan and may grant options to key individuals at their discretion. Terms and prices are to be determined by the compensation committee or the board. These plans have an aggregate of 83,333 shares of common stock reserved for issuance. Options outstanding were for 124,539 and 82,039 of shares of common stock at December 31, 2005 and 2004, respectively. In 2004, stock options were granted to an individual in lieu of issuing common stock, but this transaction was outside the stock-based compensation plans. The Company issued stock options to directors, employees, and the chief executive officer totaling 23,333 and zero, respectively, in 2005 and 2004. No stock-based employee compensation cost is reflected in net income during 2005 and 2004, in accordance with the provisions of Accounting Principles Board Opinion No. 25. The Company issued 19,167 options and recorded $56,925 in expense for options issued to consultants in 2005, in accordance with the fair value method of SFAS 123. This valuation was done using a risk free interest rate of 3.9%, an expected life on 3.0 years, a volatility of 294% and no expected dividends.

         On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. During 2006, all employee stock compensation is recorded at fair value using the Black Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires the Company to account for all new stock compensation to employees using fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company shall recognize the compensation cost for that portion of the award for which the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no cumulative effect of applying SFAS 123R at January 1, 2006.

Accounts Receivable

         Accounts Receivable result from amounts for either the sale of travel products or agreements with various hotels, for amounts such as co-op advertising support. The Company evaluates the collectibility of accounts receivable while working with its individual customer and vendors. A majority of the Accounts receivable for travel products are collected prior to travel departure.

Goodwill and Other Intangibles

         The Company accounts for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Business combinations can also result in other intangible assets being recognized. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The Company conducts the annual review for all of its reporting units during the fourth quarter of the calendar year.

Revenue Recognition

         The Company follows the criteria for the United States Securities and Exchange Commission Staff Accounting Bulletin 104 and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

         The Company records merchant sales transactions at the gross purchase price generally at the date of travel. For transactions recorded at gross, the Company acts as the merchant of record in the package transaction consisting of several products from different vendors causing the Company to be the primary obligor to the customer. In these transactions the Company also controls selling prices, and is solely responsible for making payments to vendors. The Company records transactions at net were the Company is not the merchant of record or the product is not sold as a package. The Company records revenue and related costs of products when travel occurs or for certain products, when the service is completed. Travel insurance revenue is always shown net since the Company currently acts as an agent for the insurance company. It is the Company's policy to be paid by the customer in advance, with monies received in advance of travel recorded as a deferred revenue liability. The Company may receive cash or hotel room credits in exchange for providing cooperative advertising for its vendors. The Company records accounts receivable for these amounts and offsets the applicable advertising expense. Once the advertising expense is reduced to zero, any excess cooperative advertising fees are recorded as revenue.

         The Company is not required to buy a specific number of lodging occupancies but has pre-purchased lodging occupancies, creating inventory risk, over the past several years. The Company is not expressly required to buy a specific number of bulk airline tickets, although the Company's primary airline supplier eliminated approximately 80% of bulk rate contracts, which creates a implied minimum of ticket sales requirement.

Principles of Consolidation

         The consolidated financial statements include the accounts of Dynamic and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting for Derivatives

         The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

         The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as an other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification.

Warrant Liability

         During our efforts to raise capital from external investments, we have issued secured and unsecured Convertible Promissory Notes that include provisions requiring us to register related shares of common stock. Per SFAS 133 and EITF 00-19 we are required to record the value of warrants issued in connection with these Promissory Notes as a warrant liability.

         The valuation of the warrant liability is based on a Black Scholes model and will vary, potentially significantly, based on factors such as the remaining time left to exercise the warrants, recent volatility (change) in the price of Dynamic's common stock, and the market price of our common stock. Changes in the valuation of the warrant liability are recorded as other income or expense in the period of the change.

         The value of the warrant liability was $2,804,877 at June 30, 2006 for both the MMA and DynEco March 2005 financing. The MMA was valued at $2,432,126 using the following assumptions: $1.25 Stock Price, $1.00 exercise price, 2.5 year term, 271% volatility, 5.07% discount rate. The DynEco March 2005 warrants were valued at $372,751 using the following assumptions: $1.25 Stock Price, $1.00 exercise price. 2.75 expected term, 271% volatility, 5.07% discount rate. During the three months ended June 30, 2006 there was warrant valuation income of $1,441,491. For the six months ended June, the warrant valuation was an expense of $778,551.

Concentration of Credit Risk and Other Concentrations

         Nearly all of the Company's current travel products are for destinations in the Caribbean and Mexico. This concentration potentially exposes us to both political and weather risks of this region.

         The Company has a diverse US customer base, including consumers purchasing products through travel agencies and purchasing directly via the Internet.

         The Company has very little credit risk since the vast majority of its travel products are paid for in advance.

         The Company has negotiated contracts with airlines that provide the Company with wholesale structure that allows the Company to price certain products more favorably than its competitors. The loss of such contracts could have a negative effect on the Company.

Surety Bond

         The Company has outstanding at June 30, 2006 a surety bond for $70,000 related to the Airlines Reporting Corporation to allow the purchase of airline tickets through its computerized ticket system. As part of the letter of credit agreement the Company is required to keep a collateral deposit of $22,500. The deposit is included in Other Assets Deposits on the accompanying balance sheet.

Letter of Credit

         As of June 30, 2006, the Company had three letters of credit totaling $150,000 payable to the Airline Reporting Corporation to allow the purchase of airline tickets through it computerized ticket system. As part of the letter of credit agreement, certificates of deposit are required with the issuer for approximately the amount of the letter of credit and are reflected as short-term investments, restricted, on the accompanying balance sheet.

Stock-Based Compensation

         The Company has one active stock-based compensation plan and two inactive stock-based compensation plans. On January 1,2006, Dynamic implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. Effective January 1, 2006, all employee stock compensation is recorded at fair value using the Black Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires us to account for all new stock compensation to employees using fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company shall recognize the compensation cost for that portion of the award for which the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no cumulative effect of applying SFAS 123R at January 1, 2006.

RESULTS OF OPERATIONS

         As a result of the recapitalization on January 13, 2006, Dynamic Leisure Group, Inc., now known as Dynamic Leisure Group North America, Inc., became the accounting acquirer of DynEco Corporation. DynEco then changed its name to Dynamic Leisure Corporation. Therefore, the discussion below is focused on the Dynamic Leisure Group North America, Inc. (the operating subsidiary)in 2005 and Dynamic Leisure Corporation in 2006.

PERIOD FROM MAY 16,2005 (INCEPTION) TO DECEMBER 31, 2005

         During the period from May 16 to the end of the year, Dynamic Leisure Group North America did not produce any revenue or have any cost of product. The Company was focused on identification of acquisition targets, the purchase of the TourScape system, identification and securing of short term and long term financing and the legal structure of the Company. In the pursuit of these activities the Company incurred $455,954 of expense with $276,233 of salaries, professional fees of $78,114 and travel of $59,218 making up the majority.

         In addition to the expenses detailed above the Company incurred $29,360 in interest expense related to the notes obtained for short term financing resulting in a loss of $485,314 or 0.47 per share.

THE FIRST SIX MONTHS OF 2006

         As noted above the Company was founded on May 16th, 2005 and therefore did not have operations for the first quarter of 2005. The results for the first quarter of 2006 include the Dynamic Leisure Group NA from January 1, DynEco from its recapitalization on January 13, Changes in L'Attitudes from its purchase on February 8, 2006 and IRT-ITR from their purchases on March 6th, 2006.

         Our revenues for 2006 were derived from the acquisitions of Changes in L'Attitudes, Inc. and IRT-ITR as we begin to expand in the leisure travel market. Operating expenses for the three months and six months ended June 30, 2006 are a combination of the operating expenses included in the acquisitions and the concurrent establishment of administrative technology, and operations functions to support the planned growth of the business.

         A net loss of $4,693,304 was reported for the period, primarily as a result of significant expenses recognized for the recording of warrant valuation expense and related liability for detachable warrants issued with convertible notes payable, interest expense from amortization of discounts on convertible promissory notes and charges incurred for the extinguishment of debt for part of the outstanding balance of a convertible note payable from investors in the Company.

THREE MONTHS ENDED JUNE 30, 2006 COMPARED TO THE PERIOD FROM INCEPTION (MAY 16,
2005) TO JUNE 30,2005.

         With an inception date of May 16, 2005, Dynamic Leisure Group, Inc was in a developmental state during the second quarter of Fiscal 2005 and as such did not generate any revenue. Of the $49,825 in general and administrative expenses incurred during the second quarter last year the vast majority were salaries of $33,500 and professional fees of $15,750, which mostly related to capital rising efforts.

         During the first quarter of 2006, the Company moved from the developmental stage by to the operational stage by acquiring Changes in L'Attitudes, Inc (CIL). on February 8, 2006 and IRT-ITR on March 6, 2006. The operating results for our three months ended June 30, 2006 include activity from these acquisitions for the whole quarter. We had $1,904,547 in revenues, and gross profit of $564,299 for the three months ended June 30,2006. Our revenue is derived primarily from the value of travel packages paid for and traveled during the period, the sale of certain airline tickets when issued, and certain fees or commissions considered earned by the customer during the period.

         Operating expenses were $1,534,873 for the second quarter of 2006 compared to $831,028 in the first quarter of 2006 as the Company builds its infrastructure to support a larger multi-location organization and due to the CIL and IRT -ITR expenses being included for the whole quarter. Corporate expenses were $389,822 higher in the second quarter of 2006 due to $80,161 professional fees, $81,027 of salaries , $73,272 of amortization , $36,685 of recruiting expenses and $24,875 of travel. As we increase the volume of our business and relationships with suppliers, and sell more products directly to the traveling customer over the Internet, we anticipate operating expenses as a percentage of revenue to decrease.

         Interest expense for the three months ended June 30, 2006 was $1,002,449. This amount was lower than the first quarter of 2006 by $179,447 due the conversion of several notes payable to stock during the year which reduce the debt discount amortization and by the write down on the debt discount of the March 2005 in the first quarter of 2006 from the Modification and Waiver agreement.

         The Warrant valuation for the second quarter of 2006 was income of $1,441,491 from the reduction of the Company stock price from $1.85 to $1.25 and a reduction is the volatility from 335% to 271%. The valuation of the warrant liability is a non-cash income or expense to the Company.

         Mainly due to the change from expense of the warrant liability from a $2,220,042 in the first quarter of 2006 to an income of $1,441,491 the Company's net loss reduced to $532,995.

SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO THE PERIOD FROM INCEPTION (MAY 16,
2005) TO JUNE 30,2005.

         With an inception date of May 16, 2005, Dynamic Leisure Group, Inc was in a developmental stage during the second quarter of last year and as such did not generate any revenue. Of the $49,825 in expenses incurred during the second quarter last year the vast majority were salaries of $33,500 and professional fees of $15,750, which mostly related to capital rising efforts.

         During the first quarter the Company moved from the developmental stage to the operational stage by acquiring Changes in L'Attitudes, Inc. on February 8, 2006 and IRT-ITR on March 6, 2006. The operating results for our six months ended June 30, 2006 include activity from the date of these acquisitions to June 30, 2006.

         We had $2,997,045 in revenues, and gross profit of $839,473 in the first six months of 2006. Our revenue is derived primarily from the value of travel packages paid for and traveled during the period, the sale of certain airline tickets when issued, and certain fees or commissions considered earned by the customer during the period.

         Operating expenses were $2,365,901 for the first six months of 2006, as the Company builds its infrastructure to support a larger multi-location organization. As we increase the volume of our business and relationships with suppliers, and sell more products directly to the traveling customer over the Internet, we anticipate operating expenses as a percentage of revenue to decrease.

         Interest expense for the first six months of 2006 was $2,184,895. Interest expense through June 30, 2006 included $1,694,036 of amortization of debt discount on notes payable and discounts of notes payable. The holders of the outstanding convertible notes have the option to receive the interest payments in either cash or common stock. While we expect the interest to be paid with our common stock, there is no guarantee that will occur.

         For the six months ended June 30, 2006, we incurred a $208,452 loss on extinguishment of debt, and $778,551 of warrant valuation expense related to the issuance of new warrants as part of a financing transaction in the six months ended June 30, 2006 and the revaluation of warrants previously issued. The amounts recorded for loss on extinguishment of debt, and warrant valuation expense were non-cash transactions, which did not affect our use of cash resources, but created significant increases in other expenses during the period. Therefore, our net loss was $4,693,304 for the first six months of 2006.

Financial Condition - Liquidity and Capital Resources

PERIOD FROM MAY 16, 2005 (INCEPTION) TO DECEMBER 31, 2005

         During the period of May 16, 2005 to December 31, 2005, the Company was able to rise $987,500 in financing by issuing $847,500 of convertible notes and $140,000 of term notes payable. The Company paid most of the term notes off with the $2,000,000 MMA financing on January 13, 2006. Most of the convertible notes are expected to be converted into common stock. The company use the proceeds from these notes to purchase the TourScape system for $641,347 with the remainder used to fund ongoing operations.

FIRST SIX MONTHS OF 2006

         During the six months ended June 30, 2006, the Company came to own proprietary software technology, proprietary engineering technology, and operations in the wholesale leisure travel market. Our financial condition relies on continuing debt and equity investment until the Company is able profitably to grow our wholesale leisure travel business. During the first six months of 2006 travel revenue and income from operations was not enough to offset financing expenses related to the Stock Exchange Agreement, subsequent financing expenses related to an investment by MMA Capital, acquisition costs for CLA and IRT-ITR, and professional fees.

         During the first six months of the year, the Company's main sources of liquidity were from the issuance of convertible notes payable and common stock issuances. The Company issued three convertible notes for total proceeds of $2,060,000 with the MMA note of $2,000,000 on January 13, 2006 representing the vast majority. The common stock proceeds for the six months ended June 30, 2006 were $285,739. The main uses of these proceeds was to fund the cash operating deficit of $1,728,848, repayment of debt of $344,632, debt issue costs of $176,322, investing activities of 65,762 and a increase in the level of cash of $101,077.

         For the six months ended June 30, 2006, we had a net loss of $4,693,304. The loss was primarily the result of other expense of $3,166,876 for the six months ended June 30, 2006. The other income/loss consisted of interest expense $2,184,895, loss on extinguishment of debt $208,452, other expense of $8,020 and $778,551 in warrant valuation expense. While the warrant valuation expense was charged to expense it did not result in cash outlays as of June 30, 2006. In addition, amortization of debt discount for the six months ended June 30, 2006 was $1,694,036 which is also a non-cash charge.

         As of June 30, 2006, our primary source of liquidity was $139,776 of cash and $266,275 of accounts receivable. There is a working capital deficit of $8,711,794 at June 30, 2006, primarily due to a warrant liability of $2,804,877, acquisitions payable of $1,440,000, convertible notes payable, net of discount of $2,087,008, and convertible notes payable - related party of $750,000. The convertible notes payable and convertible notes payable - related parties, consists of promissory notes convertible to Dynamic's common stock. While we expect these notes to be converted into Dynamic's common stock, reducing the amount of cash payments for the liabilities, we have no guarantee that this will occur. We had total assets of $9,541,955 of which long-term assets of $7,779,875 consisted of goodwill of $5,115,696 intangible assets of $2,472,446, other assets of $96,651, debt issue cost of $95,082 and $851,455 of property and equipment. Of our total liabilities of $9,833,178, long term liabilities total $210,759 including $117,370 of notes payable, $15,501 of loans payable and $77,888 of long term capital lease. Total shareholders' deficit was $291,223. At June 30, 2006, we had an accumulated deficit of $5,178,618. We were in default on $2,155,158 in notes payable at June 30, 2006. On August 16, 2006 we entered in to a Modification of the MMA note, which deferred the interest payments until January 13, 2007. In return for this deferral, MMA was granted 100,000 shares of Company stock and the interest rate was increased retroactively from 8% to 10%. The Company is accruing the default interest rate of 10% on the remaining $155,158 from the March 2005 DynEco financing.

         We are also in default of the repayment terms on unsecured notes payable aggregating $35,000 at June 30, 2005 and 2006, initially issued by DynEco. No extension has been granted by the debt holders. We had anticipated settling the balance owing on these notes payable through issuance of common stock in 2005 however as of June 30, 2006 this had not yet occurred nor is there any assurance that this will take place.

         Four convertible notes totaling $140,000 were due on June 30, 2006 and were not paid on that date. Subsequent to June 30, 2006 one holder has converted and the other three are in discussion to convert to stock. There were repayments during the first quarter of $204,632 of convertible promissory notes and $140,000 of non-convertible promissory notes. In addition, there were conversions to common stock of promissory notes of $325,000 during the first six months of 2006.(See financial statement note 8).

         We have limited historical results, and only a limited time of combined operations with Dynamic, DLG, CLA, and IRT-ITR. We have relied upon equity financing in order to fund operations. During the six months ended June 30, 2006, there were limited activities or resources to provide cash flow in excess of immediately needed funding. Our inability to generate cash flow in excess of immediately needed funds may create a situation where we are likely to require additional capital from external sources. There is no guarantee that we will be able to obtain any necessary financing on terms favorable to us, if at all.

         As of June 30, 2006, and the date of this filing, our sources of internal and external financing are limited. Additionally, as part of the acquisitions of CLA and IRT-ITR, we issued an additional 1,040,000 shares of Dynamic common stock, agreed to pay $1,440,000 in additional cash, and $2,050,000 of secured Convertible Notes payable. While we anticipate all of the Convertible Notes Payable to convert to shares of Dynamic's common stock, should this occur and reduce our potential cash payment for the notes, we would issue additional shares of stock that would further dilute our existing shareholders holdings. It is not expected that the internal sources of liquidity will improve until net cash is provided from operating activities, and until such time, we will rely upon external sources of liquidity, including additional private placements of Dynamic's common stock and exercise of various outstanding stock warrants and stock options. We are hopeful that the continued listing of our shares on the OTC Bulletin Board and expansion of our business opportunities further in the leisure travel market, which should help increase the Company's market capitalization, encourage the exercise of outstanding warrants and attract new sources of financing. We have no understandings or commitments from anyone with respect to external financing, and we cannot predict whether we will be able to secure necessary funding when needed, or at all.

         As we continue to expand our business and deploy our technology in our leisure travel business, our current monthly cash flow requirements will exceed our near term cash flow from operations. We are still unable to quantify the amount of revenue anticipated from commercializing UniVane products through Parker Hannifin however, we do not believe that it will be material to meeting our cash requirements going forward. Even if we are not required to meet our financing and interest payment needs from cash, and instead our investors convert their outstanding convertible notes to common stock, our available cash resources and anticipated cash flow from operations are insufficient to satisfy our anticipated costs associated with new product development, deployment of software technology and integration of acquisitions in the near future. There can be no assurance, however, that we will be able to generate sufficient cash from operations, if any, in future periods to satisfy our capital requirements, or anticipated additional acquisitions. Therefore, we will have to continue to rely on external financing activities, including the sale of our equity securities, to satisfy our capital requirements for the foreseeable future. Due, in part, to our lack of historical earnings, our prior success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, our board of directors has determined that the continued use of our equity for these purposes may be necessary if we are to sustain operations. Equity financings of the type we have been required to pursue are dilutive to our stockholders and may adversely impact the market price for our shares. However, we have no commitments for borrowings or additional sales of equity, the precise terms upon which we may be able to attract additional funding is not known at this time, and there can be no assurance that we will be successful in consummating any such future financing transactions on terms satisfactory to us, or at all.

OFF BALANCE SHEET ARRANGEMENTS

         Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

         o  Any obligation under certain guarantee contracts;

         o Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

         o Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder's equity in our statement of financial position; and

         o Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

         On May 15, 2006, the Company entered into a five-year lease of the premises located at 5680A W. Cypress Street, Tampa, Florida 33607. The Company moved into these offices on July 1, 2006. This lease is not reasonably likely to have a material effect on the Company's current and future financial condition.

         As of the date of this Report, the Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Current Year Financing

         On January 13, 2006, we received $2,000,000 of financing by the issuance of a convertible secured promissory note, convertible at $1.00 per share and a warrant to purchase up to 2,000,000 million shares of the Company's common stock at $1.00 per share. The proceeds from the financing will be used for initial cash payments towards acquisitions of companies in the leisure travel market, partial repayment of a convertible promissory note outstanding and certain other outstanding obligations of the Company, infrastructure including computer hardware and software, and general working capital. We will continue to require external financing which will likely create additional dilution to our existing shareholders.

         On January 31, 2006, shareholders approved a 1:30 reverse split of the Company's common stock. As a result of the reverse stock split, every thirty
(30) shares of our common stock outstanding on the effective date were automatically combined into one (1) share. The reverse stock split became effective at the close of business on March 3, 2006, and post-reverse trading began at market open on March 6, 2006. The accompanying financial statements have been retroactively adjusted for the subsequent affect of the reverse stock split and the Stock Exchange Agreement of January 13, 2006.

         On February 8, 2006, we acquired Changes in L'Attitudes, Inc. ("CLA"), and on March 6, 2006, we acquired Island Resort Tours, Inc. and International Travel and Resorts, Inc. ("IRT/ITR"). The purchase prices included our issuing 1,040,000 shares of our common stock and $2,050,000 of convertible notes that may be converted to our common stock at a price of $1.50. The convertible notes are payable with interest at the rate of 9% per annum. The CLA and IRT/ITR notes mature on February 7, 2007 and March 6, 2007, respectively ("Maturity Date"). The notes are convertible into our common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if we, in subsequent acquisitions on or before December 31, 2006, provide consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the notes may be required. If the Company receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the notes may be required. The Company has agreed to include sale of the shares issued, and those issuable upon conversion of the convertible notes in the next registration statement filed by us. The convertible note issued to CLA is secured by a lien on the assets of CLA. The convertible note issued to IRT/ITR is secured by a lien on the assets of IRT/ITR. The acquisitions have provided us with new sources of revenue, but also involved issuing common stock that is dilutive to our current shareholders and may either cause additional dilution if the notes are converted to common stock, or increase our need for additional cash flow from operations or outside financing to meet our obligations.

         In June and July 2006, we were able to arrange bridge financing totaling $500,000 from MMA Capital, LLC. Under two Common Stock Purchase Agreements, MMA agreed to purchase, and the Company agreed to sell and issue to the Purchaser, Five Hundred Thousand (500,000) shares of the Company's common stock, at a purchase price of Five Hundred Thousand Dollars ($500,000.00), a rate of $1.00 per share for the common stock. The Agreement was a private offering of unregistered securities and did not involve the issuance of any debt or promissory note, convertible or otherwise, nor any warrants to purchase stock of the Company. The Company did agree to file a new registration statement (on Form SB-2 or otherwise) on or before October 2, 2006, or within thirty (30) days of the effective date of this post-effective amendment no. 2, whichever comes first. The Company agreed to pay all of the costs and expenses of preparing and filing the registration statement.

         Our cash and anticipated receipt of funds from financings have been insufficient to satisfy our anticipated costs associated with new product development. There can be no assurance, however, that we will be able to generate sufficient cash from operations, if any, in future periods to satisfy our capital requirements. While we now have revenue and operations, there is no history of our ability to generate sufficient working capital to meet our operational and debt service needs. Therefore, we will have to continue to rely on external financing activities, including the sale of our equity securities, to satisfy our capital requirements for the foreseeable future. Due, in part, to our historic lack of earnings, our success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, the continued use of our equity for these purposes may be necessary if we are to sustain operations. Equity financings of the type we have historically completed, including our recent financing and acquisitions are dilutive to our stockholders and may adversely impact the market price for our shares.

SEASONALITY AND INFLATION

         The leisure travel market may be affected by weather conditions, inflation, and the overall economy in the US, UK, and Europe. During 2004 and 2005, an unusually large quantity of hurricanes, a number of which were severe, affected travel to the Caribbean and Mexico, and the Southeastern United States, including a number of locations that incurred long term damage to properties and infrastructure. While we believe that diversifying destinations and points of originations will reduce the potential exposure to seasonality and the weather, we shall need to add additional products and services to our existing business.

                             DESCRIPTION OF PROPERTY

         The corporate offices were moved on July 1, 2006 to 5680A W. Cypress Street, Tampa, Florida 33607, where we recently signed a five year lease.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective January 1, 2004, we entered into an Exclusive Patent and Know-How License Agreement with Thomas C. Edwards, Ph.D., our president and chief executive officer. The license agreement is more fully described elsewhere in this prospectus. The license agreement superseded and replaced the 1992 license agreement with Dr. Edwards. During each of the two years ended December 31, 2002, we neither accrued nor made any payments to Dr. Edwards under either of the license agreements. See "Business - License Agreement with Dr. Thomas C. Edwards." As described elsewhere in this Prospectus and the Exhibits, Dr. Edwards resigned from the Company in January 2006.

         On December 11, 2003, we issued 6,666 shares of common stock to each of Kevin S. Hooper and Leonard Sculler, as consideration for their services as directors, valued at the contemporaneous cash sales price of $3.60 per share.

         On April 27, 2004, we issued 6,666 shares of common stock to George R. Schell, as consideration for his services as a director, valued at $3.60 per share.

         On August 17, 2004, we entered into an Amended and Restated Business and Advisory Consulting Agreement with MBN Consulting, LLC. MBN is the beneficial owner of approximately 2.1% of our common stock. The agreement replaces and supersedes a consulting agreement dated November 10, 2003 between DynEco and MBN. Under the amended and restated agreement, MBN has agreed to (a) advise us with respect to the implementation of short and long range strategic planning to fully develop and enhance DynEco's assets, resources, products and services, (b) serving as liaison between DynEco and its shareholders; and providing such investor relations services as we may request, (c) identifying and providing advice and consultation in the areas of strategic alliances and business combinations, including mergers and acquisitions; and preparation for and attendance at meetings and conferences relating thereto, (d) arranging meetings between representatives of DynEco and members of the investment community at which presentations concerning DynEco and its business operations may be discussed; (e) providing advice and consultation relating to internal business operations including (i) advice regarding the formation of corporate goals and their implementation, advice regarding the financial structure of DynEco and its divisions or subsidiaries, (iii) advice regarding the securing of debt and/or equity financing and (iv) advice regarding corporate organization and personnel, (f) serving as liaison between DynEco and its legal and accounting advisors, and (g) providing such other services as may be mutually agreed upon by DynEco and MBN. For its services, MBN is entitled to a monthly fee of $3,000, commencing upon our receipt of combined equity and debt funding from any sources in an amount of at least $1,000,000. Under the original consulting agreement, MBN also received 66,667 shares of our common stock as consideration for advising DynEco in connection with restructuring its board of directors; providing advice and consultation prior to and in connection with DynEco's relationship with Parker-Hannifin Corporation, including the May 2003 License Agreement; serving as liaison to DynEco's shareholders and providing investor relations services; serving as DynEco's liaison to its financial and legal advisers; providing administrative support and services to relieve DynEco's chief executive officer of those responsibilities so that he could attend to his designated duties; and, providing advice and consultation with respect to new business development. In March 2005, we requested MBN to devote additional time to our business matters and, in light of the additional responsibilities undertaken by MBN, we verbally agreed to pay MBN a monthly consulting fee of $3,000 commencing March 1, 2005 (in lieu of the monthly consulting fee provided for in the Amended and Restated Consulting Agreement).

         Effective January 16, 2006, the Company entered a new Consulting Agreement with MBN. The new agreement covers a two-year term, provides payment to MBN of $5,000 per month for the first two months and $7,500 for each month thereafter, and provides 200,000 five-year warrants to purchase common stock at $1.25 per share.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our common stock commenced trading on the over-the-counter bulletin board on January 25, 2005, under the symbol "DYCO". From March 1994 until January 25, 2005, our shares were listed on the pink sheets under the symbol "DYCO." However, the trading market for our shares on the pink sheets was not active. The following table sets forth the high and low bid prices for our common stock on the pink sheets from January 1, 2004 to January 24, 2005 and on the over-the-counter bulletin board from January 25, 2005 to March 31, 2006. The bid prices are inter-dealer prices, without retail markup, markdown or commission, and do not reflect actual transactions. Our stock began trading under the symbol "DYLI" at market open on March 6, 2006.

                 PERIOD                         HIGH BID         LOW BID
----------------------------------------        --------         -------

July 1, 2006 to September 12, 2006 .....         $ 1.60           $ 1.00
April 1, 2006 to June 30, 2006 .........         $ 2.60           $ 1.22
January 1, 2006 to March 31, 2006 ......         $ 4.00           $ 0.81

October 1, 2005 to December 31, 2005 ...         $ 2.25           $ 0.30
July 1, 2005 to September 30, 2005 .....         $ 3.30           $ 1.35
April 1, 2005 to June 30, 2005 .........         $ 4.20           $ 2.46
January 1, 2005 to March 31, 2005 ......         $ 6.00           $ 2.43

October 1, 2004 to December 31, 2004 ...         $ 5.40           $ 2.40
July 1, 2004 to September 30, 2004 .....         $ 5.40           $ 3.00
April 1, 2004 to June 30, 2004 .........         $ 6.30           $ 3.60
January 1, 2004 to March 31, 2004 ......         $ 8.10           $ 5.10

The prices reflect a 1:30 reverse-stock split that became effective at business close on March 3, 2006.

SHAREHOLDERS OF RECORD

         As of August 31, 2006, there were 695 shareholders of record who owned 11,298,174 shares of our common stock that was issued and outstanding. We have also reserved a total of 9,396,292 shares for issuance upon conversion of convertible promissory notes and exercise of outstanding common stock purchase warrants, and 104,539 shares upon exercise of outstanding options to purchase shares of our common stock.

INFORMATION RELATED TO OUTSTANDING SHARES

         Of the issued and outstanding shares, approximately 1,118,766 shares of our common stock (6,667 of which are owned by our officers, directors and principal stockholders) have been held for in excess of one year and are available for public sale pursuant to Rule 144 promulgated under the Securities Act. The sale of another 134,167 shares, including 138,333 shares issuable upon exercise of outstanding warrants and options, is covered by a Registration Statement filed on Form SB-2 (SEC File No. 333-112585). The sale of another 15,000 shares, and 430,000 shares issuable upon exercise of outstanding warrants and options, is covered by the Registrations Statement filed on Form SB-2 (SEC File No. 333-124283), covered by this post-effective amendment.

         Unless covered by an effective registration statement, the sale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially-owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to sale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to registration may have a depressive effect on the market price for our common stock.

DIVIDENDS

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. Our retained earnings deficit currently limits our ability to pay dividends.

SEC "PENNY STOCK" RULES

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information relating to our outstanding equity compensation plans as of September 13, 2006:

                                            NUMBER OF
                                         SECURITIES TO BE
                                           ISSUED UPON       WEIGHTED-AVERAGE    AVAILABLE FOR FUTURE
                                           EXERCISE OF      EXERCISE PRICE OF   ISSUANCE UNDER EQUITY
                                           OUTSTANDING         OUTSTANDING        COMPENSATION PLAN
                                        OPTIONS, WARRANTS   OPTIONS, WARRANTS   (EXCLUDING SECURITIES
                                            AND RIGHTS          AND RIGHTS      REFLECTED IN COLUMN A)
-------------------------------------   -----------------   -----------------   ----------------------
Equity Compensation Plans
Approved by Security Holders:

2001 Equity Incentive Plan ..........         22,278             $ 3.00                 11,055

1993 Corporate Stock Option Plan ....         21,667             $ 3.05                      0*

1993 Advisors Stock Option Plan .....          6,667             $ 3.60                      0

Equity Compensation Plans Not
Approved by Security Holders:

Options .............................         73,928             $ 8.75                      0

Warrants ............................         99,104             $ 5.40                      0

Total ...............................        223,644             $ 5.99                 11,055

*The 1993 Corporate Stock Option Plan has expired.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning our grant of options to purchase shares of our common stock during the fiscal year ended December 31, 2005 to each person named in the Summary Compensation table.

                                                               PERCENT OF        EXERCISE
                                  NUMBER OF SECURITIES     TOTAL OPTION/SARS      OR BASE
                                       UNDERLYING         GRANTED TO EMPLOYEES     PRICE    EXPIRATION
              NAME               OPTION/SARS GRANTS (#)      IN FISCAL YEAR       ($/SH)       DATE
------------------------------   ----------------------   --------------------   --------   ----------

Thomas C. Edwards, Ph.D. .....           3,333                    7.8%            $ 3.00    April 2008


2001 EQUITY INCENTIVE PLAN

         In October 2001, our board of directors authorized and approved the 2001 Equity Incentive Plan. The plan was approved and ratified by our shareholders on October 25, 2001. Under the 2001 Equity Incentive Plan, we have reserved a total of 33,333 shares of our common stock for issuance upon exercise of incentive and non-qualified stock options, stock bonuses and rights to purchase awarded from time-to-time, to our officers, directors, employees and consultants.

         The 2001 Equity Incentive Plan is currently administered by our board of directors. Under the plan, the board determines which of our employees, officers, directors and consultants are to be granted awards, as well as the material terms if each award, including whether options are to be incentive stock options or non-qualified stock options.

         Subject to the provisions of the plan, and the Internal Revenue Code with respect to incentive stock options, the board determines who shall receive awards, the number of shares of common stock that may be purchased under the awards, the time and manner of exercise of options and exercise prices. At its discretion, the board also determines the form of consideration to be received upon exercise and may permit the exercise price of options granted under the plan to be paid in whole or in part with previously acquired shares and/or the surrender of options. The term of options granted under the stock option plan may not exceed ten years, or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options may not be less than 100% of the fair market value of our common stock at the time the option is granted. However, incentive stock options granted to a 10% holder of our voting stock may not be exercisable at less than 110% of the fair market value of our common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 85% of the fair market value of our common stock on the date of grant.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options or as restricted stock awards will be subject to restrictions on sale or transfer. As of the date of this prospectus, options to purchase 22,278 shares have been granted under the 2001 Equity Incentive Plan.

1993 CORPORATE STOCK OPTION PLAN

         In May 1993, our board of directors authorized and approved the 1993 Corporate Stock Option Plan. The plan was approved and ratified by our shareholders on March 31, 1994. Under the 1993 Corporate Stock Option Plan, we reserved a total of 25,000 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our officers, directors, and employees. This Corporate Stock Option Plan has expired.

1993 ADVISORS STOCK OPTION PLAN

         In May 1993, our board of directors authorized and approved the 1993 Advisors Stock Option Plan. The plan was approved and ratified by our shareholders on March 31, 1994. Under the 1993 Advisors Stock Option Plan, we have reserved a total of 6,667 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our advisors and consultants.

         The Advisors Stock Option Plan is currently administered by our board of directors. Under the plan, the board determines which of our consultants and/or advisors are to be granted options. Options granted under the plan are non-qualified stock options. Subject to the provisions of the plan, the board determines the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. At its discretion, the board also determines the form of consideration to be received and may permit the exercise price of options granted under the plan to be paid in whole or in part with previously acquired shares and/or the surrender of options. The exercise price for options granted under the plan are set by the board, at its discretion, but in no event may the exercise price be less than 85% of the fair market value of our common stock on the date of grant.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options are subject to restrictions on sale or transfer. As of the date of this report, options to purchase 6,667 shares had been granted and are outstanding under the 1993 Advisors Stock Option Plan. The 1993 Advisors Stock Option Plan has terminated and no further awards may be made thereunder, however, outstanding awards of 6,667 shares remain effective until their termination date on December 31, 2008.

OTHER PLANS

         Other plans include equity compensation plans not approved by shareholders. These plans are comprised of options granted and/or warrants issued to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them.

         As of August 31, 2006, we had outstanding options covering 124,539 shares of our common stock and warrants covering 859,337 shares of our common stock under equity plans not approved by shareholders. The options have exercise prices ranging from $1.50 per share to $11.40 per share and expiration dates ranging from January 2006 to December 2008. The warrants are exercisable at $1.50 per share to $11.25 per share and expiration dates ranges from September 2006 to June 2010.

         The grants of these options were approved on a case-by-case basis by the board of directors, and are within the limits of the number of shares that we are authorized to issue. The grant of these options and warrants were not authorized by our shareholders. We may, in the future, authorize the grant of additional options and/or issuance of additional warrants for the foregoing purposes and other valid corporate purposes.

OPTION EXERCISES AND HOLDINGS

         The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2005 to each person named in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                        VALUE OF
                                                                                      UNEXERCISED
                                                                                     IN-THE-MONEY
                                                          NUMBER OF SECURITIES       OPTIONS/SARS
                                                          UNDERLYING UNEXERCISED     AT FY-END ($)
                     SHARES ACQUIRED   VALUE REALIZED   OPTIONS/SARS AT FY-END(#)    EXERCISABLE /
                     ON EXERCISE (#)        ($)         EXERCISABLE/UNEXERCISABLE    UNEXERCISABLE
                     ---------------   --------------   --------------------------   -------------
Thomas C.
Edwards, Ph.D.
Chief Executive
Officer                    -0-              -0-                   70,594                 $0/$0

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the three fiscal years ended December 31, 2005 to: (a) our chief executive officer; and (b) each of our executive officers who was awarded, earned or we paid more than $100,000 for the fiscal year ended December 31, 2005:

                                     Fiscal                  Other Annual         LTIP      All Other
                          ---------------------------   ----------------------   -------   ------------
NAME AND PRINCIPAL        FISCAL                        OTHER ANNUAL   OPTIONS    LTIP      ALL OTHER
POSITION                   YEAR     SALARY      BONUS   COMPENSATION    / (#)    PAYOUTS   COMPENSATION
---------------------     ------  -----------   -----   ------------   -------   -------   ------------
Daniel G. Brandano, CEO    2006   $225,000*      Tbd*       Tbd*         -0-       -0-       $7,207**
Robert A.G. LeVine, Sec'y  2006   $100,000***    Tbd        Tbd          -0-       -0-       $7,944**
Thomas C. Edwards          2005   $ 56,806       -0-        -0-      3,333 shares  -0-          -0-
   Chief Executive         2004   $ 60,000       -0-        -0-          -0-       -0-           0
   Officer and President   2003   $ 60,000       -0-        -0-          -0-       -0-           0

         * Estimated annual salary for 2006; bonus and other compensation to be determined based upon performance

         ** Estimated annual Company contribution for health insurance benefits

         *** Modified on August 31, 2006 from $150,000 annually

         No monetary compensation is currently provided by the Company to directors. On August 31, 2006, the Board granted 200,000 shares of common stock to Len Sculler for his services as Director.


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         There have been no changes to or disagreements with our accountants that are required to be disclosed.

                              FINANCIAL STATEMENTS


                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS


Dynamic Leisure Corporation and Subsidiaries Unaudited
  Consolidated Financial Statements for the  three and six
  months June 30, 2006 .........................................     F-2 to F-25

DynEco Corporation and Subsidiary Restated Consolidated
  Financial Statements for the Years Ended December 31, 2005
  and 2004 .....................................................    F-26 to F-57

Dynamic Leisure Group, Inc. Financial Statements for the
  Period from May 16, 2005 (inception) to December 31, 2005 ....    F-58 to F-80

Changes In L'Attitudes, Inc. Financial Statements for the
  Years Ended December 31, 2005 and 2004 .......................    F-81 to F-92

Changes In L'Attitudes, Inc. Unaudited Pro Forma Combined
  Condensed Financial Statements for the Year Ended
  December 31, 2005 ............................................    F-93 to F-98

Island Resort Tours, Inc., and International Travel and Resorts,
  Inc. Combined Financial Statements for the Years Ended
  December 31, 2005 and 2004 ...................................   F-99 to F-112

Island Resort Tours, Inc., and International Travel and Resorts,
  Inc. Unaudited Pro Forma Financial Statements for the Year
  Ended December 31, 2005 ......................................  F-113 to F-115

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               As of June 30, 2006
                                   (Unaudited)

                                     ASSETS

Current Assets
  Cash ...........................................................  $   139,776
  Investments, restricted ........................................      155,133
  Accounts receivable ............................................      266,275
  Prepaid travel .................................................      236,550
  Other current assets ...........................................      112,891
                                                                    -----------
    Total Current Assets .........................................      910,625

Property and equipment, net ......................................      851,455

Other Assets
  Goodwill .......................................................    5,115,696
  Intangible .....................................................    2,472,446
  Deposits .......................................................       96,651
  Debt issue costs ...............................................       95,082
                                                                    -----------
    Total Other Assets ...........................................    7,779,875

    Total Assets .................................................  $ 9,541,955
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Convertible notes payable, net of discount( see note 6) ........  $ 2,087,008
  Convertible notes payable related parties ......................      750,000
  Notes payable ..................................................       39,063
  Accounts payable ...............................................      648,795
  Accrued compensation ...........................................       54,115
  Accrued interest ...............................................      204,026
  Overdraft liability ............................................       63,337
  Other accrued liabilities ......................................      132,419
  Short term capital lease .......................................       36,052
  Deferred revenue ...............................................      609,663
  Customer deposit ...............................................      261,854
  Loan payable ...................................................      226,325
  Loan payable - Bank ............................................      214,653
  Acquisition payable ............................................    1,440,000
  Taxes payable ..................................................          232
  Due to employee ................................................       50,000
  Warrant liability ..............................................    2,804,877
                                                                    -----------

    Total Current Liabilities ....................................    9,622,419

Long Term Liabilities
  Loans payable - Bank, net of current portion ...................       15,501
  Non convertible notes payable, net of current portion ..........      117,370
  Capital lease ..................................................       77,888
                                                                    -----------

    Total Long Term Liabilities ..................................      210,759

    Total Liabilities ............................................  $ 9,833,178
                                                                    -----------

Commitments and contingencies(Note 7)

Stockholders' Deficit
  Preferred stock, $0.01 par value, 20,000,000 shares authorized,
    none issued and outstanding ..................................  $         -
 Common stock, $0.01 par value, 300,000,000 shares authorized,
    9,403,133 issued and outstanding .............................       94,031
  Common stock issuable, at par value (322,267 shares) ............       3,226
  Additional paid-in capital .....................................    4,805,138
  Stock subscription receivable ..................................      (15,000)
  Accumulated deficit ............................................   (5,178,618)

    Total Stockholders' Deficit ..................................     (291,223)
                                                                    -----------

    Total Liabilities and Stockholders' Deficit ..................  $ 9,541,955
                                                                    ===========

    See accompanying notes to the unaudited consolidated financial statements

                                   DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)
                                               For the Three    From Inception     For the Six    From Inception
                                                Months Ended    (May 16, 2005)    Months Ended    (May 16, 2005)
                                               June 30, 2006   To June 30, 2005   June 30, 2006   To June 30, 2005
                                               -------------   ----------------   -------------   ----------------
Total Revenues ..............................   $ 1,904,547      $         -       $ 2,997,045      $         -

Cost of revenues ............................     1,340,248                -         2,157,572                -

  Gross Profit ..............................       564,299                -           839,473                -

Operating Expenses
  General and administrative ................     1,454,825           49,825         2,281,340           49,825
  Depreciation and amortization Expense .....        80,048                -            84,561                -

    Total Operating Expenses ................     1,534,873           49,825         2,365,901           49,825
                                                -----------      -----------       -----------      -----------

    Loss from Operations ....................      (970,574)         (49,825)       (1,526,428)         (49,825)

Other (Income) Expense
  Interest income ...........................        (6,557)               -           (13,042)               -
  Interest expense ..........................     1,002,449              115         2,184,895              115
  Loss on extinguishment of debt ............             -                -           208,452                -
  Other Expense .............................         8,020                -             8,020                -
  Warrant valuation (income) expense ........    (1,441,491)               -           778,551                -

    Total Other Expense, (income) net .......      (437,579)             115         3,166,876              115
                                                -----------      -----------       -----------      -----------

    Net Loss ................................   $  (532,995)     $   (49,940)      $(4,693,304)     $   (49,940)
                                                ===========      ===========       ===========      ===========

Net Loss Per Share - Basic and Diluted ......   $     (0.06)     $     (0.05)      $     (0.53)     $     (0.05)
                                                ===========      ===========       ===========      ===========

Weighted average number of shares outstanding
  during the period - basic and diluted .....     9,601,630        1,100,000         8,841,327        1,100,000
                                                ===========      ===========       ===========      ===========

                    See accompanying notes to the unaudited consolidated financial statements

                                                       F-3

                        DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (Unaudited)
                                                             For the Six      From May 16,
                                                            Months Ended    2005 (inception)
                                                            June 30,2006    to June 30,2005
                                                            ------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss .............................................     $(4,693,304)     $   (49,825)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization ....................          84,562                -
      Amortization of debt issue costs .................          81,141                -
      Interest accretion and debt discount amortization
       on loan payable .................................       2,019,746                -
      Loss on extinguishment of debt ...................         208,452                -
      Amortization of consultant warrants ..............          42,035                -
      Warrant valuation expense ........................         778,551                -
    (Increase) decrease in assets:
      Accounts receivable ..............................         196,703                -
      Prepaid travel ...................................         (16,558)               -
      Other current assets .............................         (61,890)               -
      Other  assets ....................................         (43,235)               -
    Increase (decrease) in liabilities:
      Accounts payable .................................          80,700                -
      Accrued salaries .................................          17,211                -
      Accrued interest payable .........................          58,639                -
      Deferred revenue .................................         (77,476)               -
      Customer deposit .................................        (384,088)               -
      Taxes payable ....................................            (223)               -
      Other accrued liabilities ........................         (19,814)               -

      Net Cash Used In Operating Activities ............      (1,728,848)         (49,825)
                                                             -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ................         (24,685)        (100,000)
  Acquisition of business ..............................         (41,077)               -

      Net Cash Used In Investing Activities ............         (65,762)        (100,000)
                                                             -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible promissory notes ...........       2,060,000          160,000
  Repayment of convertible promissory notes ............        (344,632)               -
  Proceeds from overdraft ..............................          63,337                -
  Proceeds from line of credit .........................          10,000                -
  Debt issue costs .....................................        (176,223)               -
  Repayment of capital leases ..........................          (2,600)               -
  Proceeds from common stock issuance ..................         285,805                -

      Net Cash Provided By Financing Activities ........       1,895,687          160,000
                                                             -----------      -----------

Net Increase in Cash ...................................         101,077           10,175

Cash at Beginning of Period ............................          38,699                -
                                                             -----------      -----------
Cash at End of Period ..................................     $   139,776      $    10,175
                                                             ===========      ===========

Supplemental disclosure of cash flow information:

  Cash paid during the period for income taxes .........     $         -      $         -
                                                             ===========      ===========
  Cash paid during the period for interest .............     $    91,943      $         -
                                                             ===========      ===========
Supplemental Disclosure of non-cash investing and
 financing activities:

  Debt and stock issue in acquisitions .................     $ 6,173,980      $         -
                                                             ===========      ===========
  Assets received on Capital Lease .....................     $   116,540      $         -
                                                             ===========      ===========
  Discount on promissory notes .........................     $ 2,000,000      $         -
                                                             ===========      ===========
  Conversion liability related to promissory note ......     $ 1,793,382      $         -
                                                             ===========      ===========

         See accompanying notes to the unaudited consolidated financial statements

                                            F-4

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

NOTE 1   BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim consolidated financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

         It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         All share and per share data in the accompanying consolidated financial statements for the period ended June 30, 2006 have been adjusted retroactively for the effect of a recapitalization transaction between DynEco Corporation (DynEco), n/k/a Dynamic Leisure Corporation ("Dynamic"), and Dynamic Leisure Group, Inc. ("DLG") in January 2006 and the subsequent one-for-thirty reverse stock split. (See Note 12)

         For further information, refer to the audited financial statements and footnotes of DLG, Changes in L'Attitudes, Inc., and Island Resort Tours, Inc. and International Travel and Resorts, Inc. included in the Company's 8-KA filings in 2006 and the Form 10-KSB for DynEco Corporation for the year ended December 31, 2005.

         In 2005, DLG had been presented as a development stage company. As such, the focus was on acquiring financing, setting up a corporate structure and researching acquisitions. During the six months ended June 30, 2006, the Company acquired operating companies with revenue and is not in the development stage.

NOTE 2   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

         The Company is focusing on entering the wholesale travel business, specializing in leisure travelers to popular destinations in the US, Caribbean, Mexico, the UK, and Europe. A growth strategy was developed to grow revenue by establishing a scalable, single operating system platform to assimilate and leverage a combination of strategic acquisitions and internal growth, the first of which occurred in the first quarter, 2006. On February 8, 2006 Changes in L'Attitudes, Inc. ("CLA") was purchased, and on March 6, 2006, Island Resort Tours, Inc. and International Travel and Resorts, Inc. ("IRT/ITR") were purchased. (See Note 13)

Use of Estimates

         Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates,

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our condensed financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our condensed consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates in 2006 include the valuation of accounts receivable, valuation of goodwill, valuation of stock based transactions, valuation of derivatives, estimates of allowances for customer refunds and the estimate of the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

         The fair value of cash and cash equivalents, trade receivables, trade payables and debt approximates carrying value due to the short maturity of such instruments.

Accounts Receivable

         Accounts Receivable result from amounts for either the sale of travel products or agreements with various hotels, for amounts such as co-op advertising support. The Company evaluates the collectibility of accounts receivable while working with its individual customer and vendors. A majority of the Accounts receivable for travel products are collected prior to travel departure.

Goodwill and Other Intangibles

         The Company accounts for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Business combinations can also result in other intangible assets being recognized. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The Company conducts the annual review for all of its reporting units during the fourth quarter of the calendar year.

Revenue Recognition

         The Company follows the criteria for the United States Securities and Exchange Commission Staff Accounting Bulletin 104 and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         The Company records merchant sales transactions at the gross purchase price generally at the date of travel. For transactions recorded at gross, the Company acts as the merchant of record in the package transaction consisting of several products from different vendors causing the Company to be the primary obligor to the customer. In these transactions the Company also controls selling prices, and is solely responsible for making payments to vendors. The Company records transactions at net were the Company is not the merchant of record or the product is not sold as a package. The Company records revenue and related costs of products when travel occurs or for certain products, when the service is completed. Travel insurance revenue is always shown net since the Company currently acts as an agent for the insurance company. It is the Company's policy to be paid by the customer in advance, with monies received in advance of travel recorded as a deferred revenue liability. The Company may receive cash or hotel room credits in exchange for providing cooperative advertising for its vendors. The Company records accounts receivable for these amounts and offsets the applicable advertising expense. Once the advertising expense is reduced to zero, any excess cooperative advertising fees are recorded as revenue.

Principles of Consolidation

         The consolidated financial statements include the accounts of Dynamic and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting for Derivatives

         The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

         The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as an other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Concentration of Credit Risk and Other Concentrations

         Nearly all of the Company's current travel products are for destinations in the Caribbean and Mexico. This concentration potentially exposes us to both political and weather risks of this region.

         The Company has a diverse US customer base, including consumers purchasing products through travel agencies and purchasing directly via the Internet.

         The Company has very little credit risk since the vast majority of its travel products are paid for in advance.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         The Company has negotiated contracts with airlines that provide the Company with wholesale structure that allows the Company to price certain products more favorably than its competitors. The loss of such contracts could have a negative effect on the Company.

Surety Bond

         The Company has outstanding at June 30, 2006 a surety bond for $70,000 related to the Airlines Reporting Corporation to allow the purchase of airline tickets through its computerized ticket system. As part of the letter of credit agreement the Company is required to keep a collateral deposit of $22,500. The deposit is included in Other Assets Deposits on the accompanying balance sheet.

Letter of Credit

         As of June 30, 2006, the Company had three letters of credit totaling $150,000 payable to the Airline Reporting Corporation to allow the purchase of airline tickets through it computerized ticket system. As part of the letter of credit agreement, certificates of deposit are required with the issuer for approximately the amount of the letter of credit and are reflected as short-term investments, restricted, on the accompanying balance sheet.

Stock-Based Compensation

         The Company has one active stock-based compensation plan and two inactive stock-based compensation plans. On January 1,2006, Dynamic implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. Effective January 1, 2006, all employee stock compensation is recorded at fair value using the Black Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires us to account for all new stock compensation to employees using fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company shall recognize the compensation cost for that portion of the award for which the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no cumulative effect of applying SFAS 123R at January 1, 2006.

NOTE 3   GOING CONCERN

         The Company has a net loss of $4,693,304 for the six months ended June 30, 2006 and net cash used in operations of $1,728,848 for the six months ended June 30, 2006, and a working capital deficiency of $8,711,794 accumulated deficit of $5,178,618, and a stockholders' deficiency of $291,223 at June 30, 2006. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         As of June 30, 2006, the Company has outstanding $4,337,658 in convertible Notes Payable to third parties. While the Company expects substantially all of the note holders to convert the receipt of cash to a receipt of common stock, there is no guarantee that this will occur. As of June 30, 2006 the Company did not have adequate working capital to meet these obligations with cash payments.

         Management believes that its plans will allow for adequate funding of the Company's cash requirements through December 31, 2006, although there is no assurance regarding this belief nor the success of these efforts.

         The Company is working on trying to secure additional capital. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

NOTE 4   PREPAID TRAVEL

         The Company is required to pay for certain travel (mainly hotels) in advance. Payments made to these vendors in advance are recorded to the prepaid travel. The Company recognizes the expense when the associated revenue is recognized. As of June 30, 2006, the Company had $236,550 in prepaid travel.

NOTE 5   PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2006:

                                                                  Estimated
                                                   June 30,      Useful Life
                                                    2006          in Years
                                                  ---------      -----------
         Office furniture and equipment ....      $ 172,980          3-5
         Software ..........................         15,075            5
         Leasehold Improvements ............         41,422           10
         Software in Development ...........        641,347
                                                  ---------
         Total property and equipment ......      $ 870,824
         Less accumulated depreciation .....        (19,369)
                                                  ---------
         Property and equipment, net .......      $ 851,455
                                                  =========

         During the quarter, the Company entered into $116,540 of capital lease commitments for computer and telephone equipment. Depreciation expense was $14,081 for the second quarter of 2006 and $18,594 for the first six months of 2006.

         Software in Development consists of the purchase of worldwide rights and source code to proprietary software for use in the wholesale travel industry. The Company intends to configure and deploy the software in the second half of 2006 and use it as the basis for an integrated operating system platform. Per the terms of the purchase agreement for the Software, the Company agreed not to sell or license the Software to any unaffiliated third party until approximately June 30, 2006 without the prior written consent of the seller.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

NOTE 6   CONVERTIBLE NOTES PAYABLE WITH WARRANTS, NOTES PAYABLE, and LOANS
         PAYABLE

         In addition to the MMA financing discussed below, two convertible promissory notes totaling $60,000 were issued to two individual investors during the six months ended June 30, 2006. The Company recorded a debt discount of $60,000 ($50,000 and $10,000) for a beneficial conversion value, which will be amortized over the life of the notes.

Notes payable consisted of the following at June 30, 2006:

Convertible Promissory Notes

Convertible Promissory notes, interest rate 9%, secured ........    $ 1,450,000
Convertible Promissory note, interest rate 9%, secured .........        600,000
Convertible Promissory notes, interest rate 10%, unsecured .....        155,158
Convertible Promissory note, interest rate 10%, secured ........      2,000,000
Convertible Promissory note, interest rate 10%, unsecured ......         75,000
Convertible Promissory note, interest rate 10%, unsecured ......         50,000
Convertible Promissory note, interest rate 10%, unsecured ......         25,000
Convertible Promissory notes, interest rate 10%, unsecured .....         12,500
Convertible Promissory notes, interest rate 10%, unsecured .....         10,000
Convertible Promissory notes, interest rate 10%, unsecured .....         10,000
                                                                    -----------
Total Convertible notes payable ................................      4,337,658
Debt Discounts .................................................     (2,250,650)
                                                                    -----------
Total convertible notes payable, net ...........................    $ 2,087,008
                                                                    ===========

Related Party Convertible Promissory Notes

Convertible Promissory note, interest rate 10%, unsecured ......    $   400,000
Convertible Promissory note, interest rate 10%, unsecured ......        350,000
                                                                    -----------
Total Convertible notes payable related parties ................    $   750,000
                                                                    ===========

         All convertible notes payable were current as of June 30, 2006. The amortization of the debt discount was $1,694,036 for the six months ended June 30,2006

         Convertible notes due to Street Venture Partners, LLC and to a related party principal stockholder due on January 3, 2007 and September 8, 2006, respectively were $350,000 and $400,000, respectively. (See Note 11)

         The Maturity dates of the Convertible notes payable and notes payable range from June 30, 2006 to March 6, 2007. The weighted average interest rate of all current interest bearing notes was 9.6 % at June 30, 2006.

         Four convertible note totaling $140,000 were due on June 30, 2006 and were not paid on that date. Subsequent to June 30, 2006 one holder has converted and the other three are in discussion to convert to stock. There were repayments during the first quarter of $204,632 of convertible promissory notes and $140,000 of non-convertible promissory notes. In addition, there were conversions to common stock of promissory notes of $325,000 during the first six months of 2006.(See note 8)

         The convertible note holders have the right to convert the debt to common stock at a fixed conversion rate ranging from $0.75 to $1.50.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         Additionally, the convertible note holders and note holders who have been repaid hold detachable warrants to purchase up to 3,370,554 shares of the Company's stock at prices ranging from $0.68 to $1.00.

Notes Payable

Notes payable consist of the following:

Interest bearing at rates ranging from
 5% to 15% unsecured and due at various
 dates through August 2007 .....................................    $   156,433
Less Current maturities ........................................        (39,063)
                                                                    -----------
    Long-term portion of notes payable .........................    $   117,370
                                                                    ===========

         At June 30, 2006, the Company was in default of the repayment terms on notes aggregating $35,000. This amount is included in the current maturities of notes payable on the accompanying consolidated balance sheet at June 30, 2006.

Capital Leases

         During the six months period ending June 30, 2006 the Company entered into capital equipment leases with a gross value of $116,540. The term of the leases range from 3 years to five year, with the interest rates ranging from 4.99% to 11.44%.

As of June 30, 2006 the capital lease consist of the following:

         Total Capital Leases ............................    $ 113,940
         Less Current capital leases .....................      (36,052)
                                                              ---------
            Long-term portion of capital leases ..........    $  77,888
                                                              =========
         Loan payable Bank

As of June 30, 2006 the loan payable bank consist of the following:

         Total loan payable bank .........................    $ 230,154
         Less Current portion ............................      214,653
                                                             ---------
            Long-term portion of loan payable, bank ......    $  15,501
                                                              =========

         The loan payable bank consists of a line of credit that IRT - IRT has with a balance of $210,000 and a bank loan assumed from DynEco of $20,154 in the recapitalization.

Loan Payable

Technological Research and Development Authority Funding Agreement:

         In November 2002, the Company entered into an agreement with the Florida Technological Research and Development Authority (TRDA), which provides for up to $150,000 in funding for the development and commercialization of DynEco's UniVane(R) compressors and hydrogen circulators for fuel cell applications. In consideration of the funding, the Company is obligated to make royalty payments to TRDA equal to five percent of future UniVane(R)-related sales up to an amount equal to three times the amount DynEco receives from TRDA.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

During 2003, the entire $150,000 funding commitment was received. The agreement expires in November 2012. Pursuant to EITF No. 88-18 "Sale of Future Revenues", the Company recorded the funding as a current liability and in connection with APB No. 21 "Interest on Receivables and Payables," accretes interest to the maximum value of $450,000 through the November 2012 expiration date. The accreted balance due as of June 30, 2006 was $226,325 and is included in loans payable in the accompanying balance sheet.

MMA Capital, LLC

         On January 13, 2006, DynEco executed a series of documents with MMA Capital, LLC ("MMA"), under which the Company borrowed $2,000,000 and issued to MMA a Secured Convertible Promissory Note in the principal amount of $2,000,000. We defaulted on the MMA note as of June 30, 2006.

         On August 8, 2006 the Company entered into an agreement with MMA to defer interest payments due each quarter until the end of the term of the loan on January 11, 2007. In exchange for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of the Company's common stock. In accordance with EITF 96-19, this transaction was treated a modification of debt since the extra consideration given in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. This means that the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification.

         At the option of the holder, the outstanding principal amount of the promissory note and accrued but unpaid interest may be converted into shares of common stock of Dynamic at the rate of $1.00 per share, subject to adjustment in the event Dynamic issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. The Company agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares issuable upon conversion of the promissory note. It constitutes an event of default under the note, and subjects the Company to the payment of liquidated damages, if the registration statement does not become effective on or before July 12, 2006, and does not remain effective for a period of at least 90 days. For each week of non-compliance, liquidated damages will be 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of Dynamic's common stock. The Company's obligations under the promissory note are collateralized by a security interest in substantially all of the Company's assets.

         In connection with the transaction, a common stock purchase warrant in favor of MMA Capital was issued to purchase up to 2,000,000 shares of common stock, exercisable for a period of three years, at an exercise price of $1.00 per share, subject to adjustment in the event shares are issued for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering resale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         A fee equal to 8% of the proceeds ($160,000) was paid to Forte Capital Partners LLC, an unaffiliated third party, who assisted MMA Capital in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering. The $160,000 was recorded as a deferred debt issuance cost asset and is being amortized over the debt term.

         Per SFAS 133 and EITF 00-19, the convertible note will be classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrants are classified as a liability due to the liquidated damages provision in the registration rights agreement at their initial fair value of approximately $1,793,382 with a corresponding charge to debt discount. The beneficial conversion value of $206,618 associated with the convertible debt is recorded as a debt discount and additional paid in capital. The debt discount will be amortized over the term of the debt, and amortization was $920,548 for the six months ended June 30, 2006.

         The warrant liability revaluation at June 30, 2006 indicated an increase from the initial recording on January 13, 2006. The estimated fair value of the warrant liability was $2,432,126,using the Black-Scholes model with the following assumptions: common stock price of $1.25, 2.5 years expected term, zero expected dividends, volatility of 271% (based on historical volatility) and a discount rate of 5.07%. Accordingly, the net change in the fair value of the warrant liability during the six months ended June 30, 2006 resulted in warrant valuation expense of $638,744. For the three months ended the net change in the fair values resulted in income of $1,243,447.

March 2, 2005 Convertible Notes and Modification and Waiver Agreement

         On January 13, 2006, DynEco entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which DynEco issued convertible promissory notes aggregating of $327,000. At the time of execution of the Modification and Waiver Agreement, DynEco was in default of its obligations under the March 2, 2005 agreements.

         Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 were to commence on June 1, 2006. As of June 30, 2006 the Company is in default with the terms of the Modification and Waiver agreement because the June 1, 2006 payment has not been made. According, the Company has accrued the default interest rate of 10% from the date of default of June 1, 2006.

         In accordance with the terms of the Modification and Waiver Agreement, upon receipt of the funding of $2 million in a January 13, 2006 Financing Transaction, the note holders opted to receive payment, and were paid a total of $232,210, consisting of $154,632 in principal amount of promissory notes and a premium in the amount of $77,578. The premium was recorded as additional expense in the fourth quarter of 2005 by DynEco. The notes are convertible at $0.75 per share, subject to certain adjustments under control of the Company. These include anti-dilution adjustments and an adjustment if the Company issues common stock or the rights to purchase common stock at a price below $0.75 per share. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, DynEco issued an aggregate of 200,000 shares of common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable until 3 years from the filing of the Form 8-K announcing the recapitalization of DynEco and DLG,
(c) the number of shares issuable upon exercise of those warrants to the investors cannot be reduced to less than 300,000 shares, resulting in an issuance of 45,000 additional warrants. Under the Modification and Waiver Agreement, under certain circumstances, the Company may require the investors to exercise the 300,000 warrants. The Company may prepay the note at 150% of the principle due, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

         The Company agreed to file an amendment to the existing registration statement covering resale of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement was required to be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or the Company will be subject to the payment of liquidated damages to the note holders. This document was filed on April 12, 2006. In addition, the Company agreed to file a new registration statement covering the resale of those shares issuable under the Modification and Waiver Agreement the resale of which are not covered by the existing registration statement. Such additional registration statement was required to be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or will be subject to the payment of liquidated damages to the note holders. This document was filed on May 12, 2006. A Form 8-K/A, including the audited financial statements of the Company was filed on March 29, 2006, prior to April 5, 2006 as required. The document did not become effective in the required 60 days due to an SEC letter comment process. As of this filing the debt holders have not taken any action on this deficiency

         During the first quarter, the Company recorded a non-cash loss of extinguishment of debt for $208,442 for the value of the 200,000 shares of common stock issued (valued at $.90 per share on the date of the Modification and Waiver Agreement, based on the closing price of common stock), additional warrants issued, and to write off deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants. The new warrants were valued at $232,944 at the modification date.

         At June 30, 2006 in accordance with SFAS 133, the Company revalued the total 304,000 warrants underlying the warrant liability which total value was $372,751 using the following Black-Scholes assumptions: common stock price of $1.25, 2.75 years expected term, zero expected dividends, volatility of 271% (based on historical volatility) and a discount rate of 5.07%. The Company recorded income of $198,044 and an expense of $139,807 for the three and six months ended June 30,2006, respectively. In accordance with SFAS 133, the Company intends to continue to evaluate the nature of the Convertible Notes and Warrants in the future, and record any changes as appropriate.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

NOTE 7   COMMITMENTS AND CONTINGENCIES

         There are no material commitments or contingencies by the Company or its subsidiaries, for purchasing goods or services that are not reported in the consolidated financial statements, notes, or other disclosures at June 30, 2006.

NOTE 8   STOCKHOLDERS' DEFICIT

Modification and Waiver Agreement

         On January 13, 2006 DynEco issued 200,000 shares to convertible note holders as part of the Modification and Waiver Agreement (See Note 6).

Common Stock Issued Pursuant to Recapitalization

         The Company is deemed to have issued 1,157,951 shares of common stock to the shareholders of DynEco common stock, as part of the Stock Exchange Agreement. Liabilities of $855,704 were also assumed (See Note 12).

Common Stock Issued in Acquisitions

         On March 6, 2006, the Company issued 340,000 shares of common stock to Raymon Valdes, as part of the acquisition price of Changes in L'Attitudes, Inc. The shares were valued at a total of $850,680, $2.50 per share, the average closing price of the Company's stock on the 5 days before and 5 days after the acquisition period.

         On March 6, 2006 the Company issued 700,000 shares of Dynamic's common stock to Stephen A. Hicks, as part of the acquisition price of IRT-ITR. The shares were valued at a total of $1,833,300, $2.62 per share, the average closing price of the Company's stock on the 5 days before and 5 days after the acquisition period.

Common Stock Issued in Warrant Exercise

         On March 15, 2006, the Company issued 133,332 shares of common stock for $90,000, on a conversion of common stock warrants at $0.675 per share.

         On April 14, 2006, the Company received $45,000 for 66,600 shares of common stock in a Warrant exercise at $0.675 per share. As June 30, 2006 these shares were in common stock issuable.

Common Stock Issued for Cash

         On April 25, 2006, the Company received $50,000 for 50,000 shares of common stock. In addition the security holder received warrants to purchase an addition 50,000 shares for $1.00 per share. The 50,000 shares are reflected as issuable at June 30, 2006.

         On May 31, 2006, the Company issued 10,000 shares of common stock for $10,000. In addition the security holder received warrants to purchase an addition 10,000 shares for $1.00 per share.

         On June 29, 2006, the Company received $100,000 for 100,000 shares common . As part of the transaction the Company paid a finder fee of $9,800 to a third party, which was charged to additional paid in capital. As of June 30, 2006 the shares were in common stock issuable.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

Common Stock Issued in Conversion of Convertible Notes Payable

         For the six months ended June 30, 2006 the Company issued a total of 386,210 shares of common stock on the conversion of six convertible notes payable, totaling $325,000 plus accrued interest, at $.90 per share. Of this amount 91,027 shares were reflected as common stock issuable at June 30,2006.

Common Stock Warrants:

         During the six months ended June 30, 2006, the Company issued 200,000 warrants with a strike price of $1.25 to a financial consultant. The warrants were valued at $185,976 using a Black-Scholes valuation model with the following assumptions: $0.93 stock price, 5 year term, 343% volatility rate, and 4.27% discount rate. The options are being amortized over the life of the agreement. The amortization for the first six months of the year was $42,035.

         In additional a total of 110,000 warrants were issued in common stock for cash transactions listed above.

At June 30, 2006, the Company had immediately exercisable warrants outstanding as follows:

            Common Shares        Exercise Price         Expiration
            Under Warrant          Per Share               Date
            -------------        --------------        --------------
                133,333             $ 5.40             November 2006
                  3,333             $ 5.40             September 2006
                  7,500             $ 4.50             December 2006
                406,171             $ 5.40             June 2007
                 40,000             $ 3.00             September 2008
              2,000,000             $ 1.00             January 2009
                109,000             $ 4.31             March 2010
                 50,000             $ 5.40             March 2010
                100,000             $ 3.00             March 2010
                133,333             $ 0.90             June 2010
                  3,333             $ 3.75             June 2010
                  3,333             $ 7.50             June 2010
                  3,334             $ 11.25            June 2010
                100,000             $ 0.675            July 2010
                444,444             $ 0.675            September 2010
                200,000             $ 0.675            October 2010
                 13,333             $ 0.675            November 2010
                 13,889             $ 0.675            December 2010
                 10,000             $ 0.75             January 2011
                388,889             $ 0.90             January 2011
                 50,000             $ 1.00             January 2011
                200,000             $ 1.25             January 2011
                 60,000             $ 1.00             May 2011
              ---------
              4,473,225
              =========

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

A summary of changes in stock warrants during 2006:

                                                            2006
                                                            ----

            Outstanding at beginning of year ........     1,104,989
            Stock Exchange Agreement ................       859,337
            Granted .................................     2,708,897
            Exercised ...............................      (199,998)
            Expired or Cancelled ....................             -
                                                         ----------
            Balance at June 30, 2006 ...............      4,473,225
                                                         ==========

NOTE 9   WARRANT LIABILITY

         The Company recorded a warrant liability related to Convertible Notes Payable in the Modification and Waiver Agreement and the financing with MMA Capital LLC due to the liquidated damages provision in the registration rights agreement (See Note 6).

         The remaining warrant liability will continue to be valued up until expiration date with ranges from March 2009 to January 2011, with any changes in valuation recorded as warrant valuation income or expense.

NOTE 10  DEFERRED REVENUE

         Deferred revenue represents primarily money received from customers as either a deposit or full payment for trips not yet traveled or services earned. The balance at June 30, 2006 was $609,663.

NOTE 11  RELATED PARTIES AND SIGNIFICANT SHAREHOLDERS

Diversified Acquisition Trust, LLC

         Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC ("DAT"). Mr. Eiten, through the Trustee, exercises sole investment and voting powers over the Trust. On September 5, 2005 for an investment of $400,000, the Trust was issued a convertible Promissory Note, bearing 10% annual interest, convertible to Dynamic's common stock at a $0.68 per share. In addition, the Company issued a warrant to purchase common stock at a price of $0.68 per share.

         DAT had also provided the Company with short-term loans held unsecured promissory notes in the amounts of $10,000, $30,000, and $25,000 all with a maturity date of February 28, 2006, and bearing an annual interest rate of 10.0%. The loans were repaid during the first quarter of 2006.

         DAT owns 1,906,667 shares of the Company's stock as of June 30, 2006.

         Mr. Eiten was a shareholder and investor but was not employed by the Company at any time through June 30, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

Street Venture Partners, LLC

         Street Venture Partners, LLC is a privately-held company owned equally by Daniel G. Brandano, the Company's CEO and Chairman, and his spouse. As of June 30, 2006, Street Venture Partners LLC owned 1,066,667 shares of Dynamic's common stock.

         See Note 13 for purchase of asset from this related party.

Claudale Ltd.

         Claudale Limited is a Gibraltar-based company that manages a family trust (which owns no shares of the Company's common stock) for Mr. Daniel G. Brandano, the Company's CEO and Chairman. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any shares of the Company's common stock owned by Claudale Limited.

         At June 30, 2006, Claudale Ltd. owned 693,333 shares of the Company's common stock.

Brian J. Brandano

         At June 30, 2006, Brian J. Brandano owned 333,333 shares of the Company's common stock. Brian J. Brandano was employed by the Company at June 30, 2006, and is the son of Daniel G. Brandano, the Company's CEO and Chairman.

Payable to Stephen A. Hicks

         At June 30, 2006 there is $50,000 payable to Stephen A. Hicks, former 100% shareholder of IRT-ITR, for advances made to IRT-ITR prior to the acquisition by the Company. There is currently no interest being charged for the use of the advance, nor is any interest anticipated to be paid.

NOTE 12  RECAPITALIZATION OF DYNAMIC LEISURE GROUP

         On January 13, 2006, DynEco entered into an agreement with the former shareholders of DLG, under which DynEco acquired all of the outstanding capital stock of DLG, and DLG became a wholly-owned subsidiary of DynEco.

         As consideration for its acquisition of the outstanding capital stock of DLG, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of DLG.

         Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of DLG pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of DLG acquired voting rights over approximately 83% of the currently outstanding voting securities of DynEco, and (b) the designees of the former shareholders of DLG were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of the common stock of DynEco when DynEco's Articles of Incorporation were amended to increase the number of authorized shares of DynEco common stock sufficient to permit full conversion of the Series A Preferred Stock. DynEco also agreed that the currently outstanding options and warrants of DLG would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post-reverse shares of common stock of DynEco, and that the then-outstanding convertible promissory notes of DLG would become convertible into 1,386,111 post-reverse shares of common stock of DynEco.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         The transaction is treated as a recapitalization of DLG. Accordingly, the financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of DLG, and the operations of DynEco from the recapitalization date.

NOTE 13  BUSINESS ACQUISITIONS AND ACQUISITION LIABILITIES

Casual Car

         On January 3, 2006, Street Venture Partners, LLC (See Note 9), sold the US rights to the Casual Car General Service Agreement ("GSA") to DLG for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of common stock at a fixed price of $.90 per share. The Promissory Note is convertible to Dynamic's common stock at $.90 per share and paying 10% interest annually. The agreement was recorded as an Intangible Asset at a value of $348,413, and a short term deposit of $1,587 and will be amortized over 2.5 years. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

         The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to begin to establish a foundation in certain desired leisure travel markets with multiple product offerings.

Changes in L'Attitudes, Inc.

         On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CLA"), for a purchase price of $2,090,680. CLA is in the travel industry, specializing in providing resort destination travel packages to the Caribbean and Eastern Mexico. Almost all of its business originates through the Internet via its on-line site. CLA is located in Largo, Florida. It has since been incorporated into the corporate office in Tampa, Florida. The purchase price consists of a combination of cash ($640,000), 340,000 shares of Dynamic's common stock, valued at $2.50 per share or the average closing price of Dynamic's common stock 5 days before and after the announcement of the purchase ($850,680), and a one-year secured Convertible Promissory Note in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and December 31, 2005. As of June 30, 2006, the remaining cash portion of the agreement has not been paid. There is no penalty associated with this default status.

         Additional shares of common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller Dynamic's common stock at a rate of less than $1.50 per share. The Company agreed to include resale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         The Convertible Promissory Note is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Note is convertible into Dynamic common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Promissory Note may be required. If the Company receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Promissory Note may be required. The Company has agreed to include resale of the shares issued, and those issuable upon conversion of the Note in the next registration statement filed by the Company. The Convertible Promissory Note is secured by a lien on the assets of CLA. A beneficial conversion value of $480,000 was recorded as a debt discount to be amortized over the life of the debt term.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at June 30, 2006. Purchase price adjustments following the closing are customary.

                                                       February 8, 2006
                                                       ----------------

            Current assets .......................        $  836,330
            Other assets .........................            53,011
            Intangible assets.....................           590,000
            Goodwill .............................         1,610,336
                                                          ----------
            Total assets .........................         3,089,677
            Current liabilities ..................           998,997
                                                          ----------
            Net assets acquired ..................        $2,090,680
                                                          ==========

         The goodwill of $ 1,610,336 is expected to be deductible over 15 years for tax purposes. The Intangible asset relates to the values of certain web based assets that drive inquires to the Company. With the increased resources of the Company in comparison to CLA the conversion of these inquires to sales will increase over time.

         The results of CLA operations are included in the consolidated financial statements beginning with the date of acquisition.

Island Resort Tours, Inc. and International Travel and Resorts, Inc.

         On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,300. The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, and add to the expertise of the Company's management team. IRT and ITR are both located in New York, New York.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

         The purchase price consists of a combination of cash ($1,500,000), 700,000 shares of Dynamic common stock ($1,833,300), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and 2005. The Company is currently in discussion with the former owner of IRT - ITR to reduce the cash portion of the payment. The agreed upon amount will be paid when an agreement is reached.

         Additional shares of Dynamic common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues Dynamic common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of Dynamic common stock could be issued as a result of this adjustment provision.

         The common stock was valued at $2.62 based on the average closing price of Dynamic's common stock for the five days before and after the acquisition was agreed to an announced, multiplied by the number of shares of common stock issued.

         The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into Dynamic's common stock on or before the Maturity Date at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. A beneficial value of $1,208,334 was recorded as a debt discount to the amortized over the life of the debt term.

         Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If the Company receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. The Company agreed to include resale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

The Convertible Note is secured by a lien on assets of IRT and ITR

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at June 30, 2006. Purchase price adjustments following the closing are customary.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

                                                        March 6, 2006
                                                        -------------
            Current assets ........................       $  708,167
            Other assets ..........................           80,236
            Intangible.............................        1,600,000
            Goodwill ..............................        3,505,360
                                                          ----------
            Total assets ..........................        5,893,763
            Current liabilities ...................        1,110,463
                                                          ----------
            Net assets acquired ...................       $4,783,300
                                                          ==========

         The goodwill of $3,482,956 is expected to be deductible over 15 years for tax purposes.

         The intangible represents the value of certain airline contacts that the Company assumed in the purchase of IRT / ITR. These contacts allow the Company to purchase airline ticket on a wholesale basis with in many cases better pricing and will be amortized over a term of 32 months beginning July 1, 2006.

         The results of IRT/ITR operations are included in the consolidated financial statements beginning with the date of acquisition.

         The table below summarizes the unaudited pro forma information of the consolidated results of operations for the six months end June 30, 2006 and 2005 as though the CLA and IRT-ITR business combinations had been completed as of the beginning of the period reported on:

                                      2006            2005
                                      ----            ----
         Revenues                 $ 3,927,581     $ 3,337,425
         Cost of Revenue            2,717,509       2,259,377
         Gross Profit               1,210,072       1,078,048
         Operating  Expenses        2,698,320       1,220,888
         Operating Loss            (1,488,248)       (142,840)
         Other Expenses             3,219,066       3,219,066
         Net Loss                  (4,707,314)     (3,076,226)
         Net Loss per share             $0.54           $0.35

         The main difference in the net loss between 2006 and 2005 is due to Dynamic Leisure being a start up last year with minimal expenses last year. This year expenses were incurred in acquisition related expenditures, set up of a company structure, expenditures related to being a public company and the building of a corporate staff.

NOTE 14  OTHER MATTERS

Separation Agreement dated January 13, 2006

         In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

      o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

      o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to Dynamic Corporation. As of March 31, 2006, $283,625 in deferred compensation payable to Dr. Edwards was accrued;

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

      o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

      o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

      o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering Dynamic's facilities in Rockledge, Florida, and Dr. Edwards assumed all of Dynamic's obligations thereunder; and

      o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

         The Separation Agreement resulted in the forfeiture of accrued compensation of $283,625 by Dr. Edwards in 2006, and the transfer to him of $33,418 recorded net value of fixed assets, both of these items were written off the balance sheet of DynEco prior to the recapitalization that occurred on January 13,2006.

MANAGEMENT OF DYNAMIC

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, continues to serve as a director of Dynamic for a period of at least one year. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Meeting of Shareholders.

         At the Meeting of Shareholders, the following persons were elected to serve as directors of DynEco Corporation until the next annual meeting of shareholders and until their successors are duly elected and qualified:

         Daniel G. Brandano
         Thomas W. Busch
         Robert A.G. LeVine
         Leonard Sculler

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons were appointed to serve as officers of DynEco, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

         Daniel G. Brandano - President
         Thomas W. Busch - Vice President and Treasurer
         Robert A.G. LeVine - Secretary

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT DATED JANUARY 12, 2006

         On January 12, 2006, DynEco and Dr. Thomas C. Edwards, then CEO entered into an Exclusive Patent and Know-How License Agreement that amends and superseded the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between DynEco and Dr. Edwards. The 1994 Agreement granted DynEco the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. The Company subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

         Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to DynEco all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004. The Company acquired the right, title and interest as part of the Stock Exchange Agreement.

ARTICLES OF CORRECTION TO CHANGE DYNECO CORPORATION'S NAME

         On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, to change DynEco's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

         There was no financial effect related to this filing.

NOTE 15 SUBSEQUENT EVENTS

         On July 1, 2006, the Company entered into an agreement Redwood Consultants LLC to provide investor relation services to the Company As part of this agreement the Company issued 400,000 shares of stock, the fair value of $500,000 will be amortized over the one year term of the agreement. The fair value was determined using the market stock price as of the date of the agreement.

         On July 1, 2006, the Company issued 100,000 shares of common stock pursuant to a stock purchase agreement with MMA Capital, LLC. On July 12, 2006, the Company issued 100,000 additional shares of common stock pursuant to a stock purchase agreement with MMA Capital, LLC. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an "accredited investor" as defined in the Act.

         On July 10, 2006, the Company entered into a Subscription Agreement with David O. Jensen to purchase 15,000 shares of the Company's common stock, plus 15,000 warrants to purchase the Company's common stock at $1.00 per share. The Agreement was a private offering of unregistered securities. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that he was an "accredited investor" as defined in the Act.

         On July 11, 2006, the Company entered into an agreement with The Research Works, LLC to provide equity research about the Company. As part of the agreement the Company agreed to issue 80,000 shares of stock, the fair value of $128,000 will be amortized over the term of the agreement from July 11, 2006 to August 1, 2007. The fair value was determined using the market stock price as of the date of the agreement.

         On July 28, 2006, the Company issued 250,000 shares of common stock pursuant to a stock purchase agreement with Miller Investments, LLC. In connection with the Stock Purchase Agreement, on July 28, 2006 the Company also issued to the Purchaser warrants to purchase Two Hundred Fifty Thousand (250,000) shares of common stock of the Company at an exercise price of One Dollar ($1.00) per share, subject to potential adjustment(s) in the exercise price as set forth in the Warrant to Purchase Shares of Common Stock. The warrants are exercisable for a period of five (5) years from the date of issuance. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an "accredited investor" as defined in the Act.

         On August 8, 2006 the Company entered into an agreement with MMA to defer interest payments due each quarter until the end of the term of the loan on January 11, 2007. In exchange for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of the Company's stock. In accordance with EITF 96-19, this transaction was treated a modification of debt since the extra consideration give in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. This means that the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification.

                        DYNECO CORPORATION AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2005 and 2004


                                                                        Page(s)
                                                                        -------

Report of Independent Registered Public Accounting Firm ...............   F-27

Consolidated Balance Sheets ...........................................   F-28

Consolidated Statement of Operations ..................................   F-29

Consolidated Statement of Changes in Stockholders' Deficiency .........   F-30

Consolidated Statement of Cash Flows ..................................   F-31

Notes to Financial Statements .........................................F-32 - 57

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Shareholders of:
   DynEco Corporation:

We have audited the accompanying consolidated balance sheets of DynEco Corporation as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DynEco Corporation as of December 31, 2005 and 2004 and the consolidated results of its operations and its cash flows for the each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 14, subsequent to the issuance of the Company's December 31, 2005 financial statements included in the Company's 2005 Form 10-KSB and the SB-2, as amended, of Dynamic Leisure Corporation and our report thereon dated March 20, 2006, we became aware that a premium penalty payment that is due under the convertible promissory notes, in the event of default, should have been accrued as of December 31, 2005. In our related report we expressed an unqualified opinion with an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern. Our opinion on the revised financials, as expressed herein, remains unqualified with an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's net loss in 2005 of $603,773, net cash used in operations in 2005 of $355,352, and working capital deficit of $1,111,143 accumulated deficit of $8,738,601 and stockholders' deficiency of $1,183,489 at December 31, 2005 and default on $35,000 of notes payable as well as default on $309,789 of convertible promissory notes raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 20, 2006 (except for Note 14, as to which the date is July 14, 2006)

                                 DYNECO CORPORATION AND SUBSIDIARY
                                    CONSOLIDATED BALANCE SHEETS
                                 As of December 31, 2005 and 2004
                                              ASSETS
                                                                             2005          2004
                                                                         -----------   -----------
                                                                          (RESTATED,
                                                                         SEE NOTE 14)
Current Assets
  Cash ................................................................  $         -   $    16,889
  Accounts receivable .................................................            -         6,875
  Other current assets ................................................            -         5,143
                                                                         -----------   -----------
    Total Current Assets ..............................................            -        28,907

Property and equipment, net ...........................................       33,418        59,448
                                                                         -----------   -----------

Other Assets
  Deposits ............................................................          521           566
  Debt issue costs, net ...............................................       28,434             -
                                                                         -----------   -----------
    Total Other Assets ................................................       28,955           566

    Total Assets ......................................................  $    62,373   $    88,921
                                                                         ===========   ===========

                                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Convertible promissory notes, net of discount .......................  $   115,380   $         -
  Bank overdraft liability ............................................          232             -
  Accounts payable ....................................................       62,921       126,240
  Accrued compensation ................................................      283,625       280,708
  Accrued interest ....................................................       59,930        24,850
  Accrued default premium .............................................       77,578             -
  Other accrued liabilities ...........................................       20,029         5,859
  Loan payable ........................................................      208,987       190,935
  Loan payable - Bank .................................................        4,653        37,102
  Current maturity of notes payable - Shareholders ....................       37,216         1,538
  Warrant liability ...................................................      240,592             -
                                                                         -----------   -----------

    Total Current Liabilities .........................................    1,111,143       667,232

Long Term Liabilities
  Loans payable - Bank, net of current portion ........................       15,501       120,549
  Notes payable - Shareholders, net of current portion ................      119,218        20,336
                                                                         -----------   -----------

    Total Long Term Liabilities .......................................      134,719       140,885

    Total Liabilities .................................................  $ 1,245,862   $   808,117
                                                                         -----------   -----------

Commitments and contingencies

Stockholders' Deficit
  Preferred stock, $0.01 par value, 19,650,000 shares authorized,
    none issued and outstanding .......................................  $         -   $         -
  Preferred stock series A, $0.01 par value, 350,000 shares authorized,
    none issued and outstanding .......................................            -             -
  Common stock, $0.01 par value, 300,000,000 shares authorized,
    1,157,951 shares and 1,103,766 issued and outstanding
    as of 12/31/2005 and 12/31/2004, respectively .....................       11,580        11,038
  Common stock issuable, at par value (40,000 shares) .................            -            67
  Additional paid-in capital ..........................................    7,543,532     7,404,527
  Accumulated deficit .................................................   (8,738,601)   (8,134,828)
                                                                         -----------   -----------

    Total Stockholders' Deficit .......................................   (1,183,489)     (719,196)
                                                                         -----------   -----------

    Total Liabilities and Stockholders' Deficit .......................  $    62,373   $    88,921
                                                                         ===========   ===========

                        See accompanying notes to the financial statements

                                                F-28

                        DYNECO CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                       YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                         2005           2004
                                                     -----------    -----------
                                                      (RESTATED,
                                                     SEE NOTE 14)

Revenues - Consulting ............................    $        -    $   275,000
  Compressor prototypes ..........................             -         11,900
                                                     -----------    -----------
    Total Revenues ...............................             -        286,900

Cost of revenues .................................             -         16,096
                                                     -----------    -----------

  Gross Profit ...................................             -        270,804

Operating Expenses
  Compensation ...................................       141,603        168,541
  General and administrative .....................       354,139        357,069
  Impairment loss ................................             -        144,603
  Bad debt expense ...............................         1,956              -
                                                     -----------    -----------

    Total Operating Expenses .....................       497,698        670,213
                                                     -----------    -----------

    Loss from Operations .........................      (497,698)      (399,409)

Other Income (Expense)
  Interest income ................................         1,257            313
  Other income ...................................        82,879              -
  Interest expense ...............................      (276,619)       (35,427)
  Warrant valuation income .......................        86,408              -
                                                     -----------    -----------

    Total Other Expense, net .....................      (106,075)       (35,114)
                                                     -----------    -----------

    Net Loss .....................................   $  (603,773)   $  (434,523)
                                                     ===========    ===========

Net Loss Per Share - Basic and Diluted ...........   $     (0.54)   $     (0.39)
                                                     ===========    ===========

Weighted average number of shares outstanding
  during the period - basic and diluted ..........     1,125,327      1,102,332
                                                     ===========    ===========

               See accompanying notes to the financial statements

                                          DYNECO CORPORATION AND SUBSIDIARY
                             CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                   For the Years Ended December 31, 2005 and 2004

                                                                             Additional                    Total
                                                            Common Stock      Paid In     Accumulated   Stockholders'
                                       Common Stock           Issuable        Capital       Deficit        Equity
                                   ---------------------   --------------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2003 ....   1,097,099   $ 10,971   $ 3,333   $ 33   $ 7,349,628   $(7,700,305)  $  (339,673)
Exchange of issuable Common stock
  For Common Stock Option .......           -          -    (3,333)   (33)           33             -             -
Common stock issued for services        6,667         67         -      -        23,933             -        24,000
Common stock warrants granted for
services ........................           -          -         -      -        11,000             -        11,000
Common stock issuable for cash ..           -          -     6,667     67        19,933             -        20,000
Net Loss for 2004 ...............           -          -         -      -             -      (434,523)     (434,523)
                                   ----------   --------   -------   ----   -----------   -----------   -----------

BALANCE AT DECEMBER 31, 2004 ....   1,103,766     11,038     6,667     67     7,404,527    (8,134,828)     (719,196)

Common stock issued from 2004 ...       6,667         67    (6,667)   (67)            -             -             -
Common stock issued for cash ....      48,333        483         -      -        84,517             -        85,000
Option Grant ....................           -          -         -      -        56,925             -        56,925
Common stock surrendered for Note        (815)        (8)        -      -        (2,437)            -        (2,445)
Net Loss for 2005
 (Restated, see Note 14) ........           -          -         -      -             -      (603,773)     (603,773)
                                   ----------   --------   -------   ----   -----------   -----------   -----------

BALANCE AT DECEMBER 31, 2005
  (Restated see Note 14) ........   1,157,951   $ 11,580   $     -   $  -   $ 7,543,532   $(8,738,601)  $(1,183,489)
                                   ==========   ========   =======   ====   ===========   ===========   ===========

                                 See accompanying notes to the financial statements

                                                        F-30

                                 DYNECO CORPORATION AND SUBSIDIARY
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                          For the Years Ended December 31, 2005 and 2004
                                                                           YEARS ENDED DECEMBER 31,
                                                                              2005          2004
                                                                           ---------     ---------
                                                                           (RESTATED,
                                                                          SEE NOTE 14)

Cash Flows from Operating Activities:
  Net loss ............................................................    $(603,773)    $(434,523)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization ...................................       27,041        28,757
      Amortization of debt issue costs ................................       20,291             -
      Amortization of debt discount ...................................      132,591             -
      Interest accretion on loan payable ..............................       21,936        19,633
      Impairment loss .................................................            -       144,603
      Bad debt expense ................................................        1,956             -
      Write off of deposit ............................................           46             -
      Common stock issued for services ................................            -        24,000
      Warrants issued for services     ................................            -        11,000
      Stock option grant for consultants ..............................       56,925             -
      Write off of accounts payable ...................................      (82,879)            -
      Warrant valuation expense .......................................      (86,408)            -
    (Increase) decrease in current assets:
      Accounts receivable .............................................        6,875        18,125
      Other current assets ............................................          742         1,940
      Other  assets ...................................................            -          (521)
    Increase (decrease) in current liabilities:
      Accounts payable ................................................       19,560         9,250
      Accrued expenses ................................................            -        (4,223)
      Accrued salaries ................................................        2,917             -
      Accrued Interest Payable ........................................       35,080             -
      Accrued default premium .........................................       77,578             -
      Other accrued liabilities .......................................       14,170         5,859
                                                                           ---------     ---------

      Net Cash Used In Operating Activities ...........................     (355,352)     (176,100)
                                                                           ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ...............................       (1,011)       (8,491)
  Disbursements relating to patent rights .............................            -        (1,049)
                                                                           ---------     ---------

      Net Cash Used In Investing Activities ...........................       (1,011)       (9,540)
                                                                           ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Note repayments .....................................................       (1,217)       (2,309)
  Loan repayments .....................................................       (4,066)      (14,603)
  Increase in loans payable ...........................................            -             -
  Proceeds from convertible promissory notes ..........................      300,000             -
  Repayment of convertible promissory notes ...........................      (17,211)            -
  Repayment of capital lease obligation ...............................       (1,538)            -
  Debt issue costs ....................................................      (21,726)            -
  Proceeds from common stock ..........................................       85,000        20,000
  Cash overdraft ......................................................          232             -
                                                                           ---------     ---------

      Net Cash Provided By  Financing Activities ......................      339,474         3,088
                                                                           ---------     ---------

Net Decrease in Cash ..................................................      (16,889)     (182,552)

Cash at Beginning of Year .............................................       16,889       199,441
                                                                           ---------     ---------

Cash at End of Year ...................................................    $       -     $  16,889
                                                                           =========     =========

Supplemental disclosure of cash flow information:

  Cash paid during the year for income taxes ..........................    $       -     $       -
                                                                           =========     =========
  Cash paid during the year for interest ..............................    $   9,411     $  10,544
                                                                           =========     =========

Supplemental Disclosure of non-cash investing and financing activities:

  Exchange of employee receivable for stock receivable ................    $   2,250     $       -
                                                                           =========     =========
  Issuance of promissory notes as debt issue cost .....................    $  27,000     $       -
                                                                           =========     =========
  Discount on promissory notes ........................................    $ 327,000     $       -
                                                                           =========     =========
  Refinance of lease obligation .......................................    $       -     $  24,525
                                                                           =========     =========

                        See accompanying notes to the financial statements

                                               F-31

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

            DynEco Corporation and Subsidiary ("DynEco", "we", "us", "our" or the "Company") is engaged primarily in developing and commercializing patented air and hydrogen compressors, known collectively as UniVane(R) devices, for stationary and automotive fuel cells. During 2005 and 2004, the Company's wholly-owned subsidiary, DynEco International, Inc., was inactive.

         Principles of Consolidation:

            For the years ended December 31, 2005 and 2004, the financial statements include the accounts of DynEco Corporation and its wholly-owned subsidiary, DynEco International, Inc. All references to "the Company" in these financial statements relate to the consolidated entity. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

            Significant estimates in 2005 and 2004 include an estimate of the deferred tax asset valuation allowance, allowance for doubtful accounts on accounts receivable, amortization period on patent rights, valuation of patent rights, depreciable lives on equipment and valuation of stock based compensation.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Property and Equipment:

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets which ranges from three to seven years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

         Patent Rights:

            Patent rights consist of the costs incurred to obtain patent rights associated with compressor technology. Patent rights are amortized using the straight-line method

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            over their seventeen to twenty year life commencing upon patent issuance and the generation of revenues utilizing the underlying technology. The Company reviews its patent rights for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If the undiscounted future cash flows of the patent rights are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. The Company recorded and charged to operations, impairment losses of $144,603, relating to patent rights, for the year ended December 31, 2004. All expenditures during 2005 were charged to operations.

         Impairment of Other Long-Lived Assets:

            The Company reviews other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized.

         Stock-Based Compensation:

            The Company has two active stock-based compensation plans, which are described more fully in Note 10. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company issued stock options to directors, employees, and the chief executive officer totaling 23,333 and zero, respectively, in 2005 and 2004. No stock-based employee compensation cost is reflected in net income during 2005 and 2004. The Company issued 19,167 options and recorded $56,925 in expense for options issued to consultants in 2005.

            The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income
            (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

            The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

            The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            123, Accounting for Stock-Based Compensation, to stock-based employee compensation as of December 31:

                                                         2005         2004
                                                      ----------   ----------
            Net loss, as reported ..................  $ (603,773)  $ (434,523)
            Add: Stock-based  employee compensation
              expense included in reported net
              income, net of related tax effects ...           -            -
                                                      ----------   ----------
            Deduct: Total stock-based compensation
              expense, determined under fair value
              based method for all awards, net of
              related tax effects ..................      69,300            -
                                                      ----------   ----------
            Pro forma net loss .....................  $ (673,073)  $ (434,523)
                                                      ==========   ==========
            Basic and diluted per share information:
            Net loss per share, as reported ........  $    (0.54)  $    (0.39)
                                                      ==========   ==========
            Net loss per share, pro forma ..........  $    (0.60)  $    (0.39)
                                                      ==========   ==========

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

            The Company had two sources of revenues totaling $0 and $286,900 during the years ended December 31, 2005 and 2004 respectively; compressor revenues and contract consulting revenue.

            Compressor revenues totaled $11,900 for 2004. Sales revenues for customer orders of compressors are recognized at the time of order completion, defined as when all Company manufacturing and internal inspection obligations related to that order have been satisfied. This occurs upon order shipment.

            Contract consulting revenue totaled $275,000 for 2004 and related to the Parker-Hannifin ("Parker") agreement stipulating a monthly fee of $25,000 per month starting in June 2003. Contract consulting revenue is recognized for service contracts at the time of satisfaction of all obligations pursuant to the underlying contract. That contract terminated after November 2004.

         Research and Development

            accordance with Statement of Financial Accounting Standards No. 2 "Accounting For Research and Development Costs," the Company expenses all research and development costs. Research and development expenses included in General and administrative expenses were $100,383 and $145,171 in 2005 and 2004, respectively.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Income Taxes:

            The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         Basic and Diluted Net Income (Loss) Per Share:

            Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2005, there were warrants and options convertible into 983,876 common shares and debt convertible into 109,000 common shares which may dilute future earnings per share. There is no calculation of fully diluted earnings per share in 2005 or 2004 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

         Concentration of Credit Risk and Other Concentrations

            Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Accounts receivable arose principally from consulting contract revenues with Parker-Hannifin Corporation in 2004, from the sale of developmental compressor products to the Company's customer base consisting of businesses in the stationary and automotive fuel cell industries located throughout the world.

            The Company performs ongoing credit evaluations of its customers' financial condition, and generally requires no collateral from its customers. The Company's credit losses are subject to general economic conditions of the emerging fuel cell industry. There were no accounts receivable at December 31, 2005. At December 31, 2004, $6,797 or 99% of the accounts receivable balance was due from one customer.

            The Company had no revenue in 2005, and recognized $275,000 or 96% in revenues for the year ended December 31, 2004 from one customer.

            As of December 31, 2005, the Company's business is dependent upon three U.S. patents along with several related foreign patents and foreign patents pending. All patents issued and pending are in the name of a current officer/director of the Company, which the Company licenses from that officer/director pursuant to the terms of a Technology License Agreement (see Note 9).

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            The Company is relying on its Parker-Hannifin Exclusive Worldwide License Agreement for future revenues (see Note 9).

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, notes payable and capital leases. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable and capital leases are not readily available, but the carrying values are believed to approximate fair value.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

         Reclassifications

            Certain amounts in the 2004 financial statements have been reclassified to conform with the 2005 presentation.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 2   GOING CONCERN - (Restated, see Note 14)

         The Company has a net loss of $603,773 and net cash used in operations of $355,352 for the year ended December 31, 2005, a working capital deficiency of $1,111,143, accumulated deficit of $8,738,601, and a stockholders' deficiency of $1,183,489 at December 31, 2005. Additionally, the Company was in default of the repayment terms on notes payable aggregating $35,000 as well as defaulting on the repayment terms of the convertible promissory notes aggregating $309,789 at December 31, 2005. Because the Company's developmental contracts generate insufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

         Management's plans to raise additional capital have been successful. The Company was forced to cease its present operations. In January 2006, the Company entered into a Stock Exchange Agreement with Dynamic Leisure Group, Inc. ("DLG"). The shareholders of DLG acquired sufficient shares in the exchange to obtain more than 80% control of the Company (see Note 13). The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

         In September 2004, the Company received 90 days notice from Parker Hannifin to cancel the consulting agreement as laid out in the original exclusive worldwide license agreement dated May 1, 2003. The consulting agreement terminated after November 2004. Once released to production, the Company will forgo the first $75,000 of royalties owed by Parker, although this amount will be credited toward any minimums due under the agreement. The original agreement will stand in all other respects.

NOTE 3   PATENT RIGHTS

         Patent rights are licensed from an officer/director and consisted of the following at December 31:

                                                                   Estimated
                                                                  Useful Life
                                            2005        2004       in Years
                                          ---------   ---------   -----------
         Patent Rights ................   $       0   $ 223,995     17 - 20
         Less: accumulated amortization           0     (79,392)
         Impairment Loss ..............           0    (144,603)
                                          ---------   ---------
         Patent rights, net ...........   $  -        $       -
                                          =========   =========

         Amortization expense was $0 in 2005 and $15,561 in 2004.

         During the year ending December 31, 2004, the Company recognized an impairment loss of $144,603 on its UniVane(R) patent rights. Although the license agreement with a customer is still in effect, since license revenues have not started and since the consulting agreement was cancelled, the Company has been unable to project a positive cash flow from this product or establish a fair market value of the patent using other valuation techniques.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                                    Estimated
                                                                  Useful Life in
                                            2005        2004          Years
                                          ---------   ---------   --------------
         Machinery and equipment ......   $ 136,322   $ 136,322        3-10
         Equipment under capital lease      108,840     108,840         7
         Office furniture and equipment      58,878      57,685        3-10
         Leasehold improvements .......       4,615       4,615         5
                                          ---------   ---------
         Total property and equipment .   $ 308,655   $ 307,642
         Less accumulated depreciation     (275,237)   (248,194)
                                          ---------   ---------
         Property and equipment, net ..   $  33,418   $  59,448
                                          =========   =========

         Depreciation expense, including that on equipment under capital lease, was $27,041 in 2005 and $13,196 in 2004.

NOTE 5   LOANS PAYABLE

         Loans Payable

         Technological Research and Development Authority Funding Agreement:

            In November 2002, the Company entered into an agreement with the Florida Technological Research and Development Authority (TRDA), which provides for up to $150,000 in funding for the development and commercialization of DynEco's UniVane(R) compressors and hydrogen circulators for fuel cell applications. In consideration of the funding, the Company is obligated to make royalty payments to TRDA equal to five percent of future UniVane(R)-related sales up to an amount equal to three times the amount DynEco receives from TRDA. During 2003, the entire $150,000 funding commitment was received. The agreement expires in November 2012. Pursuant to EITF No. 88-18 "Sale of Future Revenues", the Company recorded the funding as a current liability and in connection with APB No. 21 "Interest on Receivables and Payables," accretes interest to the maximum value of $450,000 through the November 2012 expiration date. At December 31, 2005, in connection with the accretion of interest, the Company charged $21,936 to interest expense. The accreted balance due as of December 31, 2005 was $208,987 and is included in loans payable in the accompanying balance sheet.

         Loan Payable to Finance Company

            The Company refinanced a capital lease obligation through a new finance company in November of 2004. The loan requires 60 monthly payments of $521 consisting of principal and interest. The principal balance at December 31, 2005 was $20,154 consisting of $4,653 current portion included in loans payable and $15,501 included in loans payable, net of current portion.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 6   CONVERTIBLE PROMISSORY NOTES & WARRANTS - (Restated, see Note 14)

         On March 2, 2005, the Company completed a $300,000 financing consisting of secured convertible promissory notes and common stock purchase warrants. The notes mature on March 2, 2007. Interest accrues and is payable monthly at the rate of 5% per annum or a default interest rate of 10% per annum. Principal amortization payments, each in the amount of $15,789 plus accrued interest, are to be paid in 19 equal monthly installments, commencing July 2, 2005. The note holders must convert the monthly payment amount into shares of our common stock, at a fixed conversion price of $3.00 per share. However, the notes are only convertible if the average 5 days lowest closing bid prices of the Company's common stock for the 20 consecutive days prior to the conversion date is equal to or greater than 100% of the fixed conversion price. If the holder cannot convert due to the limitations then the Company shall make the monthly amortization payments in cash with a 10% premium or at its option, in registered common stock, at a 20% discount to market. Amortization payments in common stock are subject to (a) a limitation based upon the weighted average trading volume of the common stock for the 20 trading days preceding the payment date and (b) a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

         The secured convertible promissory notes are subject to a redemption clause whereby if there is any event of default, as defined in the notes or related subscription agreement, the investor may require redemption at the greater of (i) 120% of the principal amount of the debt or (ii) the conversion share quantity (computed using the fixed rate) times the highest closing price of the common stock for the period commencing on the deemed conversion date until the day prior to receipt of the redemption payment.

         The Company evaluated whether or not the secured convertible promissory notes contain embedded conversion options which meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the fixed conversion rate does not change at the holders option, the notes qualify as conventional convertible debt and thus are not considered derivatives. Therefore the Company reviewed the notes for any beneficial conversion values that existed under EITF 98-5 and 00-27. There was no beneficial conversion value determined since all debt discount was allocated to the value of the warrants (see below).

         We also issued the investors immediately exercisable common stock purchase warrants to purchase an aggregate of 250,000 shares of common stock, consisting of (a) five-year warrants to purchase 100,000 shares at an exercise price of $4.3125 per share, subject to adjustment under Company control, (b) five-year warrants to purchase 50,000 shares at an exercise price of $7.50 per share (see reduced exercise price below), subject to adjustment under Company control and (c) five-year warrants to purchase 100,000 shares at $3.00 per share, subject to adjustment under Company control. We may require the investors to exercise the warrants described in (c) if the closing price for our common stock is $4.50 or more for 30 consecutive trading days, and average daily volume during such period is at least 8,333 shares. The exercise of warrants is also subject to the 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding. If certain registration statement requirements as discussed below are not met, the warrants holders may exercise the warrants on a cashless basis. The exercise price of the warrants described in subparagraph (b) was reduced to $5.40 per share.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         We agreed to file a registration statement covering the shares issuable upon conversion or payment of the notes and exercise of the warrants. The registration statement was to be filed by April 20, 2005 and effective within 90 days from the filing date and maintained effective during the defined period of distribution or we would incur liquidated damages equal to 2% of the promissory note principal balance per 30 days of non-compliance. However, there was a limitation on the amount of liquidated damages payable. Liquidated damages shall not accrue or be payable during periods which the registerable securities are transferable by the holder pursuant to Rule 144(K) of the 1933 Act. We may not issue unregistered shares to the warrant holders upon exercise of the warrants unless they consent. The registration statement was timely filed and is currently available to permit resales by the note and warrant holders.

         Repayment of the notes is collateralized by a general security interest in all of our assets.

         If the Company does not issue unlegended shares under the provisions of the agreements, the Company may be liable for damages, including liquidated damages of $100 per day for each $10,000 of purchase price per 30 days of non-compliance.

         We paid unaffiliated finders a total of $27,000, by the issuance of promissory notes payable in the same manner and with the same terms as the investor notes, and issued the finders five-year warrants to purchase a total of 9,000 shares of common stock, exercisable at $4.3125 per share, subject to adjustment under Company control. The total monthly principle payment is $15,789 ($300,000 notes) plus $1,421 ($27,000 note) or $17,210. The total debt issue costs of $48,726 are amortized over the debt term.

         The Company evaluated whether or not the warrants and registration rights meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. Pursuant to EITF 05-4 the Company concluded that since the Company must issue registered shares under the warrant agreements or be subject to a potentially cash payment at the holder option, the instruments must be combined and classified as a derivative liabilities at fair value with changes in fair value recorded in other income or expense.

         The value of the 250,000 warrants issued with the convertible promissory notes was $905,318 which exceeded the $300,000 promissory note value and accordingly, the full amount of the note $300,000 was allocated to the warrant value by recording a debt discount of $300,000 and recording a $300,000 warrant liability. In addition, the excess of the value over the note amount, aggregating $605,318 was recorded as a warrant liability and charged to other income (expense) as a change in fair value of warrant liability. The debt discount will be amortized to interest expense over the debt term. The warrants were valued using the Black-Scholes option pricing method with a common stock price of $3.60 based on the quoted trade price, five-year expected term, zero expected dividends, volatility of 354% and a discount rate of 4.18%. As there was no value allocated to the debt, there was no beneficial conversion amount to record. The warrant value for the 9,000 finder warrants using the same Black-Scholes assumptions as above was $27,000, also recorded as debt discount and as warrant liability.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         At December 31, 2005 in accordance with SFAS 133, the Company revalued the total 259,000 warrants underlying the warrant liability which total value was $240,592 using the following Black-Scholes assumptions: common stock price of $.93, 4.2 years expected term, zero expected dividends, volatility of 334% and a discount rate of 4.35%.

         The revaluation resulted in a decrease to the warrant liability of $691,726 from the initial recording in March 2005 and a corresponding credit to change in fair value of warrant liability. Accordingly, the net change in the fair value of the warrant liability during fiscal 2005 resulted in other income of $86,408.

         Convertible debentures ..........................   $ 327,000
         Debt discount ...................................    (194,409)
         Repayments ......................................     (17,211)
                                                             ---------
         Convertible debentures, net of discount .........   $ 115,380
                                                             =========

         Debt issue costs ................................   $  48,726
         Amortization of costs thru December 31, 2005 ....      20,292
                                                             ---------
         Debt issue costs, net of amortization ...........   $  28,434
                                                             =========

         On July 1, 2005, the Company failed to make the required installment payments under the secured convertible promissory notes. The delinquent payments to the five note holders aggregated $17,211 of principal plus accrued interest. On August 3, 2005, the note holders waived the Company's default in making the July 1, 2005 payments and agreed not to assert any remedies they have under the notes and related loan agreements. As consideration for the waivers and agreements on the part of the note holders, the Company:

            o Agreed to pay in August two note holders a total of $18,721 representing the July 1, 2005 installment of principal and agreed upon accrued interest under their notes,

            o Reduced the exercise price of warrants to purchase a total of 50,000 shares of the Company's common stock issued to the two note holders, from $7.50 per share to $5.40 per share; and

            o Agreed with the other three note holders to defer repayment of the unpaid principal installment of $1,421 plus accrued interest on their notes until the March 2, 2007 maturity date of the notes, and agreed that those note holders could convert the deferred payments into shares of our common stock at the lesser of $2.01 per share or the then applicable conversion price of the note.

         Notwithstanding the waivers and settlement agreement, we failed to make the installment payments, plus interest, and we have failed to make required installment payments to the note holders in September, October, November and December 2005. Accordingly, the Company has accrued interest at the default rate since August 1, 2005.

         On September 1st, October 1st, November 1st, and December 1st, the Company failed to make the required installment payments under the secured convertible promissory notes. The delinquent payments to the five note holders aggregated $17,211 per month of principal, plus accrued interest. As a result of the default, the loan is now considered a current liability. The note holders have not commenced

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         legal proceedings against us or sought to foreclose on the security interest collateralizing the promissory notes. In January 2006, holders of the secured convertible promissory notes signed a Modification and Waiver Agreement, revising the required repayment schedule and certain terms of the original agreement. As per the Modification and Waiver Agreement, the Company accrued $77,578 in penalty premium related to obtaining over $1,500,000 in financing which occurred on January 13th, 2006 with the MMA Capital Convertible Secured Promissory Note for $2,000,000 and to clear the default that existed as of December 31, 2005 (see Note 14).

NOTE 7   NOTES PAYABLE-SHAREHOLDERS

         Notes payable - shareholders consisted of the following at December 31:

                                                         2005          2004
                                                      ---------     ---------
         Promissory notes payable - shareholders;
           Interest bearing at rates ranging from
           5% to 15%, unsecured and due at various
           dates through August 2007 .............    $ 156,434     $ 157,651
         Less current maturities .................      (37,216)      (37,102)
                                                      ---------     ---------
         Long - term portion of notes payable
           - shareholders ........................    $ 119,218     $ 120,549
                                                      =========     =========

         Future maturities of notes payable - shareholders are as follows for years ending December 31:

            2006        37,216
            2007       119,218
                     ---------
                     $ 156,434
                     =========

         The Company repaid $1,217 of notes payable to a shareholder during the year ended December 30, 2005.

         At December 31, 2005, the Company was in default of the repayment terms on notes aggregating $35,000. This amount is included in the current maturities of notes payable on the accompanying consolidated balance sheet at December 31, 2005.

NOTE 8   CAPITAL LEASES

         The company repaid $1,538 of capital leases during the year ended December 31, 2005 including the lease obligation that was refinanced as mentioned above.

NOTE 9   COMMITMENTS AND CONTINGENCIES

         Edwards Technology License Agreement:

            During February 2004, under an amendment to a 1992 license agreement, the Company was granted an exclusive license to utilize certain compressor technology, which includes the current UniVane(R) technology, developed by an officer/director, Dr. Thomas Edwards, in exchange for future royalty payments based on the underlying technology-producing income. The Company was obligated to pay Dr. Edwards quarterly royalties equal to one percent of sales of related products and sublicensed products and ten percent of any royalty income received from sublicense agreements. As of December 31, 2005, no royalty payments were incurred or due as no related sales have yet occurred, and there are no minimum payments required. The February 2004 agreement was superseded by a Exclusive Patent and Know-How License Agreement dated January 12, 2006. (See Note 13)

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Technological Research and Development Authority Funding Agreement:

            See Note 5

         Parker-Hannifin Exclusive Worldwide License Agreement and Consulting
         Agreement:

            During May 2003, the Company granted an exclusive worldwide license agreement to Parker to manufacture and market the Company's UniVane(R) air compressors and hydrogen circulators. In consideration of the license, Parker is obligated to pay the Company a royalty fee on a quarterly basis. The royalty rate ranges from 15% of the licensed technology's net sales for the first 50 units sold on an annual basis to 6% for units sold in excess of 10,000 annually. Beginning in 2007, the minimum annual royalty fee is $100,000. If units sold are insufficient to reach the minimum annual royalty, Parker has the right to remit the difference or the Agreement converts to a non-exclusive license. This Agreement expires at the later date of either the last licensed UniVane(R) patent expiration, or the final use of UniVane(R)-related technology by Parker-Hannifin.

            Additionally in June 2003, the Company entered into a product consulting agreement with Parker. In exchange for continued product development and engineering services from the Company, Parker is obligated to pay a monthly fee of $25,000 for the first year of service. In November 2004, the consulting agreement terminated. In conjunction with the termination, the Company will forgo the first $75,000 of royalties owed by Parker.

         Operating Lease:

            The Company currently leases space on a month-to-month basis. Rent expense for the years ending December 31, 2005 and 2004 were $12,000 and $18,888, respectively.

NOTE 10  STOCKHOLDERS' DEFICIT - (Restated, see Note 14)

         Common Stock Issued for Cash

            On December 15, 2004, the Company accepted $20,000 for 6,666 shares of common stock from three individuals. The transfer agent had not issued the shares as of December 31, 2004 and accordingly, the shares were reflected as issuable at December 31, 2004 and were reclassified as issued in 2005.

            In 2005, the Company accepted $85,000 for 48,333 shares of stock from 4 individuals. The shares were all issued by the end of the year.

            The company also received 815 shares of stock in repayment of a note receivable during the 3rd quarter of 2005.

         Common Stock Issued for Debt and Services:

            All shares of common stock issued in settlement of debt or for payment of services received were valued at the stated share price actually received in the respective year's contemporaneous private placement offerings. During 2005 no shares were issued, and during 2004, the stated share price received was $3.60.

            On February 5, 2004, the Company settled an outstanding legal services agreement from August 1, 2001, in which the holder was owed $10,000 payable with 3,333 shares of issuable common stock, which had been reflected in the Company's records as common stock issuable. In February 2004, the Company granted a stock option in

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            lieu of issuing shares. Under the terms of the option, which expires August 1, 2006, the holder could exercise an option to purchase 3,333 shares with an exercise price of $3.00 per share. The Company has determined that the exercise price has been pre-paid but the option has not been exercised as of the balance sheet date. As a result of this exchange of one equity instrument for another, there is no additional compensation expense pursuant to the rules of SFAS No. 123. Accordingly, $1,000 was reclassified from common stock issuable to additional paid-in capital.

            On June 29, 2004, the Company issued 6,667 shares of common stock having a fair value of $24,000 to its Chairman of the Board of Directors for services rendered. The shares were valued at $3.60 per share, which reflected recent cash offering prices of the Company's common stock since the Company was not yet publicly trading its common stock (See Note 11).

         Common Stock Warrants:

            The following summaries warrants issued for cash, with debt, for debt settlement and for service through December 31, 2005. In 2004, 3,333 warrants, exercisable at $5.40 per share, were issued to a consultant for services rendered and a expense of $11,000 was recognized based in a Black-Scholes option pricing model using the following assumptions: stock price $3.60, expected term two years, volatility 281%, zero expected dividends and a 3.43% discount rate.

            In 2005, there were 10,000 warrants, exercisable at $7.50, issued to consultants for services rendered, valued at $27,000 and recognized as consulting expense. The warrants were valued using a Black-Scholes option pricing model with the following assumptions: stock price $2.70, expected term of five years, volatility of 337%, no expected dividends and an interest rate of 3.72%

            All other warrants issued in 2005 and 2004 were issued for cash or in connection with convertible debt. In 2005, all warrants issued with debt are discussed in Note 6. Also in 2005, 44,167 warrants were issued with the sale of 48,333 common shares for an aggregate total of $85,000 and therefore such warrants are recorded as additional paid in capital as part of the common stock sale.

            At December 31, 2005, the Company had warrants outstanding as follows:

                                                                        Warrants Exercisable
                                                                  ----------------------------------
Range of       Number        Weighted Average   Weighted Average       Number       Weighted Average
Exercise  Outstanding at    Exercise Price per     Remaining      Exercisable at     Exercise Price
 Price    December 31,2005        Share         Contracted Life   December 31,2006      per Share
--------  ----------------  ------------------  ----------------  ----------------  ----------------
 $5.40        133,333            $ 5.40            0.92 years        133,333            $ 5.40
 $5.40          3,333            $ 5.40            0.75 years          3,333            $ 5.40
 $4.50          7,500            $ 4.50            1.00 years          7,500            $ 4.50
 $5.40        406,171            $ 5.40            1.50 years        406,171            $ 5.40
 $3.00         40,000            $ 3.00            2.75 years         40,000            $ 3.00
 $4.31        109,000            $ 4.31            4.25 years        109,000            $ 4.31
 $5.40         50,000            $ 5.40            4.25 years         50,000            $ 5.40
 $3.00        100,000            $ 3.00            4.25 years        100,000            $ 3.00
 $3.75          3,333            $ 3.75            4.50 years          3,333            $ 3.75
 $7.50          3,333            $ 7.50            4.50 years          3,333            $ 7.50
$11.25          3,334            $11.25            4.50 years          3,334            $11.25
------        -------            ------            ----------        -------            ------

              859,337                                                859,337
              =======                                                =======


                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            A summary of all warrants issued as of December 31, 2005 and 2004 and changes during the years is presented below:

                                                2005                 2004
                                        -------------------  -------------------
                                                   Weighted             Weighted
                                                    Average              Average
                                        Number of  Exercise  Number of  Exercise
                                        Warrants     Price    Warrants   Price
                                        ---------  --------  ---------  --------
Stock Warrants .......................
Balance at beginning of period .......   546,170   $   5.39   540,504   $   5.40
Granted ..............................   313,167   $   4.00     6,666   $   4.95
Exercised ............................         -   $      -         -   $      -
Forfeited ............................         -   $      -    (1,000)  $   5.40
                                        ---------  --------  ---------  --------
Balance at end of period .............   859,337   $   4.89   546,170   $   5.39
                                        =========  ========  =========  ========

Warrants exercisable at end of period    859,337   $   4.89   546,170   $   5.39
                                        ---------  --------  ---------  --------
Weighted average fair value of
  warrants granted during the period .             $   4.00             $   4.95
                                                   ========             ========

         Stock-Based Compensation Plans:

            At December 31, 2005, the Company has two active stock-based compensation plans, as follows: The 1993 Corporate Stock Option Plan, and the 2001 Equity Incentive Plan. The 1993 Advisors Stock Option Plan has terminated however, outstanding grants under the plan will continue according to their terms until exercised or expired.

            The 1993 Corporate and Advisors Stock Option plans have an aggregate 50,000 shares of common stock reserved for issuance under the plans. The Corporate Plan provides for the issuance of incentive stock options and nonqualified stock options, whereas, the Advisors Plan only allows for the issuance of nonqualified stock options. Pursuant to the plans, the board of directors may grant options to key individuals at their discretion. Options are granted under the Corporate and Advisors plans on such terms and at prices as determined by the compensation committee. All options granted by the Company have been at prices equal to the current offering's private placement stated per share prices.

            The 2001 Equity Incentive Plan has an aggregate 33,333 shares of common stock reserved for issuance under the plan. The Equity Incentive Plan provides for the issuance of incentive stock options, nonstatutory options, stock bonuses, and rights to purchase restricted stock. The board of directors administers the Plan and options, stock bonuses and stock rights are granted to key individuals at their discretion. The maximum option term is ten years. There have been no stock options, stock bonuses or stock rights granted under the 2001 Equity Incentive Plan through December 31, 2004.

            The Company issued 19,167 options to non-employees for consulting services and recorded $56,925 of expense. This valuation was done using a Black-Scholes model with a risk free interest rate of 3.9%, an expected life of 3.0 years, a volatility of 294% and no expected dividends.

            The Company granted 23,333 options to employees in 2005 with an exercise price of $3.00 per share and 3,333 options in 2004 at an exercise price of $3.00 per share. There was no compensation expense recorded as the exercise price was equal to the fair market value of the common shares at the grant date.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            At December 31, 2005, the Company had the following non-qualified options outstanding and exercisable as follows:

                     Outstanding Options                  Exercisable Options
           ---------------------------------------    --------------------------
               Number        Weighted     Weighted        Number        Weighted
Range of   Outstanding at    Average      Average     Exercisable at    Average
Exercise    December 31,    Remaining     Exercise     December 31,     Exercise
 Price          2005           Life        Price           2005          Price
--------   --------------   ---------     --------    --------------    --------
$   3.00       20,000       0.1 Years     $   3.00        20,000        $   3.00
$   1.50        1,111       0.5 Years     $   1.50         1,111        $   1.50
$   3.00        3,333       0.6 Years     $   3.00         3,333        $   3.00
$  11.40          333       1.4 Years     $  11.40           333        $  11.40
$   3.00       42,500       2.3 Years     $   3.00        42,500        $   3.00
$  11.40       50,595       2.9 Years     $  11.40        50,595        $  11.40
$   3.60        6,667       3.0 Years     $   3.60         6,667        $   3.60
              -------                                    -------
              124,539                                    124,539
              =======                                    =======


            A summary of the changes in stock options outstanding during 2005 and 2004 is presented below:

                                        2005                     2004
                              ------------------------  ------------------------
                                           Weighted                 Weighted
                                           Average                   Average
                               Shares   Exercise Price   Shares   Exercise Price
                              --------  --------------  --------  --------------
Options outstanding at the
  beginning of the year ....    82,039    $    8.24     157,112     $   9.90
Options granted ............    42,500    $    3.00       3,333     $   3.00
Options exercised ..........         -    $       -           -     $
Options forfeited ..........         -    $       -     (78,406)    $ (11.10)
                              --------    ---------     -------     --------
Options outstanding at end
  of year ..................   124,539    $    6.45      82,039     $   8.24
                              ========    =========     =======     ========
Weighted average fair value
  of options granted during
  the year .................              $ 137,500                 $      -

NOTE 11  RELATED PARTY TRANSACTIONS

         Employment Agreement:

            On January 1, 2004, the Company entered into an employment agreement with an individual acting as the Company's Chief Technical Officer and Chief Executive Officer. As part of the transaction related to the January 13, 2006 Stock Exchange Agreement, this individual signed a Separation Agreement, terminating his employment agreement with the Company. In addition to terminating his employment as of the Separation Agreement date, the individual agreed to forego all unpaid or accrued salary due under the January 1, 2004 and prior agreements (See Note 13).

            On June 29, 2004, the Company issued 6,667 shares of common stock having a fair value of $24,000 to its Chairman of the Board of Directors for services rendered (See Note 10).

            Patent rights are licensed from an officer/director of the Company (See Notes 3 and 9).

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 12  INCOME TAXES - (Restated, see Note 14)

         The effective tax rate varies from the maximum federal statutory rate as a result of the following items:

                                                             2005      2004
                                                           -------   -------
         Tax benefit computed at the maximum
            federal statutory rate ....................    (34.0)%   (34.0)%
         Net (increase) due to various
            basis differences in assets and liabilities      3.8       5.1
         Net operating loss carryforward ..............     30.2      28.9
                                                           -----      ----

         Income tax provision .........................        - %       - %
                                                           =====      ====

         The tax effect of temporary differences at December 31 were as follows:

                                                        2005            2004
                                                    -----------     -----------
         Asset:
            Net operating loss carryforward ....    $ 2,592,814     $ 2,389,507
            Other individually immaterial items          60,657          81,125
                                                    -----------     -----------
         Net deferred tax asset before valuation
          allowance ............................      2,653,471       2,470,632
         Less valuation allowance ..............     (2,653,471)     (2,470,632)
                                                    -----------     -----------

         Net deferred tax asset ................    $         -     $        -
                                                    ===========     ===========

         For financial statement purposes, no tax benefit has been reported in 2005 or 2004 as the Company has had significant losses since inception and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was a decrease of approximately $110,000 and $526,000 in 2005 and 2004, respectively.

         At December 31, 2005, the Company had net operating loss carryforwards as follows for income tax purposes:

             Carryforward           Net Operating
         Expires December 31      Loss Carryforwards
         -------------------      ------------------
                 2006                   206,000
                 2007                   236,000
                 2008                   274,000
                 2009                   716,000
                 2010                 1,110,000
                 2011                 1,718,000
                 2012                 1,017,000
                 2018                   436,000
                 2019                   392,000
                 2020                   195,000
                 2021                   180,000
                 2022                   337,000
                 2023                   603,000
                 2024                   425,000
                 2025                   672,000
                                    -----------
                                    $ 8,517,000
                                    ===========

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         The utilization of the carryforwards is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of these carryforwards may be limited due to ownership changes which occurred subsequent to year-end, (See Note 13) as defined in the Internal Revenue Code. Furthermore, carryforwards relating to DynEco International, Inc., prior to its March 31, 1994 acquisition (approximately $400,000) are subject to separate return limitation regulations.

NOTE 13  SUBSEQUENT EVENTS

         CASUAL CAR GENERAL SERVICE AGREEMENT

         On January 3, 2006 Street Venture Partners, LLC, sold the US rights to the Casual Car General Service Agreement (GSA) to Dynamic Leisure Group, Inc. ("Dynamic") for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $.90 per share. The Promissory Note is convertible to the Company's common stock at $.90 per share and paying 10% interest annually. The agreement was recorded in the first quarter of 2006 as an intangible asset at a value of $348,413, which will be amortized over 30 months and a short term deposit of $1,587. over three years. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

         The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to begin to establish a foundation in certain desired leisure travel markets with multiple product offerings.

         STOCK EXCHANGE AGREEMENT DATED JANUARY 13, 2006

         On January 13, 2006, the Company entered into an agreement with the former shareholders of Dynamic, under which the Company acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly owned subsidiary of the Company.

         As consideration for its acquisition of the outstanding capital stock of Dynamic, the Company issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic.

         Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of Dynamic pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of Dynamic acquired voting rights over approximately 83% of the currently outstanding voting securities of the Company and (b) the designees of the former shareholders of Dynamic were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of the common stock of the Company when DynEco's Articles of Incorporation were amended to increase the number of authorized shares of the Company's common stock sufficient to permit full conversion of the Series A Preferred Stock. The Company also agreed that the currently outstanding options and warrants of Dynamic would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post reverse shares of common stock of the Company, and that the currently outstanding convertible promissory notes of Dynamic would become convertible into 1,386,111 post reverse shares of common stock of the Company.

         The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         The transaction is treated as a recapitalization of Dynamic Leisure Group, Inc. Accordingly, the financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of Dynamic, and the operations of Dynamic Leisure Corporation, f/k/a DynEco Corporation from the recapitalization date.

         SEPARATION AGREEMENT DATED JANUARY 13, 2006

         In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco Corporation and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

         o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

         o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to DynEco Corporation. As of December 31, 2005, $283,625 in deferred compensation payable to Dr. Edwards was accrued ;

         o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

         o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

         o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering DynEco's facilities in Rockledge, Florida, and Dr. Edwards assumed all of DynEco's obligations thereunder; and

         o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

         The Separation Agreement resulted in the forfeiture of accrued compensation of $283,625 by Dr. Edwards in 2006, and transfer to him of fixed assets of $33,418 recorded net value both of which were written off the balance sheet of the Company prior to the recapitalization that occurred on January 13, 2006.

         MANAGEMENT OF DYNECO CORPORATION

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, continues to serve as a director of the Company for a period of at least one year. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Special Meeting of Shareholders.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         At the Special Meeting of Shareholders, the following persons were elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified:

         Daniel G. Brandano
         Thomas W. Busch
         Robert A.G. LeVine
         Leonard Sculler

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons have been appointed to serve as officers of the Company, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

         Daniel G. Brandano - President
         Thomas W. Busch - Vice President and Treasurer
         Robert A.G. LeVine - Secretary

         MODIFICATION AND WAIVER AGREEMENT DATED JANUARY 13, 2006

         On January 13, 2006, the Company entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which DynEco issued convertible promissory notes aggregating of $327,000. At the time of execution of the Modification and Waiver Agreement, the Company was in default of its obligations under the March 2, 2005 agreements.

         Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 are to commence on June 1, 2006. In accordance with the terms of the Modification and Waiver Agreement, upon receipt of the funding of $2 million in a January 13, 2006 Financing Transaction, the note holders opted to receive payment, and the Company paid a total of $232,734 to the note holders, consisting of approximately $155,156 in principal amount of promissory notes and a premium in the amount of $77,578. The notes are convertible at $.75 per share, subject to certain adjustments under the control of the Company. These include anti-dilution adjustments, and an adjustment if the Company issues common stock or the right to purchase common stock at a price lower than $0.75 per share. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

         As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, the Company issued an aggregate of 200,000 shares of its common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated,
         (b) the exercise price of the warrants to purchase up to 259,000 shares of DynEco common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         exercisable until 3 years from the filing of the Form 8-K announcing the recapitalization of Dynamic and DynEco, (c) the number of shares issuable upon exercise of those warrants to the investors cannot be reduced to less than 300,000 shares. Under the Modification and Waiver Agreement, under certain circumstances, we may require the investors to exercise the 300,000 warrants. The Company may prepay the note at 150% of the principle due, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

         We have agreed to file an amendment to the existing registration statement covering resale of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement must be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or the Company will be subject to the payment of liquidated damages to the note holders. In addition, we have agreed to file a new registration statement covering the resale of those shares issuable under the Modification and Waiver Agreement the resale of which are not covered by the existing registration statement. Such additional registration statement must be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or the Company will be subject to the payment of liquidated damages to the note holders. In the event that a Form 8-K/A, including the audited financial statements of Dynamic is not filed on or prior to April 5, 2006, then the Modification and Waiver Agreement will become null and void, except that the note holders are entitled to retain the 200,000 shares issued to induce them to enter into the Modification and Waiver Agreement.

         The Company recorded in the first quarter of 2006 a non-cash loss of extinguishment of debt for $208,442 for the value of the 200,000 shares of common stock issued (valued at $.90 per share on the date of the Modification and Waiver Agreement, based on the closing price of common stock), additional warrants issued, and to write off deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants. The new warrants were valued at $233,227 at the modification date.

         EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT DATED JANUARY 12, 2006

         On January 12, 2006, the Company and Dr. Thomas C. Edwards entered into an Exclusive Patent and Know-How License Agreement that amends and supersedes the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between the Company and Dr. Edwards. The 1994 Agreement granted us the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. The Company subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

         Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to the Company all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004.

         There is no financial affect from the January 12, 2006 agreement.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         ARTICLES OF AMENDMENT DESIGNATING SERIES A PREFERRED STOCK

         The designations, rights, powers, preferences and limitations of the Series A preferred Stock of the Company are set forth in Articles of Amendment to the Company's Articles of Incorporation that were filed with the Secretary of State of Minnesota. The Articles of Amendment provide that a series of Preferred Stock, denominated as Series A Preferred Stock and consisting of 350,000 shares, was created by the Board of Directors in furtherance of the authority conferred upon the Board by the Company's Articles of Incorporation.

         The Articles of Amendment provide that (a) the Series A Preferred Stock shall vote as a group with the holders of the Company's common stock on each matter that is submitted to a vote of common shareholders, (b) each share of Series A Preferred Stock is entitled to 1,000 votes per share on each matter submitted to a vote of shareholders, (c) each share of Series A Preferred Stock shall automatically be converted into
         33.33 shares of the Company's common stock at such time as the Company has amended its Articles of Incorporation to authorize the issuance of a sufficient number of shares of common stock to permit all of the then outstanding shares of Series A Preferred Stock to be converted and (d) the Series A Preferred Stock shall rank pari passu with our common stock as to dividend, liquidation and redemption rights.

         Of the 350,000 authorized shares of Series A Preferred Stock, 197,000 were issued to the former shareholders of Dynamic in connection with the closing of the Stock Exchange Agreement described elsewhere in this Note, and the balance were reserved for issuance in the event of exercise of outstanding options and warrants, and conversion of convertible promissory notes, that are now convertible into shares of the Company. Subsequent to the increase in the number of shares of common stock we are authorized to issue, the 197,000 outstanding shares of Series A Preferred Stock were exchanged for 6,566,667 shares of our common stock, as previously disclosed in the Stock Exchange Agreement section of this Note. (See reverse split of common stock below.)

         ARTICLES OF AMENDMENT INCREASING AUTHORIZED SHARES OF COMMON STOCK

         On January 31, 2006, shareholders authorized an increase in the number of shares of common stock the Company is authorized to issue to 300,000,000. On February 2, 2006, we filed Articles of Amendment with the Secretary of State of Minnesota, amending Article III of the Amended Articles of Incorporation, increasing the authorized shares of common stock to 300,000,000 from 80,000,000. The aggregate number of common and preferred shares that the Company has authority to issue was restated to 320,000,000 from 100,000,000. The Amended Articles of Incorporation were effective upon filing.

         JANUARY 13, 2006 FINANCING TRANSACTION

         On January 13, 2006, the Company entered into a series of documents with MMA Capital, LLC, under which we borrowed $2,000,000 and issued to MMA Capital a Convertible Secured Promissory Note in the aggregate principal amount of $2,000,000. Interest is payable quarterly at the rate of 8% per annum and the outstanding principal amount of the note, together with accrued but unpaid interest, becomes due and payable on January 11, 2007. In the event of default, the interest rate is the greater of ten percent (10%) per annum or the maximum amount permitted by applicable law from the date of the Event of Default until paid in full.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         At the option of the holder, the outstanding principal amount of the promissory note and accrued but unpaid interest may be converted into shares of common stock of the Company at the rate of $1.00 per share, subject to adjustment in the event we issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. These adjustments would occur in the Company issues common shares lower than $0.75 per share or the right to buy shares at a rate lower than $0.75 per share, and to reflect the occurrence of a forward or reverse common stock split, corporate reorganization or certain other corporate events. The Company agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares issuable upon conversion of the promissory note. It constitutes an event of default under the note, and subjects us to the payment of liquidated damages, if the registration statement does not become effective on or before July 12, 2006, and does not remain effective for a period of at least 90 days. For each week of non-compliance, liquidated damages will be 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. The Company's obligations under the promissory note are collateralized by a security interest in substantially all of our assets.

         In connection with the transaction, we issued a common stock purchase warrant in favor of MMA Capital to purchase up to 2,000,000 shares of the Company's common stock, exercisable for a period of three years, at an exercise price of $1.00 per share, subject to adjustment in the event we issue shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering resale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

         A fee equal to 8% of the proceeds ($160,000) was paid to Forte Capital Partners LLC, an unaffiliated third party, who assisted MMA Capital in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering. The $160,000 will be recorded as a deferred debt issuance cost asset to be amortized over the debt term.

         Per SFAS 133 and EITF 00-19, the convertible note will be classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrants are classified as a liability at their fair value of approximately $1,800,000 with a corresponding charge to debt discount. The beneficial conversion value of $200,000 associated with the convertible debt is recorded as a debt discount and additional paid in capital. The debt discount will be amortized over the term of the debt.

         FEBRUARY 8, 2006 ACQUISITION OF CHANGES IN L'ATTITUDES, INC.

         On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CLA"), for a purchase price of $2,090,680. CLA is in the travel industry, specializing in providing resort destination travel packages to the Caribbean and Eastern Mexico. Almost all of its business originates through the Internet via its on-line site. CLA is located in Largo, Florida. The purchase price consists of a combination of cash ($640,000), 340,000 shares of Dynamic's common stock, valued at $2.50

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         per share or the average closing price of Dynamic's common stock 5 days before and after the purchase ($850,680), and a one-year secured Convertible Promissory Note in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets, using a measurement date of May 31, 2006.

         Additional shares of common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller Dynamic's common stock at a rate of less than $1.50 per share. The Company agreed to include resale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

         The Convertible Promissory Note is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The
         Note is convertible into Dynamic common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Promissory Note may be required. If the Company receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Promissory Note may be required. The Company has agreed to include resale of the shares issued, and those issuable upon conversion of the Note in the next registration statement filed by the Company. The Convertible Promissory Note is secured by a lien on the assets of CLA. A beneficial conversion value of $480,000 was recorded as a debt discount to be amortized over the life of the debt term.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at March 31, 2006. Purchase price adjustments following the closing are customary.

                                                       February 8, 2006
                                                       ----------------

            Current assets .......................        $  836,330
            Other assets .........................            53,011
            Goodwill .............................         2,200,336
                                                          ----------
            Total assets .........................         3,089,677
            Current liabilities ..................           998,997
                                                          ----------
            Net assets acquired ..................        $2,090,680
                                                          ==========

         The goodwill of $2,200,336 is expected to be deductible over 15 years for tax purposes.

         The results of CLA operations will be included in the consolidated financial statements beginning with the date of acquisition.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         ARTICLES OF CORRECTION TO CHANGE DYNECO CORPORATION'S NAME

         On February 28, 2006, we filed Articles of Correction with the Secretary of State of Minnesota, to change the Company's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

         There was no financial affect related to this filing.

         MARCH 3, 2006 REVERSE SPLIT OF COMMON STOCK

         On January 31, 2006, shareholders approved a 1:30 reverse split of our common stock. On February 28, 2006, we filed Articles of Correction with the Secretary of State of Minnesota, restating previously amended
         Article III with explanation of the approved reverse stock split to be effective at the close of business on March 3, 2006. Dynamic Leisure Corporation's (f/k/a DynEco Corporation) stock began trading post-split on the NASDAQ exchange at the open of business on March 6, 2006. As a result of the reverse stock split, every thirty (30) shares of our common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split. In settlement of fractional interests which arose as a result of the reverse stock split, the shareholder was entitled to cash in an amount equal to (a) the market price of one (1) share of common stock immediately following the reverse stock split, multiplied by (b) the fractional share amount immediately following the reverse stock split. Distributions of amounts which may be due shareholders as a result of fractional interests are to be handled for the Company by its transfer agent.

         The accompanying financial statements as of and for the years ended December 31, 2005 and December 31, 2004 have been retroactively adjusted for the subsequent affect of the reverse stock split and the Stock Exchange Agreement of January 13, 2006 with Dynamic.

         MARCH 6, 2006 ACQUISITION OF ISLAND RESORT TOURS, INC. AND INTERNATIONAL TRAVEL AND RESORTS, INC.

         On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,300. The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, and add to the expertise of the Company's management team. IRT and ITR are both located in New York, New York.

         The purchase price consists of a combination of cash ($1,500,000), 700,000 shares of Dynamic common stock ($1,833,300), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets as of April 30, 2006. As of May 12, 2006, the additional cash

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         payment had not been made pending the completion of the audits for, and final determination of amount if any of adjustment, to the balance of the cash payment. Additional shares of Dynamic common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues Dynamic common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of Dynamic common stock could be issued as a result of this adjustment provision.

         The common stock was valued at $2.62 based on the average closing price of Dynamic's common stock for the five days before and after the acquisition was agreed to and announced, multiplied by the number of shares of common stock issued.

         The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into Dynamic's common stock on or before the Maturity Date at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. A beneficial value of $1,208,334 was recorded as a debt discount to the amortized over the life of the debt term.

         Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If the Company receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. The Company agreed to include resale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

         The Convertible Note is secured by a lien on assets of IRT and ITR

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at March 31, 2006. Purchase price adjustments following the closing are customary. The goodwill of $5,055,656 is expected to be deductible over 15 years for tax purposes.

         The results of IRT/ITR operations will be included in the consolidated financial statements beginning with the date of acquisition.

                                                        March 6, 2006
                                                        -------------
            Current assets ........................       $  708,167
            Other assets ..........................           80,236
            Goodwill ..............................        5,055,656
                                                          ----------
            Total assets ..........................        5,844,059

            Current liabilities ...................        1,060,759
                                                          ----------
            Net assets acquired ...................       $4,783,300

NOTE 14  RESTATEMENT

         Subsequent to the issuance of the Company's December 31,2005 consolidated financial statements, management became aware that a default premium paid in 2006 in connection with the Modification and Waiver agreement should have been accrued by DynEco at December 31, 2005.Therefore the consolidated financials statements have been adjusted to accrue the $77,578 default premium. The net loss was increased from $526,195 or $0.47 per share to $603,773 or $0.54 per share.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

                                December 31, 2005


                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm ...............   F-59

Balance Sheet .........................................................   F-60

Statement of Operations ...............................................   F-61

Statement of Changes in Stockholders' Deficiency ......................   F-62

Statement of Cash Flows ...............................................   F-63

Notes to Financial Statements .........................................F-60 - 80

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of:
   Dynamic Leisure Group, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Dynamic Leisure Group, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, changes in stockholders' deficit and cash flows for the period from May 16, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Dynamic Leisure Group, Inc. (a development stage company) as of December 31, 2005, and the results of its operations, changes in stockholders' deficit and cash flows for the period from May 16, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $485,314 and net cash used in operations of $320,450 for the period from May 16, 2005 (inception) to December 31, 2005, and a working capital deficiency, stockholders deficit and deficit accumulated during the development stage of $1,126,287, $477,814 and $485,314, respectively, at December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 20, 2006

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                December 31, 2005

                                     ASSETS

Current Assets
  Cash ...........................................................  $    19,563
  Prepaid expenses ...............................................       19,136
                                                                    -----------
    Total Current Assets .........................................       38,699

Property and equipment, net ......................................      646,713

Deposits .........................................................        1,760
                                                                    -----------

    Total Assets .................................................  $   687,172
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable ...............................................  $    81,347
  Accrued interest ...............................................       29,360
  Other accrued liabilities ......................................       33,146
  Accrued payroll taxes ..........................................       33,633
  Convertible notes payable ......................................      847,500
  Notes payable ..................................................      140,000
                                                                    -----------

    Total Current Liabilities ....................................    1,164,986

    Total Liabilities ............................................    1,164,986
                                                                    -----------

Commitments and contingencies (Note 6)

Stockholders' Deficit
  Preferred stock, $0.01 par value, 20,000,000 shares authorized,
  Preferred series A 350,000 authorized, none issued and
    outstanding ..................................................            -
  Common stock, $0.01 par value, 300,000,000 shares authorized,
    6,566,667 shares issued and outstanding ......................       65,666
  Additional paid-in capital .....................................      (57,629)
  Stock subscription receivable ..................................         (537)
  Deficit accumulated during development stage ...................     (485,314)
                                                                    -----------

    Total Stockholders' Deficit ..................................     (477,814)
                                                                    -----------

    Total Liabilities and Stockholders' Deficit ..................  $   687,172
                                                                    ===========

                 See accompanying notes to financial statements

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        For the Period from May 16, 2005 (Inception) to December 31, 2005


Operating Expenses

  Compensation and benefits .................................       $   276,233
  General and administrative ................................           179,721
                                                                    -----------

    Total Operating Expenses ................................           455,954
                                                                    -----------

    Loss from Operations ....................................          (455,954)

Other Expense

  Interest expense ..........................................           (29,360)
                                                                    -----------

    Total Other Expense .....................................           (29,360)
                                                                    -----------

    Net Loss ................................................       $  (485,314)
                                                                    ===========

Net Loss Per Share - Basic and Diluted ......................       $     (0.47)
                                                                    ===========

Weighted average number of shares outstanding
  during the period - basic and diluted .....................         1,033,625
                                                                    ===========

                 See accompanying notes to financial statements


                                           DYNAMIC LEISURE GROUP, INC.
                                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                          (A DEVELOPMENT STAGE COMPANY)
                        For the Period from May 16, 2005 (Inception) to December 31, 2005

                                                                        Deficit
                                                                      Accumulated
                                      Common Stock       Additional     During                        Total
                                  --------------------    Paid-In     Development   Subscription   Stockholders'
                                   Shares      Amount     Capital        Stage       Receivable      Deficit
                                  ---------   --------   ----------   -----------   ------------   -------------
Balance at May 16, 2005 ........          -   $      -   $       -    $        -       $    -       $        -

Common stock issued to founders   5,966,667     59,666     (59,129)            -         (537)               -
Common stock issued for services    600,000      6,000       1,500             -            -            7,500


Net loss, December 31, 2005 ....                                        (485,314)                     (485,314)
                                  ---------   --------   ---------    ----------       ------       ----------

BALANCE, DECEMBER 31, 2005 .....  6,566,667   $ 65,666   $ (57,629)   $ (485,314)      $ (537)      $ (477,814)
                                  =========   ========   =========    ==========       ======       ==========


                                 See accompanying notes to financial statements

                                                      F-62

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        For the Period from May 16, 2005 (Inception) to December 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ......................................................     $(485,314)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization ..............................           774
     Common stock issued for services ...........................         7,500
  (Increase) decrease in operating assets:
     Prepaids ...................................................       (19,136)
     Deposits ...................................................        (1,760)
  Increase (decrease) in operating liabilities:
     Accounts payable ...........................................        81,347
     Accrued expenses ...........................................        66,779
     Accrued interest payable ...................................        29,360
                                                                      ---------

     Net Cash Used In Operating Activities ......................      (320,450)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment .........................      (647,487)
                                                                      ---------

     Net Cash Used In Investing Activities ......................      (647,487)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes ...........................................       987,500
                                                                      ---------

     Net Cash Provided By Financing Activities ..................       987,500
                                                                      ---------

Net Increase in Cash ............................................        19,563

Cash at Beginning of Period .....................................             -
                                                                      ---------

Cash at End of Period ...........................................     $  19,563
                                                                      =========

Supplemental disclosure of cash flow information
------------------------------------------------

  Cash paid during the period for interest ......................     $       -
                                                                      =========
  Cash paid during the period for taxes .........................     $       -
                                                                      =========

                 See accompanying notes to financial statements

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

            Dynamic Leisure Group, Inc. ("Dynamic" or the "Company") was incorporated on May 16, 2005 with the purpose of entering the wholesale travel business, specializing in leisure travelers to popular destinations in the US, Caribbean, Mexico, the UK, and Europe. A growth strategy was developed to grow revenue by establishing a scalable, single operating system platform to assimilate and leverage a combination of strategic acquisitions and internal growth.

            Activities during the development stage include developing a business plan, raising capital, acquisition of assets, and due diligence on potential business combinations.

         Basis of Presentation

            All share and per share data in the accompanying financial statements for the period ended December 31, 2005 have been retroactively adjusted for the effect of the recapitalization transaction with DynEco in fiscal 2006 and the subsequent one-for-thirty reverse stock split. (See Note 10)

         Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

            Significant estimates in 2005 include an estimate of useful lives of assets, impairment of long-lived assets, and the deferred tax valuation allowance.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Property and Equipment:

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, which is five years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Impairment of Other Long-Lived Assets:

            The Company will review other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. There were no long-lived assets recorded at December 31, 2005.

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company expects to record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

            The Company had no revenues for the period ended December 31, 2005.

         Stock Based Compensation:

            The Company follows the fair value method under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Accounting for Stock-Based Compensation," in accounting for stock-based transactions with employees and non-employees.

            In December 2004, the FASB issued SFAS No. 123 ("SFAS 123") (revised
            2004) "Share-Based Payment" ("SFAS 123R"). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". As December 31, 2005, the company adopted the provisions of SFAS No. 123R.

         Income Taxes:

            The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Basic and Diluted Net Income (Loss) Per Share:

            Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2005, there was debt convertible into 997,222 common shares and warrants for 1,104,998 common shares which may dilute future earnings per share. There is no calculation of fully diluted earnings per share in 2005 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

         Concentration of Credit Risk and Other Concentrations

            The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of December 31, 2005, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

            The Company had no accounts receivable at December 31, 2005.

            The Company is relying on its ability to obtain adequate external financing and complete strategic acquisitions of leisure travel businesses to develop future revenue.

            The Company has purchased proprietary software that it plans to use as its primary integrated operating platform. The software and related database comprise the majority of the Company's fixed assets and total assets. As of December 31, 2005, the software was not yet placed into service. (See Note 4)

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Company's financial instruments include cash, accounts payable, accrued liabilities, and notes payable. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable are not readily available, but the carrying values are believed to approximate fair value.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued a new accounting pronouncement, which may apply to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

NOTE 2   GOING CONCERN

         The Company has a net loss of $485,314 and net cash used in operations of $320,450 for the year ended December 31, 2005, a working capital deficiency of $1,126,287, accumulated deficit of $485,314, and a stockholders' deficiency of $477,814 at December 31, 2005. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

         The Company is working on trying to secure additional capital. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

         The Company has issued $140,000 of Notes Payable and $847,500 in convertible Notes Payable. While the Company expects substantially all of the note holders to convert the receipt of cash to a receipt of common stock, there is no guarantee that this will occur. As of December 31, 2005 the Company did not have adequate working capital to meet these obligations with cash payments.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 3   PREPAID EXPENSES

         The Company paid retainers of $10,000 each, a total of $20,000, for accounting and legal services during the period. The balance of $19,136 at December 31, 2005 is expected to be used in calendar 2006 to offset actual billings, and charged to expense as incurred.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31, 2005:

                                                               Estimated
                                                              Useful Life
                                                 2005          in Years
                                              ---------       -----------
         Office furniture and equipment ..    $   6,141            5
         Software ........................      641,346            5
                                              ---------
         Total property and equipment ....    $ 647,487
         Less accumulated depreciation ...         (774)
                                              ---------
         Property and equipment, net .....    $ 646,713
                                              =========

         Depreciation expense was $774 in 2005. The software was not yet placed into service in 2005 and therefore no depreciation has been recorded on the software during 2005.

         Software consists primarily of the purchase of worldwide rights and source code to proprietary software for use in the wholesale travel industry. The Company intends to configure and deploy the software in 2006 and use it as the basis for an integrated operating system platform. Per the terms of the purchase agreement the Company agreed not to sell or license the Software to any unaffiliated third party for nine months (approximately June 30, 2006) without the prior written consent of the seller.

NOTE 5   CONVERTIBLE NOTES PAYABLE WITH WARRANTS, AND NOTES PAYABLE

         Convertible Notes payable - consisted of the following at December 31, 2005:

            Convertible Promissory note payable, interest rate 5%,
             unsecured .............................................   $  50,000
            Convertible Promissory notes, interest rate 10%,
             unsecured .............................................     797,500
                                                                       ---------

            Total convertible notes payable ........................   $ 847,500
                                                                       =========

         Notes payable - consisted of the following at December 31, 2005:

            Promissory notes, interest rate 8% to 10%, unsecured ...   $ 140,000
                                                                       ---------

            Total notes payable ....................................   $ 140,000
                                                                       =========

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Convertible notes and notes payable above due to a related party principal stockholder were $400,000 and $65,000 at December 31, 2005. (See Note 9)

         The Maturity dates of the Convertible notes payable and notes payable range from February 28, 2006 to June 30, 2006. There were no repayments of convertible note or note payable during 2005. The weighted average interest rate of all short-term notes was 9.6 % at December 31, 2005.

         The convertible note holders have the right to convert the debt to common stock at a fixed conversion rate ranging from $.45 to $.90.

         Additionally, the convertible note holders received warrants to purchase up to 1,104,998 shares of the Company's stock at prices ranging from $.68 to $.90.

         The Company evaluated whether or not the secured convertible promissory notes contain embedded conversion options which meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the fixed conversion rate does not change at the holders' option, the notes qualify as conventional convertible debt and are therefore not considered derivatives. The Company then reviewed the notes for any beneficial conversion values that existed under EITF 98-5 and 00-27, and determined that based on the lack of a historical market for the common stock, negative working capital, and no operating revenues, there was nominal fair value to the common stock and such nominal value was significantly less than the conversion price of the notes. Accordingly, there was no beneficial conversion value of the convertible promissory notes at the issuance dates.

         The Company evaluated whether or not the warrants meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the repayment is only in common stock and at a fixed price within the Company's control, the warrants were not considered to be derivatives under SFAS 133 or EITF 05-4, or EITF 00-19.

         For the same reasons as there being no value assigned to the beneficial conversion feature of the Notes, no value was allocated to the warrants at December 31, 2005.

         The Company agreed to include the shares issuable upon conversion or payment of the notes and exercise of the warrants, in the next applicable registration statement.

         In accordance with SFAS 133, the Company intends to continue to evaluate the nature of the Convertible Notes and Warrants in the future, and record any changes as appropriate.

NOTE 6   COMMITMENTS AND CONTINGENCIES

         Operating Lease:

            The Company currently leases space on a month-to-month basis since December 2005. Prior to that date the Company rented space from a related party. Rent expense for the period ending December 31, 2005 was $18,465 of which $16,277 was paid to the related party (see Note
            9).

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 7   STOCKHOLDERS' DEFICIT

         Common Stock Issued for Cash:

            On May 16, 2005 the Company issued 833,333 and on December 23, 2005, issued 5,133,334 shares of common stock to founders for $.0001 per share or $537 which is reflected as a subscription receivable at December 31, 2005.

         Common Stock Issued for Debt and Services:

            All shares of common stock issued in settlement for payment of services received were valued at an estimated value of the services to be rendered.

            On December 23, 2005, the Company issued 600,000 shares of common stock having a fair value of $7,500 to its consultants for services rendered. The shares were valued at approximately $0.0125 per share, reflecting an estimate of the services' value since the Company's common stock was not publicly traded and no other reliable estimate of fair value of the common stock existed.

         Common Stock Warrants:

            At December 31, 2005, the Company had immediately exercisable warrants outstanding as follows:

               Common Shares          Exercise Price          Expiration
               Under Warrant            Per Share                Date
               -------------          --------------        --------------
                   133,333                $.675                  June 2010
                   133,333                $.900                  June 2010
                   100,000                $.675                  July 2010
                    66,666                $.675                August 2010
                   444,444                $.675             September 2010
                   200,000                $.675               October 2010
                    13,333                $.675              November 2010
                    13,889                $.675              December 2010
               ------------
                 1,104,998
               ============

            A summary of changes in stock warrants during 2005:

                                                                 2005
                                                              ---------
               Outstanding at beginning of year ............        (0)
               Granted .....................................  1,104,998
               Expired or Cancelled ........................        (0)
                                                              ---------
               Balance at December 31, 2005 ................  1,104,998
                                                              =========

NOTE 8   INCOME TAXES

         The effective tax rate varies from the maximum federal statutory rate as a result of the following items:

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

                                                               2005
                                                              ------
            Tax benefit computed at the maximum
               federal statutory rate ......................  (34.0)%
            Net (increase) due to various basis
               differences in assets and liabilities .......    0.0
            Change in valuation allowance ..................   34.0
                                                              ------

            Income tax provision ...........................      - %
                                                              ======

         The tax effect of temporary differences at December 31 were as follows:

                                                                      2005
                                                                  ----------
            Asset:
               Net operating loss ..............................  $  165,007

            Net deferred tax asset before valuation allowance ..     165,007
            Less valuation allowance ...........................    (165,007)
                                                                  ----------

            Net deferred tax asset .............................  $        -
                                                                  ==========

         For financial statement purposes, no tax benefit has been reported in 2005 as the Company has had a net operating loss since inception and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $165,007 in 2005. At December 31, 2005 the Company has a net operating loss of approximately $485,314 available to offset future taxable income through the year 2025.

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

NOTE 9   RELATED PARTIES

         Diversified Acquisition Trust, LLC

            Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC ("DAT"). Mr. Eiten, through the Trustee, exercises sole investment and voting powers over the Trust. On September 5, 2005 for an investment of $400,000, the Trust was issued a convertible Promissory Note, bearing 10% annual interest, convertible to the Company's common stock at a $.90 per share. In addition, the Company issued a warrant to purchase the Company's common stock at a price of $.90 per share.

            DAT had also provided the Company with short-term loans and at December 31, 2005 held unsecured promissory notes in the amounts of $10,000, $30,000, and $25,000 all with a maturity date of February 28, 2006, and bearing an annual interest rate of 10.0%.

            DAT owns 1,906,667 shares of the Company's stock as of December 31, 2005.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            Mr. Eiten was a shareholder and investor but was not employed by the Company as of December 31, 2005.

         Street Venture Partners

            Street Venture Partners, LLC is a privately help company owned equally by Daniel G. Brandano, Dynamic's CEO and Chairman, and his spouse. At December 31, 2005 Street Venture Partners LLC owned 1,066,667 shares of the Company's common stock.

            During 2005 the Company paid office rent to Street Venture Partners, LLC of $16,277. (See Note 6)

            See Note 10 for purchase of asset from this related party.

            The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand.

         Claudale Ltd.

            Claudale Limited is a Gibraltar-based company that manages a family trust (which owns no shares of the Company's common stock) for Mr. Daniel G. Brandano, the Company's CEO and Chairman. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any shares of the Company's common stock owned by Claudale Limited.

            At December 31, 2005, Claudale Ltd. owned 693,333 shares of the Company's common stock.

         Brian J. Brandano

            At December 31, 2005, Brian J. Brandano owned 333,333 shares of the Company's common stock. Brian J. Brandano was not employed by the Company at December 31, 2005, and is the son of Daniel G. Brandano, the Company's CEO and Chairman.

NOTE 10  SUBSEQUENT EVENTS

         Casual Car General Service Agreement

            On January 3, 2006 Street Venture Partners, LLC, sold the US rights to the Casual Car General Service Agreement (GSA) to the Company for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $.90 per share. The Promissory Note is convertible to the Company's common stock at $.90 per share and paying 10% interest annually. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to begin to establish a foundation in certain desired leisure travel markets with multiple product offerings.

         Stock Exchange Agreement dated January 13, 2006

            On January 13, 2006, DynEco Corporation ("DynEco") entered into an agreement with the former shareholders of the Company, under which DynEco acquired all of the outstanding capital stock of the Company, and the Company became a wholly owned subsidiary of DynEco.

            As consideration for its acquisition of the outstanding capital stock of the Company, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of the Company.

            Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of the Company pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where
            (a) the former shareholders of the Company acquired voting rights over approximately 83% of the currently outstanding voting securities of DynEco and (b) the designees of the former shareholders of the Company were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of the common stock of DynEco when DynEco's Articles of Incorporation were amended to increase the number of authorized shares of DynEco common stock sufficient to permit full conversion of the Series A Preferred Stock. DynEco also agreed that the currently outstanding options and warrants of the Company would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post reverse shares of common stock of DynEco, and that the currently outstanding convertible promissory notes of the Company would become convertible into 1,386,111 post reverse shares of common stock of DynEco.

            The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

            The transaction is treated as a recapitalization of Dynamic Leisure Group, Inc. Accordingly, the financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of the Company, and the operations of DynEco Corporation from the recapitalization date.

         Separation Agreement dated January 13, 2006

            In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco Corporation and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

            o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to DynEco Corporation. As of December 31, 2005, $283,625 in deferred compensation payable to Dr. Edwards was accrued ;

            o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

            o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

            o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering DynEco's facilities in Rockledge, Florida, and Dr. Edwards assumed all of DynEco's obligations thereunder; and

            o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

            The Separation Agreement will result in DynEco recording a benefit of approximately $283,625 in 2006, related to the forfeiture of accrued compensation by Dr. Edwards.

         Management of DynEco Corporation

            In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, continues to serve as a director of DynEco Corporation for a period of at least one year. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Special Meeting of Shareholders.

            At the Special Meeting of Shareholders, the following persons were elected to serve as directors of DynEco Corporation until the next annual meeting of shareholders and until their successors are duly elected and qualified:

            Daniel G. Brandano
            Thomas W. Busch
            Robert A.G. LeVine
            Leonard Sculler

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons have been appointed to serve as officers of DynEco Corporation, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

            Daniel G. Brandano - President
            Thomas W. Busch - Vice President and Treasurer
            Robert A.G. LeVine - Secretary

         Modification and Waiver Agreement dated January 13, 2006

            On January 13, 2006, DynEco entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which DynEco issued convertible promissory notes aggregating of $327,000. At the time of execution of the Modification and Waiver Agreement, DynEco was in default of its obligations under the March 2, 2005 agreements.

            Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 are to commence on June 1, 2006. In accordance with the terms of the Modification and Waiver Agreement, upon receipt of the funding of $2 million in a January 13, 2006 Financing Transaction, the note holders opted to receive payment, and DynEco paid a total of approximately $245,250 to the note holders, consisting of approximately $163,500 in principal amount of promissory notes and a premium in the amount of approximately $81,750. The notes are convertible at $.75 per share, subject to certain adjustments. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

            As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, DynEco issued an aggregate of 200,000 shares of its common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of DynEco common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable until 3 years from the filing of the Form 8-K announcing the recapitalization of Dynamic and DynEco, (c) the number of shares issuable upon exercise of those warrants to the investors cannot be reduced to less than 300,000 shares. Under the Modification and Waiver Agreement, under certain circumstances, DynEco may require the investors to exercise the 300,000 warrants. The Company may prepay the note at 150% of the principle due, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            DynEco has agreed to file an amendment to the existing registration statement covering resale of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement must be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In addition, DynEco has agreed to file a new registration statement covering the resale of those shares issuable under the Modification and Waiver Agreement the resale of which are not covered by the existing registration statement. Such additional registration statement must be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In the event that a Form 8-K/A, including the audited financial statements of the Company is not filed on or prior to April 5, 2006, then the Modification and Waiver Agreement will become null and void, except that the note holders are entitled to retain the 200,000 shares issued to induce them to enter into the Modification and Waiver Agreement.

         Exclusive Patent and Know-How License Agreement dated January 12, 2006

            On January 12, 2006, DynEco and Dr. Thomas C. Edwards entered into an Exclusive Patent and Know-How License Agreement that amends and supersedes the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between DynEco and Dr. Edwards. The 1994 Agreement granted DynEco the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. DynEco subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

            Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to DynEco all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004.

            There is no financial affect from the January 12, 2006 agreement.

         Articles of Amendment Designating Series A Preferred Stock

            The designations, rights, powers, preferences and limitations of the Series A preferred Stock of DynEco are set forth in Articles of Amendment to DynEco's Articles of Incorporation that were filed with the Secretary of State of Minnesota. The Articles of Amendment provide that a series of Preferred Stock, denominated as Series A Preferred Stock and consisting of 350,000 shares, was created by the Board of Directors in furtherance of the authority conferred upon the Board by DynEco's Articles of Incorporation.

            The Articles of Amendment provide that (a) the Series A Preferred Stock shall vote as a group with the holders of DynEco's common stock on each matter that is submitted to a vote of common shareholders, (b) each share of Series A Preferred Stock is entitled to 1,000 votes per share on each matter submitted to a vote of shareholders, (c) each share of Series A Preferred Stock shall automatically be converted into 33.33 shares of DynEco common stock

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            at such time as DynEco has amended its Articles of Incorporation to authorize the issuance of a sufficient number of shares of common stock to permit all of the then outstanding shares of Series A Preferred Stock to be converted and (d) the Series A Preferred Stock shall rank pari passu with DynEco's common stock as to dividend, liquidation and redemption rights.

            Of the 350,000 authorized shares of Series A Preferred Stock, 197,000 were issued to the former shareholders of the Company in connection with the closing of the Stock Exchange Agreement described elsewhere in this Note, and the balance were reserved for issuance in the event of exercise of outstanding options and warrants, and conversion of convertible promissory notes, that are now convertible into shares of DynEco. Subsequent to the increase in the number of shares of common stock DynEco is authorized to issue, the 197,000 outstanding shares of Series A Preferred Stock were exchanged for 6,566,667 shares of DynEco common stock, as previously disclosed in the Stock Exchange Agreement section of this Note. (See reverse split of common stock below.)

         Articles of Amendment Increasing Authorized Shares of Common Stock

            On January 31, 2006, shareholders authorized an increase in the number of shares of common stock DynEco is authorized to issue to 300,000,000. On February 2, 2006, DynEco filed Articles of Amendment with the Secretary of State of Minnesota, amending Article III of the Amended Articles of Incorporation, increasing the authorized shares of common stock to 300,000,000 from 80,000,000. The aggregate number of common and preferred shares that DynEco has authority to issue was restated to 320,000,000 from 100,000,000. The Amended Articles of Incorporation were effective upon filing.

         January 13, 2006 Financing Transaction

            On January 13, 2006, DynEco entered into a series of documents with MMA Capital, LLC, under which DynEco borrowed $2,000,000 and issued to MMA Capital a Convertible Secured Promissory Note in the aggregate principal amount of $2,000,000. Interest is payable quarterly at the rate of 8% per annum and the outstanding principal amount of the note, together with accrued but unpaid interest, becomes due and payable on January 11, 2007. In the event of default, the interest rate is the greater of ten percent (10%) per annum or the maximum amount permitted by applicable law from the date of the Event of Default until paid in full.

            At the option of the holder, the outstanding principal amount of the promissory note and accrued but unpaid interest may be converted into shares of common stock of DynEco at the rate of $1.00 per share, subject to adjustment in the event DynEco issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. DynEco agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares issuable upon conversion of the promissory note. It constitutes an event of default under the note, and subjects DynEco to the payment of liquidated damages, if the registration statement does not become effective on or before July 12, 2006, and does not remain effective for a period of at least 90 days. For each week of non-compliance,

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            liquidated damages will be 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. DynEco's obligations under the promissory note are collateralized by a security interest in substantially all of DynEco's assets.

            In connection with the transaction, DynEco issued a common stock purchase warrant in favor of MMA Capital to purchase up to 2,000,000 shares of DynEco's common stock, exercisable for a period of three years, at an exercise price of $1.00 per share, subject to adjustment in the event DynEco issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. . If, at the time of exercise, there is not an effective registration statement covering resale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

            A fee equal to 8% of the proceeds ($160,000) was paid to Forte Capital Partners LLC, an unaffiliated third party, who assisted MMA Capital in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering. The $160,000 will be recorded as a deferred debt issuance cost asset to be amortized over the debt term.

            Per SFAS 133 and EITF 00-19, the convertible note will be classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrants are classified as a liability at their fair value of approximately $1,800,000 with a corresponding charge to debt discount. The beneficial conversion value of $200,000 associated with the convertible debt is recorded as a debt discount and additional paid in capital. The debt discount will be amortized over the term of the debt.

         February 8, 2006 Acquisition of Changes In L'Attitudes, Inc.

            On February 8, 2006 the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CLA"), for a purchase price of $1,750,000. The purchase price consists of a combination of cash ($640,000), shares of DynEco common stock (340,000 shares), and a one-year secured Convertible Debenture in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

            Additional shares of DynEco common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller DynEco common stock at a rate of less than $1.50 per share.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The Debenture is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Debenture is convertible into DynEco common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if DynEco, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if DynEco obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Debenture may be required. If DynEco receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Debenture may be required. DynEco has agreed to include resale of the shares issued, and those issuable upon conversion of the Debenture in the next registration statement filed by DynEco. The Convertible Debenture is secured by a lien on the assets of CLA.

            The acquisition of CLA is expected to provide the Company with a direct to consumer selling channel via the internet to the strategically desirable Caribbean leisure market.

         Articles of Correction to Change DynEco Corporation's Name

            On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, to change DynEco's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

            There was no financial affect related to this filing.

         March 3, 2006 Reverse Split of Common Stock

            On January 31, 2006, shareholders approved a 1:30 reverse split of DynEco's common stock. On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, restating previously amended Article III with explanation of the approved reverse stock split to be effective at the close of business on March 3, 2006. Dynamic Leisure Corporation's (f/k/a DynEco Corporation) stock began trading post-split on the NASDAQ exchange at the open of business on March 6, 2006. As a result of the reverse stock split, every thirty (30) shares of Dynamic Leisure Corporation's common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split. In settlement of fractional interests which arose as a result of the reverse stock split, the shareholder was entitled to cash in an amount equal to
            (a) the market price of one (1) share of common stock immediately following the reverse stock split, multiplied by (b) the fractional share amount immediately following the reverse stock split. Distributions of amounts which may be due shareholders as a result of fractional interests are to be handled for Dynamic Leisure Corporation (DLC) by its transfer agent.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The accompanying financial statements for the period from May 16, 2005 (inception) to December 31, 2005 have been retroactively adjusted for the subsequent affect of the reverse stock split and the Stock Exchange Agreement of January 13, 2006 with DynEco Corporation.

         March 6, 2006 Acquisition of Island Resort Tours, Inc. and International Travel and Resorts, Inc.

            On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,000,000.

            The purchase price consists of a combination of cash ($1,500,000), shares of DLC common stock (700,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

            Additional shares of DLC common stock may be issued if DLC, as part of any subsequent business acquisitions on or before December 31, 2006, issues DLC common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of DLC common stock could be issued as a result of this adjustment provision.

            The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into DLC's common stock on or before the Maturity Date at a rate of $1.50 per share. The conversion rate may be adjusted downward if DLC, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

            Subsequent to the Closing Date, if DLC obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If DLC receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. DLC has agreed to include resale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by DLC.

            The Convertible Note is secured by a lien on assets of IRT and ITR.

            The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, and add to the expertise of the Company's management team.

                          CHANGES IN L'ATTITUDES, INC.
                          INDEX TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004




                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                   F-82

Balance Sheets                                                            F-83

Statements of Operations                                                  F-84

Statements of Changes in Stockholder's Equity                             F-85

Statements of Cash Flows                                                  F-86

Notes to Financial Statements                                          F-87 - 92

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Changes in L'Attitudes, Inc.
Tampa, Florida


We have audited the accompanying balance sheets of Changes In L'Attitudes, Inc. as of December 31, 2005 and 2004 and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Changes In L'Attitudes, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Changes in L'Attitudes, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
April 21, 2006

                          Changes in L'Attitudes, Inc.
                                 Balance Sheets
                        As of December 31, 2005 and 2004


                                     ASSETS
                                                           2005          2004
                                                           ----          ----
Current Assets
   Cash ............................................    $  546,725    $  692,054
   Short term investments, restricted ..............        69,548        68,007
   Prepaid travel ..................................       142,110       733,954
   Other current assets ............................        18,467         9,441
                                                        ----------    ----------
      Total Current Assets .........................       776,850     1,503,456

Property and equipment, net ........................        54,455        67,160
                                                        ----------    ----------

      Total Assets .................................    $  831,305    $1,570,616
                                                        ==========    ==========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
   Accounts payable and other accrued liabilities ..    $   57,613    $   62,713
   Deferred revenue ................................       594,698     1,242,061
   Customer deposits ...............................       111,886        70,448
                                                        ----------    ----------

      Total Current Liabilities ....................       764,197     1,375,222
                                                        ----------    ----------

      Total Liabilities ............................    $  764,197    $1,375,222
                                                        ----------    ----------

Commitments and contingencies (see Note 5)

Stockholder's Equity
   Common stock, $1.00 par value, 7,500 shares
      authorized, issued and outstanding ...........    $    7,500    $    7,500
   Retained earnings ...............................        59,608       187,894
                                                        ----------    ----------

      Total Stockholder's Equity ...................        67,108       195,394
                                                        ----------    ----------

      Total Liabilities and Stockholder's Equity ...    $  831,305    $1,570,616
                                                        ==========    ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Operations
                 For the Years Ended December 31, 2005 and 2004


                                                      Years Ended December 31,
                                                      ------------------------
                                                       2005              2004
                                                       ----              ----

Revenues....................................        $5,737,408        $6,397,633

Cost of revenues ...........................         4,701,541         5,155,386
                                                    ----------        ----------

   Gross Profit ............................         1,035,867         1,242,247

Operating Expenses:
   General and administrative ..............           822,409           886,851
   Depreciation ............................            13,392            12,815
                                                    ----------        ----------

      Total Operating Expenses .............           835,801           899,666
                                                    ----------        ----------

      Income from Operations ...............           200,066           342,581

Other Income
   Interest income .........................            15,194             5,179
                                                    ----------        ----------

      Net Income ...........................        $  215,260        $  347,760
                                                    ==========        ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                  Statement of Changes in Stockholder's Equity
                 For the Years Ended December 31, 2005 and 2004


                                                                       Total
                                   Common Stock       Retained     Stockholder's
                                 Shares    Amount     Earnings        Equity
                                 ----------------    ----------    -------------

BALANCE AT DECEMBER 31, 2003     7,500     $7,500    $  18,739       $  26,239
Distributions to stockholder         -          -     (178,605)       (178,605)
Net Income .................         -          -      347,760         347,760
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2004     7,500      7,500      187,894         195,394

Distributions to stockholder         -          -     (343,546)       (343,546)
Net Income .................         -          -      215,260         215,260
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2005     7,500     $7,500    $  59,608       $  67,108
                                 =====     ======    ==========      =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004


                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
   Net income ........................................   $ 215,260    $ 347,760
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation ...................................      13,392       12,815
   (Increase) decrease in current assets:
      Prepaid travel costs ...........................     591,844     (230,453)
      Other current assets ...........................      (9,026)       7,977
   Increase (decrease) in current liabilities:
      Accounts payable and other accrued liabilities .      (5,100)      20,873
      Deferred revenue ...............................    (647,363)      33,077
      Customer deposits ..............................      41,438       (7,096)
                                                         ---------    ---------

      Net Cash Provided By Operating Activities ......     200,445      184,953
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment .............        (687)      (2,545)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........        (687)      (2,545)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Investment in short term instrument ...............      (1,541)     (68,007)
   Distributions to stockholder ......................    (343,546)    (178,605)
                                                         ---------    ---------

      Net Cash Used in  Financing Activities .........    (345,087)    (246,612)
                                                         ---------    ---------

Net Decrease in Cash .................................    (145,329)     (64,204)

Cash at Beginning of Year ............................     692,054      756,258
                                                         ---------    ---------

Cash at End of Year ..................................   $ 546,725    $ 692,054
                                                         =========    =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Changes in L'Attitudes, Inc. ("CLA" or "the Company") is in the travel industry, specializing in providing resort destination travel packages to the Caribbean and Eastern Mexico. Almost all of its business originates through the Internet via its on-line site. Founded in 1985, the Company was incorporated in the state of Florida with its office located at 3080 East Bay Drive, Largo, Florida.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            Cash is maintained with in a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Company has an investment in a certificate of deposit as part of an agreement to have a letter of credit issued from the bank. This certificate of deposit is classified as a short-term investment since its six month term is greater than the three month term used for consideration as a cash equivalent.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to ten years.

            Expenditures for additions and improvements greater then $500 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent". In general, our Company's revenue recognition policy is to report merchant sales transactions at the gross purchase price at the date of travel, except for trip insurance, which is recognized at the time of purchase, as the insurance is non-refundable. Since it is also the Company's policy to be paid by the customer in advance, monies received in advance of a scheduled travel date are recorded as either deferred revenue, in the case of payment for an entire trip, or as a customer deposit (liability), if only partial payment has been received. The Company believes that nearly all of its transactions should be recorded at gross, since among other things, it acts as the merchant of record in the wholesale transaction, is the primary obligor to the customer, controls sole authority over selling prices, and is solely responsible for making payments to vendors.

         Income Taxes:

            For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals since the income or loss in any given year are passed through to the owner of the Company.

         Concentration of Credit Risk and Other Concentrations

            The Company has a diverse customer base since it sells to customers on the Internet regardless of point of origination. There are no customers who represent over ten percent of revenue. The Company does have geographical risk with destinations since over 95% percent of its business is travel to the Caribbean region with Jamaica typically being 70% or greater. This concentration potentially exposes the Company to both political and weather risks of this region.

            Two lodging suppliers, with 14 different properties, were responsible for a combined total of approximately 36% and 38% of total rooms provided in the years ended December 31, 2005 and 2004, respectively.

            The Company has very little credit risk since the vast majority of its travel products are paid for in advance. The primary risk of loss for the Company arises from potentially fraudulent purchases on credit cards and from credit given to customers by credit card companies. The loss for credit risk has historically been nominal, therefore there is no reserve for losses recorded.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

            The Company's financial instruments include cash, short-term investments, accounts payable, and accrued expenses. The fair values of cash, short-term investments, accounts payable and accrued expenses approximated carrying values due to the short-term nature of these instruments.

         Advertising

            The primary vehicle for advertising the Company's products is its Internet website. The Company occasionally also produces some printed materials. Advertising expense is spent primarily on search engine optimizing and website enhancement to increase visibility for customers to find the website when searching for travel products, and improve the features and functionality. Advertising costs are expensed when incurred and amounted to approximately $28,441 and $16,381 for the years ended December 31, 2005 and December 31, 2004, respectively. Monies received from suppliers as co-operative advertising incentives were used to offset advertising expense in each of the years ending December 31, 2005 and 2004.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

NOTE 3   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

                                                                      ESTIMATED
                                                                     USEFUL LIFE
                                               2005        2004        IN YEARS
                                            ---------    --------    -----------
         Office furniture and equipment     $  32,639    $ 31,952       3-10
         Leasehold improvements                76,809      76,809        10
                                            ---------    --------
         Total property and equipment         109,448     108,761
         Less accumulated depreciation        (54,993)    (41,601)
                                            ---------    --------
         Property and equipment, net        $  54,455    $ 67,160
                                            =========    ========

         Depreciation expense was $13,392 in 2005 and $12,815 in 2004.

NOTE 4   PREPAID TRAVEL

         The Company is required to pay for hotels and airline tickets before the trip occurs. Payments made to vendors in advance are recorded to the prepaid travel account. The Company recognizes the expense when the trip is taken. The balances at December 31, 2005 and 2004 were $142,110 and $733,954, respectively

NOTE 5   COMMITMENTS AND CONTINGENCIES

         Letter of Credit

         The Company has a letter of credit outstanding with a balance at December 31, 2005 and 2004, of $70,000 and $67,600, respectively, payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, the Company is required to keep a certificate of deposit with the issuer of the letter of credit for approximately the amount of the letter of credit.

NOTE 6   RELATED PARTY TRANSACTIONS

         Office Rental:

         The Company currently rents its office space from its owner on a month to month basis. The company paid rent of $42,616 and $42,579 in 2005 and 2004, respectively.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 7   DEFERRED REVENUE

         The Company currently carries large deferred revenue balances related to trips purchased and paid for by the customer, but for where the trip has not been taken as of year end. The Company recognizes the revenue when the trip is taken. The balances at December 31, 2005 and 2004 were $594,698 and $1,242,061, respectively.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 8   CUSTOMER DEPOSITS

         Customer deposits represent money received for trips not fully paid for. When the trip is fully paid for the balance is transferred to deferred revenue. The balances at December 31, 2005 and 2004 were $111,886 and $70,448, respectively.

NOTE 9   INCOME TAXES

         For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals, since the income or loss in any given year are passed through to the owner of the Company.

         The following table presents summary pro-forma information for the years ended December 31, 2005 and 2004, as if the Company did not have an S-Corporation status, and provided for taxes using an estimated tax rate in each year of 37.63%

                                                    2005         2004
                                                    ----         ----
         Income before taxes, (audited) .......   $215,260     $347,760
         Provision for income taxes (pro forma)     81,002      130,862
                                                  --------     --------
         Net income (pro forma) ...............   $134,258     $216,898
                                                  ========     ========

NOTE 10  RETIREMENT PLAN

         During 2005 and 2004, the Company had a Simple IRA retirement savings plan available to employees. The Company provided a one for one match on saving by the employee up to one percent of gross salary. The expense related to this match for 2005 and 2004 was $2,771 and $3,084, respectively.

NOTE 11  SUBSEQUENT EVENTS

         On February 8, 2006 the owner of the Company consummated the sale of all of the issued and outstanding capital stock of the Company to Dynamic Leisure Corp., Inc (Dynamic Leisure), for a sale price of $1,750,000. The sales price consists of a combination of cash ($640,000), shares of Dynamic Leisure common stock (340,000 shares), and a one-year secured Convertible Debenture in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

         Additional shares of Dynamic Leisure common stock may be issued to the owner of the Company if Dynamic Leisure, as part of any subsequent business acquisitions on or before December 31, 2006, issues to an acquiree/seller Dynamic Leisure common stock at a rate of less than $1.50 per share.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         The Debenture is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Debenture is convertible into Dynamic Leisure common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if Dynamic Leisure, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if Dynamic Leisure obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Debenture may be required. If Dynamic Leisure receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Debenture may be required. Dynamic Leisure has agreed to include resale of the shares issued, and those issuable upon conversion of the Debenture in the next registration statement filed by Dynamic Leisure. The Convertible Debenture is secured by a lien on the assets of CLA.

         Due to the sale noted above, the Company will lose its status as an S-Corporation per US Federal Income Tax guidelines. Therefore, the Company will be required to provide for any federal or state income taxes owed, instead of being passed through to the owner.

                          Changes In L'Attitudes, Inc.
           Unaudited Pro Forma Combined Condensed Financial Statements
                      for the Year Ended December 31, 2005

                                      Index

                                                                         Page(s)
                                                                         -------

Unaudited Pro Forma Combined Condensed Financial Statements Description.   F-94

Unaudited Pro Forma Combined Condensed Statement of Income for the Period F-95 and Year Ended December 31, 2005.

Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31,    F-96
 2005.

Notes to the Unaudited Pro Forma Combined Condensed Statement of Income F-97-98 and Balance Sheet.

                           Dynamic Leisure Corporation
                          Unaudited Pro Forma Combined
                         Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements relate to DynEco Corporation, ("DynEco"), now known as Dynamic Leisure Corporation ("Dynamic"), the acquisition of all the issued and outstanding shares of capital stock of Dynamic Leisure Group, Inc, on January 13, 2006 and the acquisition of all the issued and outstanding shares of capital stock of Changes in L'Attitudes, Inc ("CLA"), on February 8, 2006.

On January 13, 2006, DynEco acquired all of the outstanding capital stock of Dynamic Leisure and Dynamic Leisure became a wholly owned subsidiary of DynEco. As consideration for its acquisition of the outstanding capital stock of Dynamic Leisure, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic Leisure.

Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of Dynamic Leisure pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of Dynamic Leisure acquired voting rights over approximately 83% of the currently outstanding voting securities of DynEco and (b) the designees of the former shareholders of Dynamic have been appointed as the executive officers and a majority of the board of directors. The Series A Preferred Stock converted into 6,566,667 shares of the common stock. At such time as DynEco's Articles of Incorporation were amended to increase the number of shares of common stock DynEco is authorized to issue sufficiently to permit full conversion of the Series A Preferred Stock. Currently outstanding options and warrants of Dynamic Were exchanged for options and warrants to purchase an aggregate of 1,493,887 shares of common stock, and the currently outstanding convertible promissory notes of Dynamic would become convertible into 1,386,111 shares of common stock.

On February 28, 2006, the Company filed Articles of Correction with the Secretary of State of Minnesota, to change the Company's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

On January 31, 2006, shareholders approved a 1:30 reverse split of DynEco's common stock, to be effective at the close of business on March 3, 2006. As a result of the reverse stock split, every thirty (30) shares of the Company's common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split.

The historical financial statements of Dynamic Leisure Group, Inc. are for the period from May 16, 2005 (Inception) to December 31, 2005. The historical financial statements for DynEco Corporation and Changes in L'Attitudes are for the 12 months ending December 31, 2005. The financial statements of both DynEco and Dynamic have been adjusted for the subsequent affect of the 1:30 reverse stock split.

The CLA purchase price of $1,750,000 consists of a combination of cash ($640,000), shares of Dynamic Leisure common stock (340,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

Additional shares of Dynamic Leisure common stock may be issued to owners of the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller Dynamic Leisure common stock at a rate of less than $1.50 per share.

The Convertible Promissory Note is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Promissory Note is convertible into Dynamic Leisure common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward under certain circumstances, but no lower than $1.00 per share. Early repayment of the Convertible Promissory Note, may be required, based on certain levels of additional financing received, up to 100% of the outstanding principal balance if Dynamic receives in excess of $5,000,000 in cumulative net external financing. The Convertible Debenture is secured by a lien on the assets of CLA.

The unaudited pro forma combined condensed financial statements of income reflect the results of operations for the 12 months ended December 31, 2005 for DynEco and CLA and for the period May 16 (inception) to December 31, 2005 for Dynamic Leisure, with pro forma adjustments as if the acquisition of CLA had occurred at the beginning of the period (January 1, 2005), and as if the acquisition of Dynamic Leisure had occurred on May 16, 2005. The unaudited pro forma combined condensed balance sheet is based upon the purchase method of accounting and each company's individual historical financial position at December 31, 2005 with pro forma adjustments as if the acquisitions had occurred on December 31, 2005. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisitions, (b) factually supportable, and (c) expected to have a continuing effect.

These pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes, included in Dyneco's 2005 Form 10-KSB, Dynamic Leisure's audited financial statements, and CLA's audited financial statements.

The pro forma adjustments do not reflect anticipated additional benefits of revenue growth or cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisitions.

The unaudited pro forma combined condensed financial statements presented are for informational purposes only and do not necessarily represent what the Company's financial position or results of operations as of the dates or for the periods presented would have been had the acquisition occurred on such dates indicated, or to project the combined Company's financial position or results of operations for any future date or period. For purposes of preparing the Company's consolidated financial statements subsequent to the acquisition, the Company will establish a new basis for CLA's assets and liabilities based upon the fair values thereof and the purchase price, including the costs of the acquisition. A final determination of the allocation of purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Therefore, the pro forma adjustments included in the pro forma combined condensed financial information should be treated as preliminary and being made solely for the purpose of preparing the pro forma combined condensed financial statements. Following an analysis of the fair value of CLA's assets and liabilities, any appropriate purchase accounting adjustments will be made and reported. The actual combined financial position and results of operations will likely differ, possibly significantly, from the pro forma amounts included herein.

                                                Dynamic Leisure Corporation
                                Unaudited Pro Forma Combined Condensed Statement of Income
                                         For the 12 months ended December 31, 2005
                                                                                                               Pro Forma
                                                                                                               Combined
                                                           Historical                                          Statement
                                              Historical    Dynamic      Historical     Acquisitions           of Income
                                              DynEco (a)   Leisure (a)   Changes (a)   Adjustments (a)   Ref     Total
                                              ----------   -----------   -----------   ---------------   ---   ----------
Revenue ...................................   $        -   $        -    $5,737,408       $      -             $5,737,408

Cost of revenue ...........................            -            -     4,701,541              -              4,701,541
                                              ----------   ----------    ----------       --------             ----------

Gross Profit ..............................            -            -     1,035,867              -              1,035,867

General and administrative expenses .......      497,968      455,954       835,801              -              1,789,723
                                              ----------   ----------    ----------       --------             ----------

Income from operations ....................   $ (497,968)  $ (455,954)   $  200,066       $      -             $ (753,856)


Other Income/(Expense)
  Interest income .........................        1,257            -        15,194              -                 16,451
  Interest expense ........................     (199,041)     (29,360)            -        (93,600)      (c)     (322,001)
  Other Income ............................      169,287            -             -              -                169,287
                                              ----------   ----------    ----------       --------             ----------

    Total Other Income/(Expense) ..........      (28,497)     (29,360)      15,194         (93,600)              (136,263)
                                              ----------   ----------    ----------       --------             ----------

    Income before taxes ...................     (526,465)    (485,314)      215,260        (93,600)              (890,119)

    Provision for income taxes ............            -            -             -              -       (d)            -
                                              ----------   ----------    ----------       --------             ----------

    Net income ............................   $ (526,465)  $ (485,314)   $  215,260       $(93,600)            $ (890,119)

Net Loss per share - Basic and Diluted ....   $    (0.47)  $     (.07)   $     (.63)      $      -             $    (0.11)

Weighted average number of shares
  outstanding during the period -
  basic and diluted .......................    1,125,327    6,566,667       340,000              -              8,031,994


                  See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                           F-96

                                                Dynamic Leisure Corporation
                                   Unaudited Pro Forma Combined Condensed Balance Sheet
                                                     December 31, 2005
                                                                                                               Pro Forma
                                                               Historical                Acquisition           Combined
                                                 Historical     Dynamic     Historical   Adjustments         Balance Sheet
                                                 Dyneco (b)    Leisure (b)  Changes (b)      (b)       Ref       Total
                                                 -----------   -----------  -----------  -----------   ---   -------------
Cash ..........................................  $      (232)  $   19,563    $ 546,725   $ (200,000)   (e)   $   366,056
Short term investments, restricted ............            -            -       69,548            -               69,548
Prepaid travel ................................            -            -      142,110            -              142,110
Other Current Assets ..........................            -       19,136       18,467            -               37,603
                                                 -----------   ----------    ---------   ----------          -----------

  Total Current Assets ........................         (232)      38,699      776,850     (200,000)             615,317

Property and equipment, net ...................       33,418      646,713       54,455            -              734,586

Other Assets
  Debt issue costs, net .......................          521            -            -            -                  521
  Deposits ....................................       28,434        1,760            -            -               30,194
  Goodwill ....................................            -            -            -    1,682,892    (e)     1,682,892
                                                 -----------   ----------    ---------   ----------          -----------

  Total Other Assets ..........................       28,955        1,760            -    1,682,892            1,713,607
                                                 -----------   ----------    ---------   ----------          -----------

  Total Assets ................................  $    62,141   $  687,172      831,305   $1,482,892          $ 3,063,510



Current Liabilities
  Accounts payable and other accrued expenses .  $   366,575   $  148,126    $  57,613   $        -          $   572,314
  Deferred Revenue ............................            -            -      594,698            -              594,698
  Customer deposits ...........................            -            -      111,886            -              111,886
  Convertible promissory notes, net of discount      115,380      847,500            -      600,000    (e)     1,562,880
  Warrant liability ...........................      240,592            -            -            -              240,592
  Accrued Interest ............................       59,930       29,360            -            -               89,290
  Loans payable ...............................      213,640            -            -            -              213,640
  Notes Payable - Current .....................       37,216      140,000            -      440,000    (e)       617,216
                                                 -----------   ----------    ---------   ----------          -----------

  Total Current Liabilities ...................    1,033,333    1,164,986      764,197    1,040,000            4,002,516

Loans and Notes payable .......................      134,719            -            -            -              134,719
                                                 -----------   ----------    ---------   ----------          -----------

  Total Liabilities ...........................  $ 1,168,052   $1,164,986    $ 764,197   $1,040,000          $ 4,137,235

Stockholder's Equity
  Common Stock $.01 par value, 300,000,000
   shares authorized, 9,331,016 issued and
   outstanding ................................       11,580       65,666            -        3,400    (e)        80,646
  Paid in Capital .............................    7,543,532      (57,629)       7,500      506,600    (e)     8,000,003
  Stock subscription receivable ...............            -         (537)           -            -                 (537)
  Retained Earnings/(Accumulated Deficit) .....   (8,661,023)    (485,314)      59,608      (67,108)   (e)    (9,153,837)
                                                 -----------   ----------    ---------   ----------          -----------

  Total Stockholders' Equity ..................   (1,105,911)    (477,814)      67,108      442,892           (1,073,725)
                                                 -----------   ----------    ---------   ----------          -----------

  Total Liabilities and Stockholders' Equity ..       62,141      687,172      831,305    1,482,892            3,063,510


                  See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                           F-97

                           Dynamic Leisure Corporation
                      Notes to Unaudited Pro Forma Combined
                         Condensed Financial Statements

(a) The unaudited pro forma combined condensed statement of income reflects the combined historical financial statements of Dynamic Leisure Group, Inc. for the period from May 16, 2005 (inception) to December 31, 2005. The historical financial statements for DynEco Corporation and Changes in L'Attitudes, Inc., ("CLA") are for the 12 months ending December 31, 2005. The historical results are presented in the unaudited pro forma income statement as if the acquisitions had occurred at the beginning of the period or for Dynamic, at its inception. The financial statements of both DynEco and Dynamic have been adjusted for the subsequent affect of a 1:30 reverse stock split.

The pro forma adjustments do not reflect benefits of additional revenue or reduced expenses from the combinations nor acquisition or integration costs subsequent to the acquisitions, which will cause actual earnings results that will vary from the pro forma earnings shown. A final determination of possible required purchase accounting adjustments has not yet been made, which could also affect the pro form earnings presented.

(b) The unaudited pro forma combined condensed balance sheet reflects the combined historical financial position of DynEco Corporation, Dynamic Leisure Group, Inc., and Changes in L'Attitudes, Inc., as if the acquisitions had occurred on December 31, 2005. Certain reclassifications were made from historical financial reports for comparability and consistency. Dynamic Leisure Group, Inc, was acquired through a share exchange agreement, in which no cash or new additional liabilities were assumed other then those already recorded by Dynamic or DynEco. CLA was acquired for a total purchase price of $1,750,000 consisting of $200,000 in cash, a short term note payable of 440,000, a convertible note payable of $600,000 and 340,000 shares of common stock, valued at $510,000.

(c) Adjustment represents interest income to finance the acquisition of CLA, as if amounts due for both a short term note payable of $440,000 and a convertible note payable in the amount of $600,000 were outstanding for the entire 12 month period, accruing interest at the 9% annual stated rate.

(d) There is no provision or benefit for income taxes recorded, based on the historical operating losses previously reported by DynEco and Dynamic.

(e) Under the purchase method of accounting, assets and liabilities are reported at their estimated fair value, which may result in an increase or decrease from previously reported amounts. There are no adjustments presented to the value of existing assets or liabilities of CLA, based on an initial valuation that they are already reported at their estimated fair value. However, the analysis of purchase accounting valuations is still continuing and may or may not result in future adjustments. The amount of the CLA purchase price that exceeded net assets is presented as goodwill, and prior CLA equity that represents the book value of net assets acquired was eliminated.

      Island Resort Tours, Inc., and International Travel and Resorts, Inc.

                          COMBINED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


                                      INDEX

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm ...............   F-100

Combined Balance Sheets ...............................................   F-101

Combined Statements of Operations .....................................   F-102

Combined Statement of Changes in Stockholder's (Deficit) Equity .......   F-103

Combined Statements of Cash Flows .....................................   F-104

Notes to Combined Financial Statements ................................F-105-112

             Report of Independent Registered Public Accounting Firm
________________________________________________________________________________

Board of Directors
Island Resort Tours, Inc. and International Travel and Resorts, Inc. New York, New York

We have audited the accompanying combined balance sheets of Island Resort Tours, Inc. and International Travel and Resorts, Inc. (the "Companies") as of December 31, 2005 and 2004 and the related combined statements of operations, changes in stockholder's (deficit) equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the management of the Companies. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Companies are not required at this time to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2005 and 2004 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 2, the Companies incurred net losses of $510,961 and $91,061 during the years ended December 31, 2005 and 2004, respectively, have used cash in operations of $252,422 and $504,911 for the years ended December 31, 2005 and 2004, respectively, and has a working capital deficiency of $384,384 and an accumulated deficit of $451,402 at December 31, 2005. These factors, among others, raise substantial doubt about the Companies' ability to continue as going concerns. Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
May 1, 2006

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                             Combined Balance Sheets
                        As of December 31, 2005 and 2004

                                     ASSETS
                                                              2005        2004
                                                              ----        ----
Current Assets
  Cash ..................................................  $ 201,174   $ 221,879
  Short term investments, restricted ....................     83,133      86,495
  Accounts Receivable, net of allowance for
    doubtful accounts of $14,515 at 2005 and 2004 .......    247,271     250,311
  Other current assets ..................................     75,356     119,533
  Taxes Receivable ......................................          -      55,000
                                                           ---------   ---------
    Total Current Assets ................................    606,934     733,218

Property and equipment, net .............................     32,558      35,835
                                                           ---------   ---------

Deposits ................................................     51,135      51,135
                                                           ---------   ---------

    Total Assets ........................................  $ 690,627   $ 820,188
                                                           =========   =========

                 LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY

Current Liabilities
  Accounts payable ......................................  $ 346,212   $ 213,231
  Other accrued liabilities .............................     77,907      66,562
  Deferred revenue ......................................     78,290      82,635
  Customer deposits .....................................    238,454     247,490
  Line of credit ........................................    200,000           -
  Due to stockholder ....................................     50,000           -
  Taxes payable .........................................        455           -
                                                           ---------   ---------

    Total Current Liabilities ...........................    991,318     609,918
                                                           ---------   ---------


    Total Liabilities ...................................  $ 991,318   $ 609,918
                                                           ---------   ---------

Commitments and contingencies (see note 6)

Stockholder's (Deficit) Equity
  Common stock ..........................................  $  11,000   $  11,000
  Contributed Capital ...................................    139,711     139,711
  Accumulated (Deficit) Retained Earnings ...............   (451,402)     59,559
                                                           ---------   ---------

    Total Stockholder's (Deficit)  Equity ...............   (300,691)    210,270
                                                           ---------   ---------

    Total Liabilities and Stockholder's (Deficit) Equity   $ 690,627   $ 820,188
                                                           =========   =========

           See accompanying notes to the combined financial statements

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Operations
                 For the Years Ended December 31, 2005 and 2004

                                                     Years Ended December 31,
                                                  -----------------------------
                                                      2005              2004
                                                      ----              ----

Total Revenues .............................      $ 2,579,641       $ 3,115,163

Cost of Revenues ...........................        1,518,548         1,370,386
                                                  -----------       -----------

Gross Profit ...............................        1,061,093         1,744,777

Operating Expenses
  General and administrative ...............        1,543,094         1,866,894
  Depreciation .............................           24,922            25,766
                                                  -----------       -----------

    Total Operating Expenses ...............        1,568,016         1,892,660
                                                  -----------       -----------

    Loss from Operations ...................         (506,923)         (147,883)

Other (income) expense
  Interest income ..........................           (2,235)           (1,296)
  Interest expense .........................            7,658                 -
                                                  -----------       -----------
    Total Other(Income)  Expense ...........            5,423            (1,296)
                                                  -----------       -----------

    Net loss before income taxes ...........         (512,346)         (146,587)

    Income tax benefit .....................           (1,385)          (55,526)

    Net Loss ...............................      $  (510,961)      $   (91,061)
                                                  ===========       ===========

           See accompanying notes to the combined financial statements

                 Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                    Combined Statement of Changes in Stockholder's (Deficit) Equity
                            For the Years Ended December 31, 2005 and 2004
                                                                           Retained
                                                                           Earnings          Total
                                      Common Stock                       ------------    Stockholders'
                                  -------------------     Contributed    (Accumulated       Equity
                                  Shares      Amount        Capital         Deficit)       (Deficit)
                                  ------     --------     -----------    ------------    -------------
Balance at December 31, 2003         300     $ 11,000      $ 139,711      $ 150,620        $ 301,331
Net loss ...................           -            -              -        (91,061)         (91,061)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2004         300       11,000        139,711         59,559          210,270

Net loss ...................           -            -              -       (510,961)        (510,961)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2005         300     $ 11,000      $ 139,711      $(451,402)       $(300,691)
                                  ======     ========      =========      =========        =========

                      See accompanying notes to the combined financial statements

                                                F-103

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004

                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
  Net loss ...........................................   $(510,961)   $ (91,061)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation ...................................      24,922       25,766
    Changes in operating assets and liabilities
      Accounts receivable ............................       3,040      220,742
      Other current assets ...........................      44,177      (45,455)
      Other assets ...................................           -      (22,500)
      Taxes receivable ...............................      55,000      (55,000)
      Taxes payable ..................................         455     (106,986)
      Accounts payable ...............................     132,981     (298,654)
      Other accrued liabilities ......................      11,345      (64,491)
      Deferred revenue ...............................      (4,345)      46,770
      Customer deposits ..............................      (9,036)    (114,042)
                                                         ---------    ---------

      Net Cash Used By Operating Activities ..........    (252,422)    (504,911)
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ..............     (21,645)     (16,064)
  Proceeds from short term instrument ................       3,362            -
  Investment in short term instrument ................           -       (6,415)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........     (18,283)     (22,479)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit .......................     200,000            -
  Stockholder advances ...............................      50,000            -
                                                         ---------    ---------

      Net Cash Provided by Financing Activities ......     250,000            -
                                                         ---------    ---------

Net Decrease in Cash .................................     (20,705)    (527,390)

Cash at Beginning of Year ............................     221,879      749,269
                                                         ---------    ---------

Cash at End of Year ..................................   $ 201,174    $ 221,879
                                                         =========    =========

SUPPLEMENTAL DISCLOSURESE OF CASH FLOW INFORMATION
--------------------------------------------------
  Cash paid during the year for:
      Interest .......................................       7,658            -
      Income taxes ...................................           -      136,847

           See accompanying notes to the combined financial statements

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Island Resort Tours, Inc.("IRT") and International Travel and Resorts, Inc. ("ITR") (combined to be known as the "Companies") are wholesalers of Caribbean travel primarily through established networks of travel agencies, and a provider of telephone and marketing support to a variety of Caribbean locations. International Travel and Resorts, Inc. was founded in 1975, and is incorporated in the state of New York. Island Resort Tours, Inc. was founded in 1989 and is also incorporated in the state of New York. Both companies are located at 300 East 40th Street, New York, New York.

NOTE 2   GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Companies as a going concern.

         However, the Companies have a net loss of $510,961 and $91,061 and net cash used in operations of $252,422 and $504,911 for the years ended December 31,2005 and December 31,2004, respectively. There is a working capital deficiency of $384,384, accumulated deficit of $451,402, and a stockholders' deficiency of $300,691 at December 31, 2005. These factors raise substantial doubt about the Companies' ability to continue as a going concern.

         Management believes that its profitability was unusually hindered in 2005 due to severe weather conditions in the Caribbean and Southeast region of the United States, and that with current plans to provide additional product content and expand its customer base that it will be able to provide more profitable operating results. However, because the Companies has had net loss from operations for the last two years, used most of their available credit line and given these financial results along with the Companies' expected cash requirements in 2006, unless the Companies quickly return to profitability, additional capital investment may be necessary to sustain the Company's operations.

         The financial statements do not contain any adjustments, which might be necessary if the Companies are unable to continue as a going concern.

         Subsequent to December 31, 2005, on March 6, 2006, the Companies were acquired by Dynamic Leisure Corporation (See Note 13)

NOTE 3   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These combined statements as of December 31, 2005 and 2004 and for the years then ended, present the combined results of Island Resort Tours, Inc. and International Travel and Resorts, Inc. Accounting principles generally accepted in the United States of America require that combined financial statements of commonly owned companies within similar industries be combined when such presentation is more meaningful to the users. All significant intercompany accounts and transactions have been eliminated.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Use of Estimates:

            The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these combined financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Companies consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            Cash is maintained with a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Companies have investments in certificates of deposit as part of an agreement to have a letter of credit issued from the bank. These certificates of deposit are classified as a short-term investment since their six month terms are greater than the three month term used for consideration as a cash equivalent.

         Accounts Receivable

            Accounts Receivable result from amounts for either the sale of travel products or agreements with various hotels, for amounts such as co-op advertising support. The Companies regularly evaluate the collectibility of accounts receivable on an individual customer or supplier level, based on factors such as recent payment history and create an allowance as considered necessary. At December 31, 2005 and December 31, 2004 the allowance for doubtful accounts was $14,515.

            Accounts receivable for co-op advertising is generally also recorded as deferred revenue at its full value until used. Therefore, there is typically no allowance recorded.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to five years.

            Expenditures for additions and improvements greater than $1,000 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Revenue Recognition:

            The Companies follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" in which we recognize revenue when it is earned and realizable based on the following criteria: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. The Company also follows EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent".

            Merchant sales transactions are recorded at the gross selling price of travel products such as lodging on the date of customer travel. In a merchant sales transaction, the Companies provide travel products or services to consumers or travel agencies through a network of contractual arrangements with airlines, hotels, and other travel providers. Monies received by customers in advance of travel dates are recorded as a liability (Customer Deposits), until reported as revenue on the actual travel date.

            The Companies reported all other transactions at net, or the sales price of the product less the Companies' cost.

            Revenue from airline tickets is recognized when the tickets are issued. Revenue for other services paid as a retainer, fixed dollar, or fixed percentage amount are recognized when the service is provided.

         Income Taxes:

            The Companies account for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         Concentration of Credit Risk and Other Concentrations:

            The Companies' ability to provide airline service availability to it customers at favorable prices is a key component of its ability to provide customers with travel packages and products. Gross bookings from three Airlines, American Airlines, Continental and Delta airline tickets accounted for approximately 54%, 18%, and 13% respectively of all tickets sold in 2005 and 51% 20% and 10% respectively in 2004. The Companies have negotiated rates and products with the airlines, that allow it to price certain products more favorably than some of its competitors. The loss of such contracts could have a negative affect on the Companies' business.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            The Companies sell their travel products to travel agencies and also directly to the end user. In 2005, two agencies accounted for more than ten percent of total bookings. Magical Holidays accounted for 24.0% of bookings, while MCM Tour accounted for 17.0% of bookings. In 2004, Magical Holidays and MCM Tour were each responsible for 15.5% of total bookings.

            The Companies do have geographical risk with destinations since essentially all of its business is travel to the Caribbean region. This concentration potentially exposes the Companies to both political and weather risks of this region.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Companies' financial instruments include cash, accounts receivable, accounts payable, and accrued liabilities. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments.

         Advertising

            The primary vehicle for advertising the Companies' products has been printed materials such as informational or promotional brochures. Advertising costs are expensed when incurred and amounted to approximately $127,138 and $94,259 for the years ended December 31, 2005 and December 31, 2004, respectively.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply to the Companies.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented,

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Companies adopted this SFAS as of January 1, 2006. There is no current impact on the Companies' financial statements with the adoption of this FASB.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                                     Estimated
                                                                    Useful Life
                                             2005         2004        in Years
                                          ---------    ---------    -----------
         Office furniture and equipment   $  99,086    $  89,108        3-5
         Software .....................      30,366       18,700        3-5
                                          ---------    ---------
         Total property and equipment .     129,452      107,808
         Less accumulated depreciation      (96,894)     (71,973)
                                          ---------    ---------
         Property and equipment, net ..   $  32,558    $  35,835
                                          =========    =========

         Depreciation expense was $24,922 in 2005 and $25,766 in 2004.

NOTE 5   LINE OF CREDIT

         IRT entered into a line of credit agreement with the Bank of New York ("the Bank") on December 5, 2001 for $200,000, which was later increased to $210,000. The agreement was for one year with extensions for a period of one year on the anniversary date unless the Bank elects not to extend the line of credit. The line of credit is collateralized by substantially all of the assets of IRT and a guarantee by the stockholder. As of December 31, 2005 and 2004, the loan balance was $200,000 and zero, respectively. The availability of the credit line was $10,000 and $210,000 for December 31, 2005 and 2004, respectively. The interest rate is variable and at December 31, 2005 was 8.25%.

NOTE 6   COMMITMENTS AND CONTINGENCIES

         Surety Bond

         IRT had outstanding at December 31, 2004 and 2005, a surety bond for $70,000 related to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement IRT is required to keep a collateral deposit in the amount of $22,500. The deposit is included in Other Assets - Deposits on the accompanying balance sheets.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Letters of Credit

            There are two letters of credit outstanding at December 31, 2005 and 2004 totaling $80,000 each year and payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, certificates of deposit are required with the issuer of the letter of credit for approximately the amount of the letters of credit and are reflected as short-term investments, restricted, on the accompanying balance sheets.

         Operating Lease:

            The Companies currently lease office space under a five year extension agreement effective April 2003. The Companies currently pay $11,167 per month. Rent expense for the years ending December 31, 2005 and 2004 were $139,166 and $138,821, respectively. Future lease obligations for 2006, 2007 and 2008 are $135,790 and $138,506
            and $46,472, respectively.

            The Companies currently leases two vehicles, both on which terms will end in 2007. Lease expense related to these vehicles was $19,436 and $22,393 in 2005 and 2004, respectively. Future lease obligations for 2006 and 2007 are $19,345 and $11,044, respectively.

NOTE 7   RELATED PARTY TRANSACTIONS

         As of the end of the year, IRT had outstanding a $50,000 payable to the stockholder of the Companies, classified as a short term liability. There are no contractual terms of a repayment date, and no interest is being accrued or expected to be paid related to the balance.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 8   DEFERRED REVENUE

         The Companies work close with suppliers that agree contractually to provide advertising or promotional support. The amount of the supplier commitment is recorded in Accounts Receivable and Deferred Revenue and amounted to $78,290 and $82,635 at December 31, 2005 and 2004 respectively.

NOTE 9   CUSTOMER DEPOSITS

         Customer deposits represent money received for hotel bookings, future dates of travel. The Companies recognize the revenue and the related costs of product when the travel occurs. The balances at December 31, 2005 and 2004 were $238,454 and $247,490 respectively.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 10  COMMON STOCK

         As of December 31, 2005 and 2004, IRT had 100 shares of no par common stock issued and outstanding. As of December 31, 2005 and 2004, ITR had 200 shares of no par common stock issued and outstanding.

NOTE 11  RETIREMENT PLAN

         During 2005 and 2004, the Companies had a 401K retirement savings plan available to employees. The Companies provided a uniform percentage of the amount of saving by the employee up to three percent of gross salary. The expense related to this match for 2005 and 2004 was $5,253 and $6,073, respectively.

NOTE 12  INCOME TAXES

         The effective tax rate varies from the federal statutory rate as a result of the following items:

                                                             2005         2004
                                                             ----         ----

         Tax benefit computed at the federal statutory
           rate ......................................    $(174,198)   $(49,840)
         State and local taxes, net of federal benefit      (57,485)    (16,447)
         Other .......................................       14,598     (13,439)
         Change in valuation allowance ...............      215,700      24,200
                                                          ---------    --------
         Income tax provision/(benefit) ..............    $  (1,385)   $(55,526)

         The tax effect of temporary differences at December 31 were as follows:

                                                             2005         2004
                                                             ----         ----
         Asset:
         Net operating loss carryforward                  $ 239,900    $ 24,200
         Less: Valuation allowance ...................     (239,900)    (24,200)
                                                          ---------    --------
         Deferred tax asset ..........................    $     0.0    $    0.0

         Management has determined it is more likely than not that the above carrryforwards will not be realized, and accordingly a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $215,700 in 2005. At December 31, 2005 the Companies had a net operating loss of approximately $534,389 available to offset future taxable income through the year 2025.

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 13  SUBSEQUENT EVENTS

         On March 6, 2006, the Dynamic Leisure Corporation ("Dynamic") purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. and International Travel and Resorts, Inc., for a purchase price of $4,783,300.

         The purchase price consists of a combination of cash ($1,500,000), 700,000 shares of Dynamic's common stock ($1,833,300 valued at the average closing price of the Dynamic's common stock for the five days before and five days after the acquisition dates), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of the Companies for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

         Additional shares of common stock may be issued to the shareholder of the Companies, if as part of any subsequent business acquisitions on or before December 31, 2006, Dynamic issues its common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of common stock could be issued as a result of this adjustment provision.

         The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into Dynamic's common stock on or before the Maturity Date at a rate of $1.50 per share, and is secured by a lien on the assets of the Companies. The conversion rate may be adjusted downward if Dynamic, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

         Subsequent to the Closing Date, if Dynamic obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required by the stockholder. If Dynamic receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required by the stockholder. Dynamic has agreed to include resale of the shares issued and those issuable upon conversion of the
         Note in the next registration statement.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                     Dynamic Leisure Corporation, and Subsidiaries
                                  Unaudited Pro Forma Combined Condensed Balance Sheet
                                                   December 31, 2005
                                                                                                            Pro Forma
                                                                                                             Combined
                                                   Historical                                               Statements
                                     Historical     Dynamic     Historical  Historical  Acquisition            for
                                       Dyneco       Leisure      Changes     IRT-ITR    Adjustments   Ref  Acquisitions
                                    -----------   -----------   ----------  ----------  -----------   ---  ------------
Cash .............................  $      (232)  $    19,563    $546,725    $201,174   $  (700,000)  (e)  $    67,230
Short term investments,
  restricted .....................            -             -      69,548      83,133             -            152,681
Accounts receivable, net .........            -             -           -     247,271             -            247,271
Prepaid travel ...................            -             -     142,110           -             -            142,110
Other current assets .............            -        19,136      18,467      75,356             -            112,959
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Current Assets ...........         (232)       38,699     776,850     606,934      (200,000)           722,251

Property and equipment, net ......       33,418       646,713      54,455      32,558             -            767,144

Other Assets
  Debt issue costs, net ..........          521             -           -           -             -                521
  Deposits .......................       28,434         1,760           -      51,135             -             81,329
  Goodwill .......................            -             -           -           -     6,873,980   (e)    6,873,980
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Other Assets .............       28,955         1,760           -      51,135     6,873,980          6,873,980
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Assets ...................  $    62,141   $   687,172    $831,305    $690,627   $ 6,173,980        $ 8,445,225
                                    ===========   ===========    ========    ========   ===========        ===========

Current Liabilities
  Accounts payable and other
    accrued expenses .............      366,575       148,126      57,613     424,119             -            996,433
  Deferred revenue ...............            -             -     594,698      78,290             -            672,988
  Customer deposits ..............            -             -     111,886     238,454             -            350,340
  Convertible promissory notes,
    net of discount ..............      115,380       847,500           -           -     2,050,000   (e)    3,012,880
  Line of credit .................            -             -           -     200,000             -            200,000
  Warrant liability ..............      240,592             -           -           -             -            240,592
  Accrued Interest ...............       59,930        29,360           -           -             -             89,290
  Loans payable ..................      213,640             -           -           -             -            213,640
  Other current liabilities ......            -             -           -      50,455             -             50,455
  Notes payable - current ........       37,216       140,000           -           -     1,440,000   (e)    1,617,216
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Current Liabilities ......    1,033,333     1,164,986     764,197     991,318     3,490,000          7,443,834

Loans and Notes payable ..........      134,719             -           -           -             -            134,719
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Liabilities ..............    1,168,052     1,164,986     764,197     991,318     3,490,000          7,443,553

Stockholder's Equity
  Common Stock ...................       11,580        65,666           -           -        10,400   (e)       87,646
  Paid in Capital ................    7,543,532       (57,629)      7,500     150,711     2,673,580   (e)   10,317,694
  Stock subscription receivable ..            -          (537)          -           -             -               (537)
  Retained Earnings/
   (Accumulated Deficit) .........   (8,661,023)     (485,314)     59,608    (451,402)      (67,108)  (e)   (9,538,131)
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Stockholders' Equity .....   (1,105,911)     (477,814)     67,108    (300,691)    2,683,980            866,672
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Liabilities and
   Stockholders' Equity ..........  $    62,141   $   687,172    $831,305    $690,627   $ 6,173,980        $ 8,445,225
                                    ===========   ===========    ========    ========   ===========        ===========

                 See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                         F-113

                                                    Dynamic Leisure Corporation
                                     Unaudited Pro Forma Combined Condensed Statement of Income
                                             For the 12 months ended December 31, 2005
                                                        Historical
                                          Historical      Dynamic     Historical    Historical    Acquisitions
                                          DynEco (a)    Leisure (a)   Changes (a)    IRT-ITR     Adjustments (a)  Ref     Total
                                          -----------   -----------   ----------   -----------   ---------------  ---  -----------
Revenue ................................  $         -   $         -   $5,737,408   $ 2,579,641      $       -          $ 8,317,049

Cost of revenue ........................            -             -    4,701,541     1,518,548              -            6,220,089
                                          -----------   -----------   ----------   -----------      ---------          -----------

Gross Profit ...........................            -             -    1,035,867     1,061,093              -            2,096,960

General and administrative expenses ....      497,968       455,954      835,801     1,892,660              -            3,682,383
                                          -----------   -----------   ----------   -----------      ---------          -----------

Income (loss) from operations ..........     (497,968)     (455,954)     200,066      (506,923)             -           (1,585,423)


Other Income/(Expense)
  Interest income ......................        1,257             -       15,194         2,235              -               18,686
  Interest expense .....................     (199,041)      (29,360)           -        (7,658)      (184,500)    (c)     (329,659)
  Other Income .........................      169,287             -            -             -              -              169,287
                                          -----------   -----------   ----------   -----------      ---------          -----------

    Total Other Income/(Expense) .......      (28,497)      (29,360)      15,194        (5,423)      (184,500)            (141,686)
                                          -----------   -----------   ----------   -----------      ---------          -----------

    Income before taxes ................     (526,465)     (485,314)     215,260      (512,346)      (184,500)          (1,727,109)

    Provision for income taxes .........            -             -            -         1,385              -     (d)            -
                                          -----------   -----------   ----------   -----------      ---------          -----------

    Net income .........................  $  (526,465)  $  (485,314)  $  215,260   $  (510,961)     $(184,500)         $(1,727,109)
                                          ===========   ===========   ==========   ===========      =========          ===========

Net Loss per share - Basic and Diluted .  $     (0.47)  $     (0.07)  $     0.63   $     (0.73)     $       -          $     (0.20)
                                          ===========   ===========   ==========   ===========      =========          ===========

Weighted average number of shares
  outstanding during the period
  - basic and diluted ..................    1,125,327     6,566,667      340,000       700,000              -            8,731,994
                                          ===========   ===========   ==========   ===========      =========          ===========

                       See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                               F-114

                           Dynamic Leisure Group, Inc.
                      Notes to Unaudited Pro Forma Combined
                         Condensed Financial Statements

(a) The unaudited pro forma combined condensed statement of income reflects the combined historical financial statements of Dynamic Leisure Group, Inc. for the period from May 16, 2005 (inception) to December 31, 2005. The historical financial statements for DynEco Corporation, Changes in L'Attitudes ("CLA"), Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR") are for the 12 months ending December 31, 2005. The historical results are presented in the unaudited pro forma income statement as if the acquisitions had occurred at the beginning of the period or for Dynamic, at its inception. The financial statements of both DynEco and Dynamic have been adjusted for the subsequent affect of a 1:30 reverse stock split.

The pro forma adjustments do not reflect benefits of additional revenue or reduced expenses from the combinations nor acquisition or integration costs subsequent to the acquisitions, which will cause actual earnings results that will vary from the pro forma earnings shown. A final determination of possible required purchase accounting adjustments has not yet been made, which could also affect the pro form earnings presented.

(b) The unaudited pro forma combined condensed balance sheet reflects the combined historical financial position of DynEco Corporation, Dynamic Leisure Group, Inc., Changes in L'attitudes, Inc. and Island Resort Tours, Inc and International Travel and Resorts, Inc., as if the acquisitions had occurred on December 31, 2005. Certain reclassifications were made from historical financial reports for comparability and consistency. Dynamic Leisure Group, Inc, was acquired through a share exchange agreement, in which no cash or new additional liabilities were assumed other then those already recorded by Dynamic or DynEco. CLA was acquired for a total purchase price of $2,090,680 consisting of $200,000 in cash, an acquisition payable of 440,000, a convertible note payable of $600,000 and 340,000 shares of common stock, valued at $850,680,000. IRT and ITR were acquired for a total purchase price of $4,783,300 consisting of $500,000 in cash, an acquisition payable of $1,000,000, a convertible note payable of $1,450,000 and 700,000 shares of common stock valued at $1,833,300.

(c) Adjustment represents interest income to finance the acquisition of CLA and IRT-ITR, as if amounts due for both convertible notes payable in the amount of $2,050,000 were outstanding for the entire 12 month period, accruing interest at the 9% annual stated rate.

(d) There is no provision or benefit for income taxes recorded, based on the historical operating losses previously reported by DynEco and Dynamic.

(e) Under the purchase method of accounting, assets and liabilities are reported at their estimated fair value, which may result in an increase or decrease from previously reported amounts. There are no adjustments presented to the value of existing assets or liabilities of CLA or IRT-ITR, based on an initial valuation that they are already reported at their estimated fair value. However, the analysis of purchase accounting valuations is still continuing and may or may not result in future adjustments. The amount of the CLA and IRT-ITR purchase price that exceeded net assets is presented as goodwill, and prior CLA and IRT-ITR equity that represents the book value of net assets acquired was eliminated.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521, subdivision 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subdivision 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are payable by the Company, are as follows:

SEC Registration and Filing Fee....................................   $   202.00
Legal Fees and Expenses*...........................................   $ 7,500.00
Accounting Fees and Expenses*......................................   $ 5,000.00
Financial Printing*................................................   $ 2,500.00
Transfer Agent Fees*...............................................   $ 1,500.00
Blue Sky Fees and Expenses*........................................   $     0.00
Miscellaneous*.....................................................   $ 3,298.00
                                                                      ----------

         TOTAL.....................................................   $20,000.00
                                                                      ==========

* Estimated

                     RECENT SALES OF UNREGISTERED SECURITIES

         On March 14, 2003, we issued 2,000 shares of common stock and warrants to purchase an additional 120,000 shares to James Hittman, a vendor in settlement of $15,000 of accounts payable. The warrants are exercisable until June 30, 2006, at an exercise price of $5.40 per share. The investor had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On June 30, 2003, we issued 11,667 shares of common stock to the following four employees for services rendered, valued at the contemporaneous cash sales price of $3.60 per share.

     Name                                    Shares
     ----                                    ------

Michael Owens ...........................    4,167
Jennifer Dockery ........................    2,500
Paul Esparza ............................    2,500
Phil Keener .............................    2,500

         Each of the employees had a preexisting business relationship with the Company, were provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On November 10, 2003, we issued 66,667 shares of common stock to MBN Consulting, LLC, a consulting firm, for services rendered, valued at the contemporaneous cash sales price of $3.60 per share. The investor had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On November 18, 2003, we issued 66,667 shares of common stock to the following four investors, for a purchase price of $240,000.

         Name                               Shares
         ----                               ------

Blaine Schmidt ..........................   13,333
Avonlea Homes Investments Ltd. ..........   20,000
Corporate Capital Group Int'l ...........   16,667
Centaurus Capital Corp. .................   16,667

         In connection with this transaction, we also issued warrants to purchase 133,333 shares of common stock to Centaurus Capital Corp. On March 24, 2004, Centaurus Capital Corp. assigned warrants to purchase 100,000 shares to Sausilito Ltd. The warrants are exercisable until November 30, 2005 (subsequently extended to November 30, 2006), at an exercise price of $5.40 per share. Each of the investors was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On December 11, 2003, we issued 6,667 shares of common stock to each of Kevin Hooper and Leonard Sculler, as consideration for their services as directors of the Company, valued at the contemporaneous cash sales price of $3.60 per share. Each of the directors had a preexisting business relationship with the Company, were provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On December 11, 2003, we issued 833 shares of common stock and warrants to purchase an additional 1,667 shares to the following designees of Schneider Weinberger & Beilly LLP, (now former) counsel to the Company, for services rendered, valued at the contemporaneous cash sales price of $3.60 per share:

         Name                               Shares   Warrants
         ----                               ------   --------

Susan Schneider .........................      392        750
Steven Weinberger .......................      392        750
Sydney Monda ............................       50        167

         The warrants are exercisable until June 30, 2006, at an exercise price of $5.40 per share. Schneider Weinberger & Beilly LLP had a preexisting business relationship with the Company, was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         From January 6, 2003 until April 7, 2003, we issued a total of 52,000 shares of common stock and warrants to purchase an additional 104,000 shares to the following 23 accredited investors, for a purchase price of $187,200:

         Name                               Shares   Warrants
         ----                               ------   --------

F. Patrick McQuillan
   IRA Trust ............................    2,000      4,000
James McQuillan .........................    2,000      4,000
Douglas Michael .........................    2,000      4,000
The Kendall Family
   Rev. Trust ...........................    2,000      4,000
Steven Horning ..........................    8,000     16,000
Thomas Limberis .........................    2,000      4,000
D.J. Fretland ...........................    2,000      4,000
John Linsmaye ...........................    2,000      4,000
David Commers ...........................    2,000      4,000
Joe Langer ..............................    2,000      4,000
William Galbraith .......................    4,000      8,000
Lee Evans ...............................    2,000      4,000
Margaret Galbraith ......................    2,000      4,000
Robert Gosselin .........................    2,000      4,000
Robert Bailey ...........................    2,000      4,000
Gerald Neal .............................    1,000      2,000
Tony Walker .............................    2,000      4,000
Brett Hutchings .........................    2,000      4,000
Joseph Hutchings ........................    2,000      4,000
Christopher Jones .......................    4,000      8,000
Gerald Neal .............................      500      1,000
Richard Caveglia ........................      500      1,000

         The warrants are exercisable until June 30, 2006, at an exercise price of $5.40 per share. Each of the investors was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D.

         On April 27, 2004, we issued 6,667 shares of common stock to George Schell, as consideration for his services as a director of a Company, valued at $3.60 per share. Mr. Schell had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         During the period from December 7, 2004 to January 31, 2005, we sold an aggregate of 15,000 shares of common stock for an aggregate purchase price of $45,000, or $3.00 per share. For each two shares purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until December 31, 2006, at an exercise price of $4.50 per share. The proceeds from the sales are being used for general working capital purposes. The shares and warrants were sold to the following four persons, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Each investor was provided access to business and financial information about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, each investor was also "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         Name                               Shares   Warrants
         ----                               ------   --------

Ralph A. Beinser ........................    3,333      1,667
Jason W. Sanders ........................    1,667        833
Mitchell Levy ...........................    1,667        833
Norman Nick .............................    8,333      4,167

         On March 2, 2005, we completed a $300,000 financing consisting of our convertible promissory notes and common stock purchase warrants. The notes are convertible at the option of the holder into shares of our common stock, at a price of $3.00 per share, subject to adjustment. We also issued the investors common stock purchase warrants to purchase an aggregate of 250,000 shares of common stock, consisting of (a) five year warrants to purchase 100,000 shares at an exercise price of $4.31 per share, subject to adjustment, (b) five-year warrants to purchase 50,000 shares at an exercise price of $7.50 per share, subject to adjustment and (c) five year warrants to purchase 100,000 shares at $3.00 per share, subject to adjustment. The conversion of the notes and exercise of warrants is subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding. Repayment of the notes is collateralized by a general security interest in all of our assets. The notes and warrants were sold to the following investors, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities
Act:

         Name                               Note Principal           Warrants
         ----                               --------------           --------

Alpha Capital Aktiengesellschaft ........        $ 200,000            166,667
JM Investors ............................        $ 100,000             83,333

         Each investor was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. We paid unaffiliated finders a total of $27,000, by the issuance of our promissory notes payable in the same manner as the investor notes, and issued the finders five-year warrants to purchase a total of 9,000 shares of common stock. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Sections 4(2) and 4(6) of the Securities Act and the rules and regulations, including Rule 506 of Regulation D thereunder, as transactions by an issuer not involving a public offering.

         On August 26, 2005, we sold an aggregate of 6,666 shares of common stock for an aggregate purchase price of $10,000, or $1.50 per share. For each share purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until September 23, 2008, at an exercise price of $3.00 per share. The proceeds from the sales were used for general working capital purposes. The shares and warrants were sold to the following two persons, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

         Name                                       Shares           Warrants
         ----                                       ------           --------

Margaret Galbraith ......................            3,333              3,333
Richard Galbraith .......................            3,333              3,333

         Each investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, each investor was also "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued to the investors includes a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On September 22, 2005, we sold an aggregate of 33,333 shares of common stock for an aggregate purchase price of $50,000, or $3.00 per share. For each shares purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until September 23, 2006, at an exercise price of $1.50 per share. The proceeds from the sales were used for general working capital purposes. The shares and warrants were sold to the following person, who we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

         Name                                       Shares           Warrants
         ----                                       ------           --------

James Praggastis ........................           33,333             33,333

         The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         In June 2005, we issued common stock purchase warrants to purchase 10,000 shares to Investors Stock Daily as part of a consulting agreement. The warrants are exercisable for a period of five years at various exercise prices, with one-third at $3.75 per share, one-third at $7.50 per share and one-third at $11.25 per share. The consulting firm is in the financial consulting business, and therefore, has access to business and financial information about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of taking warrants from the Company in lieu of cash payment. The warrants contain a legend restricting transferability of the shares issuable upon exercise of the warrants unless the shares are registered under the Securities Act of 1933, as amended. No placement agent was involved, no commissions were paid, and no general solicitation or advertising was used in connection with this transaction. The issue of the warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and the rules and regulations thereunder.

         Prior to the Stock Exchange Agreement of January 13, 2006, Dynamic Leisure Group, Inc., a privately-held Florida corporation ("DLG"), issued securities to several investors in exchange for financing. Those securities were automatically converted into securities of the Company on January 13, 2006 upon closing of the Stock Exchange Agreement and related transactions.

         On June 15, 2005, DLG issued to Richard T. Fisher a Convertible Promissory Note in the amount of $100,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder were issued 133,200 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. On March 15, 2006, the security holder converted the note and exercised the warrants and was issued 252,525 shares of the Company's common stock. The Company has reasonable grounds to believe that the security holder was an

"accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On June 23, 2005, DLG issued a Convertible Promissory Note in the amount of $50,000 to GRQ Consultants, Inc. 401K Plan. That Note has been fully paid by the Company. The security holder still was issued 133,200 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share, equivalent to 133,200 shares upon exercise. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On July 27, 2005, DLG issued to Timothy Minnehan a Convertible Promissory Note in the amount of $75,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On April 3, 2006, the security holder converted the note into 88,953 shares of the Company's common stock. In addition, the security holder was issued 99,900 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On August 1, 2005, DLG issued to Paul D. Bemiss a Convertible Promissory Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On March 15, 2006, the security holder converted the note into 29,470 shares of the Company's common stock. In addition, the security holder was issued 36,963 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On August 2, 2005, DLG issued to Gary Anderson a Convertible Promissory
Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On March 8, 2006, the security holder converted the note into 29,415 shares of the Company's common stock. In addition, the security holder was issued 36,963 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On September 5, 2005, DLG issued to Diversified Acquisition Trust a Convertible Promissory Note in the amount of $400,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder was issued 444,000 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 932,400 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On October 11, 2005, DLG issued to the Denno Family Limited Partnership a Convertible Promissory Note in the amount of $50,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder was issued 66,600 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68)) per share. On April 14, 2006, the security holder converted the note and exercised the warrants. The Company has issued a total of 128,205 shares to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On October 21, 2005, DLG issued to James D. Davidson a Convertible Promissory Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 33,300 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 62,965 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On October 27, 2005, DLG issued to Monarch Capital Fund, Ltd. a Convertible Promissory Note in the amount of $75,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 99,900 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 188,728 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On November 21, 2005, DLG issued a Convertible Promissory Note to Andrew Allen in the amount of $10,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, as a result of the November 21, 2005 transaction, the security holder was issued 13,320 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. On February 3, 2006, the Company issued a Convertible Promissory Note to this security holder in the amount of $10,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at the rate of one dollar ($1.00) per share. The Company also issued the security holder 10,000 warrants to purchase shares of the Company's common stock at an exercise price of one dollar ($1.00) per share. Should the security holder decide to convert both notes on their maturity dates and exercise all of his warrants, the Company would issue a total of 46,097 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On December 20, 2005, DLG issued a Convertible Promissory Note to Paul Welch in the amount of $12,500, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 13,875 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 28,472 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On January 3, 2006, DLG issued a Convertible Promissory Note to Street Venture Partners, LLC in the amount of $350,000, with interest at the rate of ten percent (10%) per annum, due and payable on January 3, 2007 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 388,500 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share. Should the security holder decide to convert the note on the maturity date and exercise its warrants, the Company would issue a total of 427,350 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On January 13, 2006, the Company entered into the Stock Exchange Agreement (the "reverse merger") with all of the shareholders of Dynamic Leisure Group, Inc.

         As part of the reverse merger transaction, the Company issued preferred shares to the former shareholders of Dynamic Leisure Group, which preferred shares automatically converted each into 1,000 shares of common stock of the Company. As a result, the following security holders have received the following shares of common as a result of the reverse merger:

         Daniel G. Brandano ....................      833,333
         Thomas W. Busch .......................      866,666
         Robert A.G. LeVine ....................      266,666
         Brian Brandano ........................      333,333
         Diversified Acquisition Trust .........    1,906,666
         Claudale Ltd. .........................      693,333
         GRQ Consultants, Inc. .................      400,000
         MBN Consulting, LLC ...................      200,000
         Street Venture Partners ...............    1,066,666

         Each investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         As part of the reverse merger transaction, and to cure a default with two of the selling security holders, the Company entered into a Modification and Waiver Agreement under which 100,000 (post-reverse split) shares of common stock were issued to Alpha Capital Aktiengesellschaft and another 100,000 (post-reverse split) shares of common stock were issued to JM Investors, LLC. In connection with the reverse stock split effective at the close of business on March 3, 2006, the Company issued additional warrants for the Company's common stock, exercisable at one dollar ($1.00) per share, pursuant to the anti-dilution provisions of the Restructured Financing, as follows: 29,800 warrants to Alpha Capital Aktiengesellschaft, and 15,700 warrants to JM Investors, LLC. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         Also as part of the reverse merger transaction, the Company issued a Secured Convertible Promissory Note to MMA Capital LLC, a Delaware limited liability company, in the amount of $2,000,000, with simple interest at the rate of eight percent (8%) per annum, convertible into shares of the Company's common stock at a conversion price of one dollar ($1.00) per share. In addition, the Company issued warrants to MMA Capital, LLC to purchase 2,000,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On January 16, 2006, the Company entered into a Consulting Agreement with MBN Consulting, LLC, under which the security holder was granted 200,000 warrants to purchase shares of the Company's common stock at an exercise price of one dollar twenty-five cents ($1.25) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also

"sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On January 25, 2006, the Company issued a Convertible Promissory Note in the amount of $50,000 to Peter H. Clark in exchange for financing. On March 9, 2006, the security holder converted the note, and the Company has issued 55,500 shares to the security holder. In addition, the security holder was issued 50,000 warrants to purchase common stock of the Company at an exercise price of one dollar ($1.00) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On February 8, 2006, the Company entered into a Purchase Agreement with Raymon Valdes to purchase all of the shares of Changes in L'Attitudes, Inc., a Florida corporation. As a result of that transaction, the security holder has been issued 340,000 shares of the Company's common stock and may be issued up to an additional 170,000 shares of common stock if, in a future acquisition, another person or entity is issued shares at a rate less than $1.50 per share. In addition, as a result of that transaction, the security holder was issued a Convertible Promissory Note in the amount of $600,000, with interest at the rate of nine percent (9%) per annum, convertible to up to 654,000 shares of the Company's common stock. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On March 6, 2006, the Company entered into a Purchase Agreement with Stephen A. Hicks to purchase all of the shares of Island Resort Tours, Inc. and International Travel and Resorts, Inc., both New York corporations. As a result of that transaction, the security holder has been issued 700,000 shares of the Company's common stock and may be issued an additional 350,000 shares of common stock if, in a future acquisition, another person or entity is issued shares at a rate less than $1.50 per share. In addition, as a result of that transaction, the security holder was issued a Convertible Promissory Note in the amount of $1,450,000, with interest at the rate of nine percent (9%) per annum, convertible up to 1,580,500 shares of the Company's common stock. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

         On April 25, 2006, the Company entered into a Subscription Agreement with David Halperin, under which the Company issued 50,000 shares of common stock to the security holder. In addition, the security holder was issued 50,000 warrants to purchase the common stock of the Company at an exercise price of one dollar ($1.00) per share. The investor was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

         On May 31, 2006, the Company entered into a Subscription Agreement with Peter L. Johnson, under which the Company issued 10,000 shares of common stock to the security holder. In addition, the security holder was issued 10,000 warrants to purchase the common stock of the Company at an exercise price of one dollar ($1.00) per share. The investor was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

         On June 29, 2006, the Company entered into a Common Stock Purchase Agreement with MMA Capital, LLC, a Delaware Limited Liability Company, under which MMA agreed to purchase, and the Company agreed to sell and issue to the Purchaser, One Hundred Thousand (100,000) shares of the Company's common stock, at a purchase price of One Hundred Thousand Dollars ($100,000.00), a rate of $1.00 per share for the common stock. On July 10, 2006, the Company entered into a second Common Stock Purchase Agreement with MMA, under which MMA agreed to purchase, and the Company agreed to sell and issue to the Purchaser, Four Hundred Thousand (400,000) shares of the Company's common stock, at a purchase price of Four Hundred Thousand Dollars ($400,000.00), a rate of $1.00 per share for the common stock. The Agreements were private offerings of unregistered securities and did not involve the issuance of any debt or promissory note, convertible or otherwise, nor any warrants to purchase stock of the Company.

         On July 1, 2006, the Company issued 400,000 shares of common stock pursuant to a consulting agreement with Redwood Consultants, LLC. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that he was an "accredited investor" as defined in the Act.

         On July 1, 2006, the Company issued 100,000 shares of common stock pursuant to a stock purchase agreement with MMA Capital, LLC. On July 12, 2006, the Company issued 100,000 additional shares of common stock pursuant to a stock purchase agreement with MMA Capital, LLC. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an "accredited investor" as defined in the Act.

         On July 10, 2006, the Company entered into a Subscription Agreement with David O. Jensen to purchase 15,000 shares of the Company's common stock, plus 15,000 warrants to purchase the Company's common stock at $1.00 per share. The Agreement was a private offering of unregistered securities. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that he was an "accredited investor" as defined in the Act.

         On July 11, 2006, the Company issued 80,000 shares of common stock for services through August 2007 to The Research Works, LLC. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an "accredited investor" as defined in the Act.

         On July 28, 2006, the Company issued 250,000 shares of common stock pursuant to a stock purchase agreement with Miller Investments, LLC. In connection with the Stock Purchase Agreement, on July 28, 2006 the Company also issued to the Purchaser warrants to purchase Two Hundred Fifty Thousand (250,000) shares of common stock of the Company at an exercise price of One Dollar ($1.00) per share, subject to potential adjustment(s) in the exercise price as set forth in the Warrant to Purchase Shares of Common Stock. The warrants are exercisable for a period of five (5) years from the date of issuance. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an "accredited investor" as defined in the Act.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                       Description of Document
-----------                       -----------------------

3.1           Amended and Restated Articles of Incorporation +

3.2           Bylaws ++

5             Legal Opinion of Crone Rozynko LLP dated September 12, 2006

10.1          2001 Equity Compensation Plan ++ *

10.2          1993 Corporate Stock Option Plan ++ *

10.3          1993 Advisors Option Plan ++ *

10.4 Amended and Restated Business Advisory and Consulting Agreement dated August 17, 2004 with MBN Consulting, LLC +++

10.5 License Agreement dated February 4, 2004 between DynEco Corporation and Dr. Thomas Edwards ++

10.6 Funding Agreement dated November 20, 2002 between DynEco Corporation and the Florida Technological Research and Development Authority ++

10.7          Employment Agreement dated January 1, 2004 with Thomas C. Edwards,
              Ph.D. ++ *

10.8 Exclusive Worldwide License Agreement dated May 1, 2003 between DynEco Corporation and Parker-Hannifin Corporation ++

10.9          Agreements dated August 1, 2001 and February 5, 2004 with Mark
              Vieno ++++

10.10         Supply Agreement dated August 6, 2004 with Parker-Hannifin
              Corporation +++

10.11 Subscription Agreement dated March 2, 2005 used in connection with $300,000 financing transaction +++++

10.12 Form of Convertible Promissory Note dated March 2, 2005 used in connection with $300,000 financing transaction +++++

10.13 Security Agreement dated March 2, 2005 used in connection with $300,000 financing transaction +++++

10.14 Collateral Agent Agreement dated March 2, 2005 used in connection with $300,000 financing transaction +++++

10.15 Form of Non-Callable Warrant used in connection with $300,000 financing transaction +++++

10.16 Form of Callable Warrant used in connection with $300,000 financing transaction +++++

10.17         Modification and Waiver Agreement dated January 13, 2006**

10.18         Articles of Amendment Designating Series A Preferred Stock **

10.19 Certificate of Amendment of Amended Articles of Incorporation, filed and effective February 2, 2006 (2)***

10.20 Articles of Correction, filed on February 28, 2006 and effective at close of business on March 3, 2006 (3)****

10.21 Articles of Correction, filed on February 28, 2006 and effective at close of business on March 3, 2006 (4)****

10.22 Stock Exchange Agreement dated January 13, 2006 by and between DynEco Corporation and the former shareholders of Dynamic Leisure Group, Inc.**

10.23 Secured Convertible Promissory Note dated January 13, 2006 to MMA Capital, LLC **

10.24         Security Agreement dated January 13, 2006 with MMA Capital, LLC **

10.25         Common Stock Purchase Warrant dated January 13, 2006 to MMA
              Capital, LLC **

10.26 Purchase Agreement, dated February 8, 2006 between Dynamic Leisure Group, Inc. and Raymon Valdes (12)*****

10.27 Security Agreement, dated February 8, 2006 between Dynamic Leisure Group, Inc and Raymon Valdes (13)*****

10.28 Purchase Agreement, dated March 6, 2006 between Dynamic Leisure Group, Inc. and Stephen A. Hicks (14)

10.29 Separation Agreement dated January 13, 2006 by and between DynEco Corporation and Dr. Thomas Edwards**

10.30 Exclusive Patent and Know-How License Agreement dated January 12, 2006 by and between DynEco Corporation and Dr. Thomas Edwards**

14            Code of Ethics ******

23.1          Consent of Crone Rozynko LLP (filed with Exhibit 5)

23.2          Consent of Salberg & Company, P.A. dated September 8, 2006

23.3          Consent of Salberg & Company, P.A. dated September 8, 2006

23.4          Consents of Pender Newkirk & Company, LLP dated September 8, 2006

__________________

*        Compensatory Agreement.

** Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 23, 2006.

*** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 3, 2006.

**** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 3, 2006.

***** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2006.

****** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 8, 2006.

****** Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on April 22, 2005.

+ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on August 23, 2004.

++ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on February 6, 2004.

+++ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on August 23, 2004.

++++ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on June 18, 2004.

+++++ Incorporated by reference from the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 31, 2005.

                                  UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

                                  LEGAL MATTERS

         The legality of the securities offered by this prospectus was originally passed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida. Members of Schneider Weinberger & Beilly LLP and their affiliates beneficially own an aggregate of 2,500 shares of our common stock, including 1,666 shares issuable upon the exercise of outstanding common stock purchase warrants, the sale of which is covered by a currently effective registration statement.

                                     EXPERTS

         The consolidated financial statements of DynEco Corporation and Subsidiary (now know as Dynamic Leisure Corporation) as of December 31, 2005 and 2004, respectively, and for each of the two years then ended and the financial statements of Dynamic Leisure Group, Inc. for the period from May 16, 2005 (inception) to December 31,2005 appearing in this prospectus and registration statement have been audited by Salberg & Company, P.A., Independent Registered Public Accounting Firm, as set forth in their reports thereon appearing elsewhere in this prospectus, and are included in reliance upon these reports given on the authority of such firm as experts in auditing and accounting.

         The financial statements of Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc., have been audited by Pender Newkirk & Company, LLP, Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus, which became effective on May 6, 2005. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 100 F. Street, N.E., Washington, D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. We file periodic reports with the SEC; copies of all of our filings with the SEC may be viewed on the SEC's Internet website at http://www.sec.gov.

         For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on September 13, 2006.


                            DYNAMIC LEISURE CORPORATION

                            By: /s/ Daniel G. Brandano
                                ----------------------
                                President, Chief Executive Officer, and Director


         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                             DATE
---------                          -----                             ----

/s/ Daniel G. Brandano       President,                       September 13, 2006
----------------------       Chief Executive Officer, and
Daniel G. Brandano           Director

/s/ Robert A.G. LeVine       Secretary and                    September 13, 2006
----------------------       Director
Robert A.G. LeVine

/s/ Leonard Sculler          Director                         September 13, 2006
-------------------
Leonard Sculler